                                                                  EXECUTION COPY

                                                                    EXHIBIT 4.9

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                              MDP ACQUISITIONS PLC

                                   as Issuer,

                      DEUTSCHE BANK TRUST COMPANY AMERICAS

                            as Trustee, Registrar and
                                  Paying Agent,

                          DEUTSCHE BANK LUXEMBOURG S.A.

                       As Paying Agent and Transfer Agent,

                                       and

                            DEUTSCHE BANK AG LONDON,

                  as Principal Paying Agent and Transfer Agent

                                   ----------


                                 EURO INDENTURE


                           Dated as of October 2, 2002


                                   ----------

                        15.5% Subordinated Notes due 2013


================================================================================

                                TABLE OF CONTENTS

                                                                                             PAGE
ARTICLE I    DEFINITIONS AND INCORPORATION BY REFERENCE.........................................2
     SECTION 1.1   Definitions..................................................................2
     SECTION 1.2   Incorporation by Reference of TIA...........................................31
     SECTION 1.3   Rules of Construction.......................................................32

ARTICLE II   THE NOTES.........................................................................32
     SECTION 2.1   Form and Dating.............................................................32
     SECTION 2.2   Execution and Authentication................................................34
     SECTION 2.3   Registrar and Paying Agent..................................................35
     SECTION 2.4   Paying Agent To Hold Assets in Trust........................................36
     SECTION 2.5   List of Holders.............................................................37
     SECTION 2.6   Book-Entry Provisions for Global Notes......................................37
     SECTION 2.7   Registration of Transfer and Exchange.......................................38
     SECTION 2.8   Replacement Notes...........................................................43
     SECTION 2.9   Outstanding Notes...........................................................44
     SECTION 2.10  Treasury Notes..............................................................44
     SECTION 2.11  Temporary Notes.............................................................44
     SECTION 2.12  Cancellation................................................................45
     SECTION 2.13  Defaulted Interest..........................................................45
     SECTION 2.14  CUSIP, ISIN and Common Code Numbers.........................................46
     SECTION 2.15  Deposit of Moneys...........................................................46
     SECTION 2.16  Certain Matters Relating to Global Notes....................................46
     SECTION 2.17  Separation of Book-Entry Interests Representing the Notes and
                    Warrants...................................................................46
     SECTION 2.18  Interest....................................................................47

ARTICLE III  REDEMPTION........................................................................47
     SECTION 3.1   Optional Redemption.........................................................47
     SECTION 3.2   Notices to Trustee..........................................................47
     SECTION 3.3   Selection of Notes to Be Redeemed...........................................47
     SECTION 3.4   Notice of Redemption........................................................48
     SECTION 3.5   Effect of Notice of Redemption..............................................49
     SECTION 3.6   Deposit of Redemption Price.................................................49
     SECTION 3.7   Notes Redeemed in Part......................................................50

ARTICLE IV   COVENANTS.........................................................................50
     SECTION 4.1   Payment of Notes............................................................50
     SECTION 4.2   Maintenance of Office or Agency.............................................51
     SECTION 4.3   Limitation on Indebtedness..................................................51
     SECTION 4.4   Limitation on Restricted Payments...........................................55
     SECTION 4.5   Corporate Existence.........................................................59
     SECTION 4.6   Payment of Taxes and Other Claims...........................................60
     SECTION 4.7   Maintenance of Properties and Insurance.....................................60

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
     SECTION 4.8   Limitation on Layering......................................................60
     SECTION 4.9   Compliance with Laws........................................................60
     SECTION 4.10  Limitation on Liens.........................................................61
     SECTION 4.11  Waiver of Stay; Extension or Usury Laws.....................................61
     SECTION 4.12  Limitation on Sale/Leaseback Transactions...................................61
     SECTION 4.13  Limitation on Restrictions on Distributions from Restricted Subsidiaries....61
     SECTION 4.14  Limitation on Asset Sales...................................................63
     SECTION 4.15  Limitation on Affiliate Transactions........................................66
     SECTION 4.16  Limitation on Sale, Prepayment or Modification of the Intercompany
                    Loan Agreement and the Priority Agreement..................................68
     SECTION 4.17  SEC Reports.................................................................68
     SECTION 4.18  Limitation on Lines of Business.............................................69
     SECTION 4.19  Change of Control...........................................................69
     SECTION 4.20  Additional Amounts..........................................................71
     SECTION 4.21  Payment of Non-Income Taxes and Similar Charges.............................72
     SECTION 4.22  Compliance Certificate; Notice of Default...................................72
     SECTION 4.23  Limitation on Designation of Unrestricted Subsidiaries......................73
     SECTION 4.24  Limitation on Investment Company Activities.................................73
     SECTION 4.25  Further Instruments and Acts................................................73

ARTICLE V    SUCCESSOR CORPORATION.............................................................73
     SECTION 5.1   Consolidation, Merger, and Sale of Assets...................................73
     SECTION 5.2   Successor Corporation Substituted...........................................75

ARTICLE VI   DEFAULT AND REMEDIES..............................................................75
     SECTION 6.1   Events of Default...........................................................75
     SECTION 6.2   Acceleration................................................................77
     SECTION 6.3   Other Remedies..............................................................77
     SECTION 6.4   The Trustee May Enforce Claims Without Possession of Securities.............77
     SECTION 6.5   Rights and Remedies Cumulative..............................................78
     SECTION 6.6   Delay or Omission Not Waiver................................................78
     SECTION 6.7   Waiver of Past Defaults.....................................................78
     SECTION 6.8   Control by Majority.........................................................78
     SECTION 6.9   Limitation on Suits.........................................................79
     SECTION 6.10  Rights of Holders to Receive Payment........................................79
     SECTION 6.11  Collection Suit by Trustee..................................................79
     SECTION 6.12  Trustee May File Proofs of Claim............................................79
     SECTION 6.13  Priorities..................................................................80
     SECTION 6.14  Restoration of Rights and Remedies..........................................80
     SECTION 6.15  Undertaking for Costs.......................................................80
     SECTION 6.16  Additional Payments.........................................................81

ARTICLE VII  TRUSTEE...........................................................................81
     SECTION 7.1   Duties of Trustee...........................................................81
     SECTION 7.2   Rights of Trustee...........................................................82
     SECTION 7.3   Individual Rights of Trustee................................................83
     SECTION 7.4   Trustee's Disclaimer........................................................84

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
     SECTION 7.5   Notice of Default...........................................................84
     SECTION 7.6   Report by Trustee to Holders................................................84
     SECTION 7.7   Compensation and Indemnity..................................................84
     SECTION 7.8   Replacement of Trustee......................................................86
     SECTION 7.9   Successor Trustee by Merger, ETC............................................87
     SECTION 7.10  Corporate Trustee Required; Eligibility.....................................87
     SECTION 7.11  Disqualification; Conflicting Interests.....................................87
     SECTION 7.12  Preferential Collection of Claims Against Company...........................87
     SECTION 7.13  Force Majeure...............................................................87

ARTICLE VIII SATISFACTION AND DISCHARGE OF INDENTURE...........................................88
     SECTION 8.1   Option to Effect Legal Defeasance or Covenant Defeasance....................88
     SECTION 8.2   Legal Defeasance and Discharge..............................................88
     SECTION 8.3   Covenant Defeasance.........................................................89
     SECTION 8.4   Conditions to Legal or Covenant Defeasance..................................89
     SECTION 8.5   Satisfaction and Discharge of Indenture.....................................91
     SECTION 8.6   Survival of Certain Obligations.............................................91
     SECTION 8.7   Acknowledgment of Discharge by Trustee......................................91
     SECTION 8.8   Application of Trust Moneys.................................................92
     SECTION 8.9   Repayment to the Company; Unclaimed Money...................................92
     SECTION 8.10  Reinstatement...............................................................93

ARTICLE IX   AMENDMENTS, SUPPLEMENTS AND WAIVERS...............................................93
     SECTION 9.1   Without Consent of Holders of Notes.........................................93
     SECTION 9.2   With Consent of Holders of Notes............................................94
     SECTION 9.3   Compliance with TIA.........................................................95
     SECTION 9.4   Revocation and Effect of Consents...........................................95
     SECTION 9.5   Notation on or Exchange of Notes............................................96
     SECTION 9.6   Trustee to Sign Amendments, etc.............................................96

ARTICLE X    SUBORDINATION.....................................................................96
     SECTION 10.1  Agreement To Subordinate....................................................96
     SECTION 10.2  Liquidation, Dissolution, Bankruptcy........................................96
     SECTION 10.3  Default on Senior Debt and/or Designated Senior Debt........................97
     SECTION 10.4  Acceleration of Notes.......................................................98
     SECTION 10.5  When Distribution Must Be Paid Over.........................................98
     SECTION 10.6  Notice by Company...........................................................99
     SECTION 10.7  Subrogation.................................................................99
     SECTION 10.8  Relative Rights.............................................................99
     SECTION 10.9  Subordination May Not Be Impaired by Company................................99
     SECTION 10.10 Distribution or Notice to Representative....................................99
     SECTION 10.11 Rights of Trustee and Paying Agent.........................................100
     SECTION 10.12 Authorization to Effect Subordination......................................100
     SECTION 10.13 Article Applicable to Paying Agents........................................100
     SECTION 10.14 Senior Debt Entitled to Rely...............................................101
     SECTION 10.15 Permitted Payments.........................................................101
     SECTION 10.16 No Waiver of Subordinated Provisions.......................................101

ARTICLE XI   MISCELLANEOUS....................................................................101
     SECTION 11.1  TIA Controls...............................................................101
     SECTION 11.2  Notices....................................................................102
     SECTION 11.3  Communications by Holders with Other Holders...............................103
     SECTION 11.4  Certificate and Opinion as to Conditions Precedent.........................103
     SECTION 11.5  Statements Required in Certificate or Opinion..............................104
     SECTION 11.6  Rules by Trustee, Paying Agent (Including Principal Paying Agent),
                    Registrar.................................................................104
     SECTION 11.7  Legal Holidays.............................................................104
     SECTION 11.8  Governing Law..............................................................104
     SECTION 11.9  Submission to Jurisdiction; Appointment of Agent for Service...............105
     SECTION 11.10 No Adverse Interpretation of Other Agreements..............................105
     SECTION 11.11 No Personal Liability of Directors, Officers, Employees, Incorporators
                    or Stockholders...........................................................105
     SECTION 11.12 Currency Indemnity.........................................................105
     SECTION 11.13 Currency Calculation.......................................................106
     SECTION 11.14 Information................................................................106
     SECTION 11.15 Successors.................................................................106
     SECTION 11.16 Counterpart Originals......................................................106
     SECTION 11.17 Severability...............................................................106
     SECTION 11.18 Table of Contents, Headings, etc...........................................107

EXHIBITS

Exhibit A  -  Form of Initial Global Note
Exhibit B  -  Form of Initial Definitive Note
Exhibit C  -  Form of Exchange Global Note
Exhibit D  -  Form of Exchange Definitive Note
Exhibit E  -  Form of Transfer Certificate for Transfer from Rule 144A Global
              Note to Regulation S Global Note
Exhibit F  -  Form of Transfer Certificate for Transfer from Regulation S Global
              Note to Rule 144A Global Note

NOTE:This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

                              CROSS-REFERENCE TABLE

    TIA                                                                                     Indenture
  Section                                                                                    Section
  -------                                                                                    -------
310 (a)(1).................................................................................   7.10
    (a)(2).................................................................................   7.10
    (a)(3).................................................................................   NA
    (a)(4).................................................................................   NA
    (a)(5).................................................................................   7.8; 7.11
    (b)....................................................................................   7.8; 7.11
    (c)....................................................................................   NA
311 (a)....................................................................................   7.12
    (b)....................................................................................   7.12
    (c)....................................................................................   NA
312 (a)....................................................................................   2.5
    (b)....................................................................................   11.3
    (c)....................................................................................   11.3
313 (a)....................................................................................   7.6
    (b)(1).................................................................................   11.3
    (b)(2).................................................................................   7.6
    (c)....................................................................................   7.6; 11.2
    (d)....................................................................................   7.6
314 (a)....................................................................................   4.17; 4.23; 11.2; 11.4
    (b)....................................................................................   11.2
    (c)(1).................................................................................   7.2; 11.4
    (c)(2).................................................................................   7.2; 11.4
    (c)(3).................................................................................   NA
    (d)....................................................................................   11.3;11.4; 11.5
    (e)....................................................................................   11.5
    (f)....................................................................................   NA
315 (a)....................................................................................   7.1(c)
    (b)....................................................................................   7.5; 11.2
    (c)....................................................................................   7.1(a)
    (d)....................................................................................   6.8; 7.1(c)
    (e)....................................................................................   6.15
316 (a)(last sentence).....................................................................   2.9
    (a)(1)(A)..............................................................................   6.8
    (a)(1)(B)..............................................................................   6.7
    (a)(2).................................................................................   NA
    (b)....................................................................................   6.10
317 (a)(1).................................................................................   6.11
    (a)(2).................................................................................   6.12
    (b)....................................................................................   2.4
318 (a)....................................................................................   11.1
    (c)....................................................................................   11.1

----------
NA means Not Applicable.
NOTE:This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

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     EURO INDENTURE, dated as of October 2, 2002, among (i) MDP Acquisitions plc, a public limited company incorporated under the laws of Ireland and having its registered office at Arthur Cox Building, Earlsfort Centre, Earlsfort Terrace, Dublin 2, Ireland (the "Company"), (ii) Deutsche Bank Trust Company Americas, a banking corporation organized under the laws of the State of New York, as Trustee, Registrar and Paying Agent, (iii) Deutsche Bank Luxembourg S.A. as Paying Agent and transfer agent, and (iv) Deutsche Bank AG London as Principal Paying Agent and transfer agent.

     The Company has duly authorized the creation and issuance of its (i) 15.5% Subordinated Notes due 2013 issued on the date hereof (the "Original Notes"),
(ii) 15.5% Subordinated Notes due 2013 that may be issued from time to time in payment of interest, Additional Amounts, if any, and Liquidated Damages, if any (the "Additional Notes," and together with the Original Notes, the "Initial Notes") and (iii) 15.5% Subordinated Notes due 2013 to be issued in exchange for Initial Notes pursuant to a Registration Rights Agreement (the "Exchange Notes" and, together with the Initial Notes, the "Notes"); and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. The aggregate principal amount of Notes that shall be initially issued on the date hereof equals EURO 100,000,000.

     The Notes are being issued in connection with a private placement by the Company and MDCP Acquisitions Limited, a private limited company incorporated under the laws of Ireland ("Parent") of 100,000 units (the "Euro Units"), issued pursuant to a unit agreement (the "Euro Unit Agreement"), dated as of October 2, 2002, among the Company, Parent, Deutsche Bank AG London, as Euro Unit Agent, the Euro Book-Entry Depositary, the Co-Warrant Agent and Deutsche Bank Trust Company Americas, as the Euro Trustee, and Warrant Agent. The Euro Units consist in the aggregate of (i) Book-Entry Interests in the Global Notes evidencing the EURO 100,000,000 aggregate principal amount of Notes issued in bearer form and deposited with the Book-Entry Depositary (as defined herein) (or a custodian therefor) in accordance with the Deposit Agreement (as defined herein) and (ii) 100,000 warrants (the "Warrants"), issued pursuant to a warrant agreement, dated as of October 2, 2002, among Parent, Deutsche Bank Trust Company Americas, as Warrant Agent, Deutsche Bank AG London, as Co-Warrant Agent, and MDCP Co-Investors, each warrant initially entitling the holder thereof to purchase
2.957576 Ordinary Shares, par value EURO 0.001 per share, of Parent. Each Euro Unit will consist of Book-Entry Interests representing one Note in the principal amount of EURO 1,000 and one Warrant. Prior to their Separation, the Book-Entry Interests representing Notes and the Warrants will be evidenced by the Units. The Book-Entry Interests representing Notes and Warrants comprising parts of the Units will not be separately transferable until the Separability Date. Separation of the Book-Entry Interests representing Notes from the Warrants will not occur automatically, but at the request of a Holder on and after the Separability Date.

     Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.1 DEFINITIONS. For purposes of this Indenture, unless otherwise specifically indicated herein, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person. In addition, for purposes of the following definitions and this Indenture generally, all ratios and computations based on GAAP shall be made in accordance with GAAP and shall be based upon the consolidated financial statements of the Company and its subsidiaries prepared in conformity with GAAP. As used in this Indenture, the following terms shall have the following meanings:

     "Acquired Debt" means, with respect to any specified Person: (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Additional Amounts" shall have the meaning set forth in Section 4.20(b).

     "Additional Notes" shall have the meaning set forth in the preamble to this Indenture.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "Affiliate Transaction" shall have the meaning set forth in Section
4.15(a).

     "Agent" means the Principal Paying Agent, any Registrar, Paying Agent, Authenticating Agent or co-Registrar.

     "Agent Members" shall have the meaning set forth in Section 2.16(a).

     "Asset Sale" means (1) the direct or indirect sale, lease, conveyance or other disposition or series of related sales, leases, conveyances or other dispositions that are part of a common plan, of any assets or rights, other than sales of inventory in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of this Indenture set forth in Section 4.19 hereof and/or the provisions described in Article V hereof and not by the provisions of the
Section 4.14 hereof; and (2) the issuance of Equity

Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of the Company's Subsidiaries (other than directors' qualifying shares).

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

     (1) any single transaction or series of related transactions that involves assets having a fair market value of less than EURO 10.0 million;

     (2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

     (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

     (4) the sale, license or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

     (5) the sale or other disposition of cash or Cash Equivalents or Marketable Securities in the ordinary course of business;

     (6) sales of accounts receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof including cash or Cash Equivalents or Marketable Securities in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP;

     (7) a Restricted Payment or Permitted Investment that is permitted by the provisions of Section 4.4 hereof;

     (8)  the Transaction Asset Sales; and

     (9)  an Asset Swap effected in compliance with the provisions of Section
          4.14.

     "Asset Sale Offer" shall have the meaning set forth in Section 4.14(c).

     "Asset Sale Offer Amount" shall have the meaning set forth in Section 4.14(d).

     "Asset Sale Offer Period" shall have the meaning set forth in Section 4.14(d).

     "Asset Sale Purchase Date" shall have the meaning set forth in Section 4.14(d).

     "Asset Swap" means the concurrent purchase and sale or exchange of Permitted Business Assets between the Company or any of its Restricted Subsidiaries and another Person that involves assets having a fair market value of at least EURO 10.0 million; provided that any cash received must be applied in accordance with Section 4.14 hereof.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Authenticating Agent" shall have the meaning set forth in Section 2.2.

     "Bankruptcy Law" means (i) for purposes of the Company, any bankruptcy, insolvency or other similar statute (including, without limitation, the relevant provisions of the Irish Companies Act 1963-2001 and the court protection and other provisions of the Companies (Amendment) Act, 1990 (as amended) of Ireland, and any similar statute), regulation or provision of any jurisdiction in which the Company is organized or conducting business and (ii) for purposes of the Trustee and the Holders, Title 11, U.S. Code or any similar United States Federal, state or foreign law for the relief of creditors.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

     "Board of Directors" means: (1) with respect to a corporation, the board of directors of the corporation; (2) with respect to a partnership, the board of directors of the general partner of the partnership; and (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Board Resolution" means a duly authorized resolution of the Board of Directors certified by an Officer and delivered to the Trustee.

     "Book-Entry Depositary" means Deutsche Bank AG London, acting as the book-entry depositary pursuant to the Deposit Agreement, until a successor book-entry depositary shall have been appointed pursuant to the Deposit Agreement; thereafter, the term "Book-Entry Depositary" shall mean such successor book-entry depositary.

     "Book-Entry Interests" shall have the meaning set forth in Section 2.1.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City, Dublin or London.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

     (1)  in the case of a corporation, corporate stock;

     (2)  in the case of a company, shares of such company;

     (3) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (4) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (5) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

PROVIDED that debt securities convertible into interests specified in (1) through (5) above shall not be deemed "Capital Stock."

     "Cash Equivalents" means:

     (1) euros, United States dollars or any other currency that may be borrowed under the Senior Credit Agreement;

     (2) securities issued or directly and fully guaranteed or insured by the United States government or a member state of the European Communities on the date of this Indenture or any agency or instrumentality of either thereof (provided that the full faith and credit of the United States or such member state, as the case may be, is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

     (3) certificates of deposit, overnight deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any lender party to the Senior Credit Agreement or with any commercial bank having capital and surplus in excess of EURO 500.0 million and a Fitch, Inc. Watch Rating of "B" or better;

     (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

     (5) commercial paper having a rating at the time of the investment of at least "P-1" from Moody's Investors Service, Inc. or "A-1" from Standard & Poor's Rating Services or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term debt obligations, an equivalent rating and in each case maturing within twelve months after the date of acquisition; and

     (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Change in Tax Law" shall have the meaning set forth in Paragraph 9 of any Initial Note and Paragraph 8 of any Exchange Note.

     "Change of Control" means the occurrence of any of the following:

     (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of the Company Voting Stock), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than to a Principal or a Related Party of a Principal;

     (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

     (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) other than the Principals and their Related Parties or a Permitted Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

     (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Change of Control Offer" shall have the meaning set forth in Section 4.19(a).

     "Change of Control Payment" shall have the meaning set forth in Section 4.19(a).

     "Change of Control Payment Date" shall have the meaning set forth in
Section 4.19(a).

     "Clearing Agency" means one or more of Euroclear, Clearstream Banking, or the successor of either of them, in each case acting directly, or through a custodian, nominee or depository, as registered Holder of Book-Entry Interests representing the Global Notes.

     "Clearstream Banking" means Clearstream Banking, SOCIETE ANONYME.

     "Closing Date" means the date of this Indenture.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Common Depositary" means the common depositary for Euroclear and Clearstream Banking, or its nominee.

     "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

     "Company Order" means a written order or request signed in the name of the Company by (i) two Officers of the Company, one of whom must be the President, the Chief Financial Officer or the Finance Director of the Company or any other Officer so authorized or (ii) two members of the Board of Directors of the Company, and delivered to the Trustee.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus (to the extent deducted in calculating Consolidated Net Income):

     (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

     (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, interest paid under a guarantee of Indebtedness, Specified Dividends, Specified Employee Plan Contributions, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense or dividend was deducted in computing such Consolidated Net Income; plus

     (3) depletion, depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash items, including, without limitation, all non-cash charges arising from adjustments to the method of calculating pension liabilities (including relevant investment assumptions) which the Person is required by law to use (excluding any non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash items were deducted in computing such Consolidated Net Income; plus

     (4) all non-recurring costs and expenses of the Company and its Restricted Subsidiaries incurred in connection with the Transactions, including but not limited to non-recurring costs and expenses incurred in the related financing transactions and operating changes implemented within 18 months of the completion of the Transactions; plus

     (5) to the extent not already eliminated, all items classified, in accordance with GAAP, as (i) extraordinary, (ii) exceptional or (iii) unusual and nonrecurring losses or charges (including, without limitation, severance, relocation and other restructuring costs); minus

     (6) to the extent not already eliminated, all items classified, in accordance with GAAP, as (i) extraordinary, (ii) exceptional or (iii) unusual or nonrecurring gains; minus

     (7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business and non-cash items increasing Consolidated Net Income to the extent that it represents the reversal of an accrual or reserve for cash expenses, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding sentence, clauses (1) and (3) through (7) relating to amounts of a Restricted Subsidiary of a Person will be added to (or subtracted from) Consolidated Net Income to compute Consolidated Cash Flow of such Person only to the extent (and in the same proportion) that the net income
(loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (1) the Net Income (if positive) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

     (2) the Net Income, if negative, of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be excluded;

     (3) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained), or, directly or indirectly, by operation of the terms of its charter or any agreement (other than restrictions in the Senior Credit Agreement and related agreements), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders (except to the extent of the amount of dividends or distributions that have actually been paid in the calculation period);

     (4) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

     (5) the cumulative effect of a change in accounting principles shall be excluded; and

     (6) for purposes of calculating Consolidated Cash Flow to determine the Fixed Charge Coverage Ratio, the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, equity minority interests.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the date of this Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Corporate Trust Office" means the address of the Trustee specified in
Section 11.2, or such other address as to which the Trustee may, from time to time, give written notice to the Company.

     "Covenant Defeasance" shall have the meaning set forth in Section 8.3.

     "Credit Facilities" means one or more debt facilities or indentures (including, without limitation, under the Senior Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for loans or other extensions of credit, including revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), working capital loans, swing lines, ancillary facilities, advances or letters of credit, notes or debentures in each case, as amended, restated, modified, renewed, refunded, replaced, restructured or refinanced in whole or in part from time to time.

     "Custodian" means any receiver, trustee, assignee, liquidator, examiner, administrator, sequestration or similar official under any Bankruptcy Law.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Default Interest Payment Date" shall have the meaning set forth in Section 2.13.

     "Definitive Notes" means Notes in definitive registered form substantially in the form of Exhibits B and D hereto.

     "Deposit Agreement" means the Deposit and Custody Agreement dated the date hereof among the Company, the Book-Entry Depositary and the custodian therefor.

     "Designated Noncash Consideration" means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary. Such Officers' Certificate shall state the basis of such valuation, which shall be a report of an internationally recognized investment banking firm in the case of the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of

EURO 25.0 million. A particular item of Designated Noncash Consideration shall no longer be considered to be outstanding when it has been sold for cash or redeemed or paid in full in the case of non-cash consideration in the form of promissory notes or equity.

     "Designated Senior Debt" means (1) the Senior Notes and (2) any other Senior Debt of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $100.0 million and is specifically designated in the instrument evidencing or governing such Senior Debt as "Designated Senior Debt" for the purposes of this Indenture.

     "Directive" has the meaning ascribed thereto in Paragraph 3 of any Initial Notes and Paragraph 2 of any Exchange Notes.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary) or is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the date that is either (A) 91 days after the date on which the Notes mature or on which there are no Notes outstanding or (B) the day immediately following the last day on which payment of any Note may be set aside as a preferential payment under applicable law. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with
Section 4.4 and with Section 4.19 or 4.14.

     "Dollar Indenture" means the indenture, dated October 2, 2002, pursuant to which the Dollar Notes were issued.

     "Dollar Notes" means the $150,000,000 15.5% Subordinated Notes due 2013 of the Company issued pursuant to the Dollar Indenture.

     "Dollar Unit Agreement" means the unit agreement, dated as of October 2, 2002, among the Company, Parent, Deutsche Bank Trust Company Americas, as Dollar Unit Agent, Dollar Trustee, Dollar Book-Entry Depositary and Warrant Agent, and Deutsche Bank AG London, as Co-Warrant Agent, pursuant to which the Dollar Units were issued.

     "Dollar Units" means the 150,000 units issued concurrently with the Euro Units consisting in the aggregate of (i) book-entry interests in the global notes evidencing the $150,000,000 aggregate principal amount of Dollar Notes and
(ii) 150,000 Warrants issued pursuant to the Dollar Unit Agreement.

     "Equity Balance" means the issuance of Capital Stock of the Company or a capital contribution made to the Company's common equity in an aggregate amount of EURO 125 million, constituting the difference between (i) the EURO 857 million aggregate amount of equity to be received from Parent by the purchase by Affiliates of Madison Dearborn Partners, L.L.C., certain other co-investors and certain members of management of ordinary shares of Parent and related capital contributions in cash and by a capital contribution by Parent of EURO 125 million in cash, which funds are to be provided by Madison Global Holdings Limited, Arlonberg Limited and Madison Dearborn Partners (Netherlands) B.V. to Parent in the form of an intercompany loan and (ii) the amount received as of the date of this Indenture.

     "Euro Unit Agreement" shall have the meaning set forth in the preamble to this Indenture.

     "Euro Unit Certificate" means a certificate evidencing Euro Units.

     "Euro Units" shall have the meaning set forth in the preamble to this Indenture.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Euroclear" means Euroclear Bank S.A./N.V.

     "Event of Default" shall have the meaning set forth in Section 6.1.

     "Excess Proceeds" shall have the meaning set forth in Section 4.14(c).

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

     "Exchange Global Notes" means one or more Global Notes that do not and are not required to bear the Private Placement Legend.

     "Exchange Note" or "Exchange Notes" have the meaning provided in the preamble to this Indenture.

     "Exchange Offer" means an offer by the Company, pursuant to the Registration Rights Agreement, to Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

     "Excluded Contributions" means, except as expressly set forth herein, the net cash proceeds received by the Company after the date of this Indenture from
(a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee ownership plan or similar trust established by the Company or any of its Subsidiaries for the benefit of its or their employees or other Person to the extent such sale is financed by loans to such person from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) of Capital Stock (other than Disqualified Stock) of the Company, in each case that is designated within 60 days of the receipt of such net cash proceeds as an "Excluded Contribution" pursuant to an Officers' Certificate; provided that amounts received in connection with the Equity Balance shall in no event constitute an Excluded Contribution.

     "Existing Foreign Subsidiary Indebtedness" means Indebtedness of a Restricted Subsidiary that is organized outside Ireland under borrowing extended prior to the date hereof to any such Restricted Subsidiary by Persons other than the Company or any of its Restricted Subsidiaries.

     "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Credit Agreement) in existence on the date hereof, including the Senior Notes, until such amounts are repaid.

     "Existing Notes" means (i) the $250,000,000 6.75% Notes due 2005 issued by Smurfit Capital Funding plc and guaranteed by JSG and (ii) the $292,300,000 7.50% Debentures due 2025 issued by Smurfit Capital Funding plc and guaranteed by JSG.

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments (other than Specified PIK Interest), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, interest paid under a guarantee of Indebtedness, and net of the effect of all payments made or received pursuant to Hedging Obligations) and Specified Dividends and Specified Employee Plan Contributions (excluding amortization of debt issuance costs associated with the Transactions).

     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowing) or issues, repurchases or redeems Disqualified Stock or a Subsidiary's Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of this definition, the amount of Indebtedness under any revolving credit facility outstanding on the Calculation Date will be computed based on (i) the average daily balance of such Indebtedness during the applicable four-quarter period or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the Calculation Date; provided that in the case of a repayment, repurchase or redemption of Indebtedness incurred under any revolving credit facility, pro forma effect shall be given thereto only if and to the extent that such Indebtedness has been permanently repaid and the related commitment terminated. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations and Other Hedging Agreements applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months).

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

     (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given PRO FORMA effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a PRO FORMA basis in accordance with Regulation S-X under the Securities Act and including those cost savings that management reasonably expects to realize within six months of the consummation of the acquisition, but without giving effect to clause
          (4) of the proviso set forth in the definition of Consolidated Net Income;

     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and the Consolidated Cash Flow (if positive or negative) directly attributable to assets that are the subject of an Asset Sale made during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be excluded;

     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

     (4) for any four-quarter reference period that includes any period of time prior to the consummation of the offering, PRO FORMA effect shall be given for such period to the Transactions and the other adjustments that were added to PRO FORMA EBITDA to calculate Adjusted PRO FORMA EBITDA calculated under GAAP as set forth in footnote (n) to the Unaudited Pro Forma Condensed Consolidated Statements of Income under "Unaudited Pro Forma Financial Statements" incorporated by reference in the Private Placement Memorandum all as calculated in good faith by a responsible financial or accounting officer of the Company, as if they had occurred on the first day of such four-quarter reference period.

     "GAAP" means generally accepted accounting principles in Ireland as in effect as of the date of this Indenture; provided, however, that all reports and other financial information provided by the Company to the Holders, the Trustees and/or the SEC shall be prepared in accordance with GAAP as in effect on the date of such report or other financial information. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

     "Global Note" shall mean one or more Regulation S Global Notes, Rule 144A Global Notes or Exchange Global Notes.

     "Guarantee" means a guarantee, contingent or otherwise, of all or any part of any Indebtedness (other than by endorsement of negotiable instruments for collection in the ordinary course of business), including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under: (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Holder" means (i) for so long as the Notes are represented by the Global Notes, the bearer thereof which shall initially be the Book-Entry Depositary and
(ii) in the event that Definitive Notes are issued, the Person in whose name a
Note is registered on the Registrar's books.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

     (1)  borrowed money;

     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

     (3)  banker's acceptances, letters of credit and similar instruments;

     (4)  representing Capital Lease Obligations and Attributable Debt;

     (5) the deferred balance of the purchase price of any property which remains unpaid, except any such balance that constitutes an operating lease payment, accrued expense, trade payable or similar current liability;

     (6) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends); or

     (7) any Hedging Obligations or Other Hedging Agreements, if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations and Other Hedging Agreements) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date shall be:

     (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

     (2)  the principal amount thereof in the case of any other Indebtedness.

          In addition, Indebtedness of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

     (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "JOINT VENTURE");

     (2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "GENERAL PARTNER"); and

     (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

          (a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

          (b) if less than the amount determined pursuant to clause (i) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in consolidated interest expense to the extent actually paid by the Company or its Restricted Subsidiaries.

     "Indenture" means this Euro Indenture, as amended, modified or supplemented from time to time in accordance with the terms hereof.

     "Initial Global Notes" means the Regulation S Global Note and the Rule 144A Global Note.

     "Initial Notes" shall have the meaning set forth in the preamble to this Indenture.

     "Initial Purchasers" means the several initial purchasers named as such in
Schedule I to the Purchase Agreement, dated as of September 23, 2002, among the Company, the Parent and such initial purchasers.

     "Intercompany Loan Agreement" means that agreement, dated as of September 16, 2002, as amended, modified or supplemented from time to time, between the Company and MDCP Acquisitions I, providing for a loan from the Company to MDCP Acquisitions I in the amount of the gross proceeds of the private placement of Notes and the offering of Senior Notes.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.4(c). The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 4.4(c).

     "JSG" means Jefferson Smurfit Group plc, a public limited company incorporated under the laws of Ireland, or any successor entity.

     "Issue Date" means the date on which Notes are originally issued under this Indenture.

     "Legal Defeasance" shall have the meaning set forth in Section 8.2.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

     "Liquidated Damages" has the meaning set forth in the Registration Rights Agreement.

     "Litigation Bonds" means the third-party bonds issued on behalf of JSG and/or one or more of its subsidiaries in a principal amount of approximately EURO 47 million in connection with the currently pending litigation in Spain and the related counter-indemnities provided by Smurfit International B.V. and JSG in respect of the bonds.

     "Marketable Securities" means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation whose debt securities are rated in one of the three highest rating categories by either Standard & Poor's Rating Services or Moody's Investors Service, Inc.

     "Maturity Date" means October 1, 2013.

     "MDCP Acquisitions I" means MDCP Acquisitions I, a public unlimited company incorporated under the laws of Ireland.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

     (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale (which for these purposes shall include all transactions described in the second paragraph of the definition of "Asset Sale"); or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

     (2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale) or sale and leaseback transaction, as the case may be, net of the direct costs relating to such Asset Sale or sale and leaseback transaction, including, without limitation, legal, accounting and investment banking fees, sales commissions, any relocation expenses incurred as a result thereof, all taxes of any kind paid or payable as a result thereof and reasonable reserves established to cover any indemnity obligations incurred in connection therewith, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Public Indebtedness" means:

     (1) Indebtedness represented by promissory notes or similar evidence of Indebtedness under bank loans or similar financing agreements, including private placements to insurance companies, mezzanine lenders, strategic investors and private-equity sponsors; and

     (2) any other Indebtedness, PROVIDED that it (A) is not listed, quoted or tradeable on any exchange or market, including any market for securities eligible for resale pursuant to Rule 144A under the Securities Act, (B) is not issued or sold by means of any prospectus, offering memorandum (but not an information memorandum of the type used in a bank syndication) or similar document typically used in connection with road show presentations, (C) is not marketed in an underwritten securities offering and (D) if placed with or through an agent, the agent does not place it with its high-yield bond accounts.

     "Non-Recourse Debt" means Indebtedness:

     (1)  as to which neither the Company nor any of its Restricted Subsidiaries
          (a) provides guarantee or credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender or is directly or indirectly liable;

     (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Notes" shall have the meaning set forth in the preamble of this Indenture.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, expenses, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company (and for purposes of Section 2.2 and 11.4 only, the term "Officer" shall mean a member of the Board of Directors of the Company).

     "Officers' Certificate" means a certificate signed by two Officers of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee.

     "Other Foreign Subsidiary Indebtedness" means Indebtedness of a Restricted Subsidiary that is organized outside Ireland under borrowings extended after the date of this Indenture to any such Restricted Subsidiary by Persons other than the Company or any of its Restricted Subsidiaries.

     "Other Hedging Agreements" means any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

     "Original Notes" shall have the meaning set forth in the preamble to this Indenture.

     "Parent" shall have the meaning set forth in the preamble to this Indenture.

     "Pari Passu Debt" means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank equally with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Debt.

     "Paying Agent" shall have the meaning set forth in Section 2.3.

     "Payor" shall mean the Company or a successor thereof.

     "Permitted Business" means the containerboard, paperboard and packaging products business and any business in which the Company and its Restricted Subsidiaries are engaged in on the date of this Indenture or any business activity that is a reasonable extension, development or expansion thereof or ancillary to any of the foregoing.

     "Permitted Business Assets" means assets used or useful in a Permitted Business, including a majority of the Voting Stock of a Permitted Business.

     "Permitted Group" means any group of investors that is deemed to be a "person" (as that term is used in Section 13(d)(3) of the Exchange Act) at any time prior to the initial public offering of ordinary shares of Parent, the Company or another direct or indirect holding company of JSG by virtue of the Subscription and Shareholders Agreement, as the same may be amended, modified or supplemented from time to time; provided that no single Person (other than the Principals and their Related Parties) Beneficially Owns (together with its Affiliates) more of the Voting Stock of the Company that is Beneficially Owned by such group of investors than is then collectively Beneficially Owned by the Principals and their Related Parties in the aggregate (excluding, for purposes of this definition, ordinary shares of an investor deemed to be Beneficially Owned by another investor solely as a result of such Subscription and Shareholders Agreement and their membership in the same group).

     "Permitted Investments" means:

     (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

     (2)  any Investment in Cash Equivalents;

     (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

          (a)  such Person becomes a Restricted Subsidiary of the Company; or

          (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.14;

     (5) any Investment (other than Cash Equivalents) payment for which consisted solely of Capital Stock of the Company (other than Disqualified Stock);

     (6)  Hedging Obligations and Other Hedging Agreements;

     (7) any Investment existing on the date of this Indenture and any Investments issued in connection with the Transaction Asset Sales;

     (8) any Investment in securities of trade creditors or customers received in compromise of obligations of such persons incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

     (9) negotiable instruments held for deposit or collection in the ordinary course of business;

     (10) loans, guarantees of loans, advances or other extensions of credit to officers, directors, employees or consultants of the Company or a Restricted Subsidiary of the Company not to exceed EURO 20 million in the aggregate outstanding at any time;

     (11) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

     (12) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (13) any Investment by the Company or any of its Restricted Subsidiaries in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; PROVIDED that each such Investment is in the form of a Purchase Money Note, an equity interest or interests in accounts receivables generated by the Company or any of its Restricted Subsidiaries;

     (14) Guarantees issued in accordance with Section 4.3;

     (15) Investments resulting from the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;

     (16) Investments in notes of Transaction Asset Purchasers made in connection with and as contemplated under the terms of the Transaction Asset Sales;

     (17) any Asset Swap made in accordance with the Asset Swaps provisions under Section 4.14; and

     (18) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding not to exceed the greater of EURO 50.0 million or 5.0% of Total Assets; PROVIDED, HOWEVER, that if an Investment pursuant to this clause (18) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of the Investment and such Person becomes a restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1), above, and shall cease to have been made pursuant to this clause (18).

     "Permitted Liens" means:

     (1) Liens securing Senior Debt that was permitted by the terms of this Indenture to be incurred;

     (2)  Liens in favor of the Company or any Restricted Subsidiary;

     (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

     (4) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

     (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.3(b)(4) covering only the assets acquired with such Indebtedness;

     (7) Liens existing on the date of this Indenture together with any Liens securing Permitted Refinancing Indebtedness incurred under Section 4.3(b)(5) in order to refinance the Indebtedness secured by Liens existing on the date of this Indenture; PROVIDED that the Liens securing the Permitted Refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced;

     (8) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

     (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

     (10) Liens securing Attributable Debt;

     (11) Liens on cash assets securing the Tender Offer Loan Notes; PROVIDED that such Liens do not, in the aggregate, extend to an amount of cash assets greater in value than the principal face amount of the Tender Offer Loan Notes so secured;

     (12) Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction;

     (13) Liens securing Indebtedness incurred under the indentures relating to the Existing Notes;

     (14) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed EURO 25.0 million at any one time outstanding;

     (15) Liens securing Hedging Obligations or Other Hedging Obligations entered into in the ordinary course of business;

     (16) Liens to secure Existing Foreign Subsidiary Indebtedness or Other Foreign Subsidiary Indebtedness permitted to be incurred pursuant to
          Section 4.3(b)(16); and

     (17) Liens to secure the Litigation Bonds and any refinancing or replacement of the Litigation Bonds.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon, prepayment penalties, redemption or repurchase premiums, defeasance costs, fees and expenses and premiums incurred in connection therewith);

     (2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation over shares of Capital Stock of any other class of such corporation.

     "Principals" means Madison Dearborn Partners, L.L.C., and its Affiliates.

     "Priority Agreement" means the Priority Agreement, dated as of September 16, 2002, as amended, modified or supplemented from time to time, among the Senior Creditors (as defined therein), the Company, Parent, MDCP Acquisitions I and the other parties thereto from time to time.

     "Private Debt" means the (i) $462,000,000 aggregate principal amount outstanding of notes issued pursuant to the Note and Guarantee Agreement, dated September 24, 1993, by Smurfit International B.V. and Smurfit Packaging Corporation and guaranteed by JSG and (ii) L 30,000,000 aggregate principal amount outstanding of notes issued pursuant to the Note and Guarantee Agreement, dated September 24, 1993, by Smurfit International B.V. and Smurfit Packaging Corporation and guaranteed by JSG.

     "Private Placement Legend" means the legend set forth in Section 2.7(g).

     "Private Placement Memorandum" means the Private Placement Memorandum of the Company and Parent, dated September 23, 2002, relating to the Units.

     "Purchase Money Note" means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, the Company or any of its Restricted Subsidiaries in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

     "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

     "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to:

     (1) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries); and

     (2)  any other Person (in the case of a transfer by a Receivables
          Subsidiary),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

     "Receivables Subsidiary" means a Wholly Owned Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

     (1) has no Indebtedness or other Obligations (contingent or otherwise) that:

          (a) are guaranteed by the Company or any of its Restricted Subsidiaries, other than contingent liabilities pursuant to Standard Securitization Undertakings;

          (b) are recourse to or obligate the Company or any of its Restricted Subsidiaries in any way other than pursuant to Standard Securitization Undertakings; or

          (c) subjects any property or assets of the Company or any of its Restricted Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

     (2) has no contract, agreement, arrangement or undertaking (except in connection with a Purchase Money Note or Qualified Receivables Transaction) with the Company or any of its Restricted Subsidiaries than on terms no less favorable to the Company or such Restricted Subsidiaries than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

     (3) neither the Company nor any of its Restricted Subsidiaries has any obligation to maintain or preserve the Receivables Subsidiary's financial condition or cause the Receivables Subsidiary to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

     "Record Date" means the Record Dates specified in the Notes.

     "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 8 of the Initial Notes and Paragraphs 7 of the Exchange Notes.

     "Redemption Price" when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and Paragraphs 8 and 9 of the Initial Notes and Paragraphs 7 and 8 of the Exchange Notes.

     "Registrar" shall have the meaning set forth in Section 2.3.

     "Registration Rights Agreement" means the Registration Rights Agreement between the Company and the Initial Purchasers, relating to the Initial Notes and dated as of the date of this Indenture, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

     "Regulation S" means Regulation S (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

     "Regulation S Global Note" shall have the meaning set forth in Section 2.1.

     "Regulation S Note" shall have the meaning set forth in Section 2.1.

     "Related Party" means: (1) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of any Principal; or (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

     "Relevant Taxing Jurisdiction" shall have the meaning set forth in Section 4.20(a).

     "Representative" means any trustee, agent or representative (if any) of an issue of Senior Debt.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Restricted Period" shall have the meaning set forth in Section 2.7(b).

     "Rule 144" means Rule 144 (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

     "Rule 144A" means Rule 144A (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

     "Rule 144A Global Note" shall have the meaning set forth in Section 2.1.

     "Rule 144A Notes" shall have the meaning set forth in Section 2.1.

     "SEC" means the United States Securities and Exchange Commission, or any successor entity thereof from time to time.

     "Securities Act" means the United States Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

     "Senior Credit Agreement" means (i) the EURO 2,525,000,000 Senior Facilities Agreement, dated as of September 12, 2002, between, among others, MDCP Acquisitions I, Deutsche Bank AG London, as facility agent and the lenders parties thereto from time to time, as the same may be amended, supplemented or otherwise modified from time to time and (ii) any renewal, extension, refunding, restructuring, replacement, or refinancing thereof (whether with the original facilities agent and lenders or another facilities agent or agents or other lenders and whether provided under the original Senior Facilities Agreement or any other agreement or indenture).

     "Senior Debt" means:

     (1) all Indebtedness outstanding under the Senior Notes, all Credit Facilities (other than Credit Facilities of the Company relating to indentures and debentures), all Hedging Obligations and all Other Hedging Agreements (including guarantees thereof) with respect thereto of the Company, whether outstanding on the date of this Indenture or thereafter incurred;

     (2) any other Indebtedness incurred by the Company or a Restricted Subsidiary, unless the instrument under which such Indebtedness is incurred expressly provides that it is on parity with or subordinated in right of payment to the Notes; and

     (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

     Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

     (1) any liability for federal, state, local or other taxes owed or owing by the Company or MDCP Acquisitions I;

     (2) any Indebtedness of the Company or MDCP Acquisitions I to any of its Subsidiaries;

     (3)  any trade payables; or

     (4) the portion of any Indebtedness that is incurred in violation of this Indenture (but only to the extent so incurred).

     "Senior Indentures" means the indentures, dated as of September 30, 2002, pursuant to which the Senior Notes were issued.

     "Senior Notes" means the EURO 350 million 10-1/8% Senior Notes due 2012 of the Company and $545 million 9-5/8% Senior Notes due 2012 of the Company issued pursuant to the Senior Indentures.

     "Separability Date" means the earlier to occur of (i) December 31, 2002 and
(ii) such earlier date as determined by Deutsche Bank AG London, as Representative of the Initial Purchasers.

     "Separation" means the surrender of a Unit Certificate, or a beneficial interest therein, in exchange for Book-Entry Interests representing the Notes and a Warrant Certificate, or, in each case, a beneficial interest therein.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Specified Dividends" of a Person means the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries payable to a party other than the Company or a Wholly Owned Restricted Subsidiary (other than (i) dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) and (ii) dividends to the Company or a Restricted

Subsidiary of the Company), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined effective federal, state, provincial and local tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Specified Employee Plan Contributions" means the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

     "Specified Existing Indebtedness" means the carrying value, as adjusted for any Hedging Obligations associated therewith in accordance with GAAP, of (i) the $250,000,000 aggregate principal amount outstanding of 6.75% Notes due 2005 issued by Smurfit Capital Funding plc and guaranteed by JSG, (ii) the $292,300,000 aggregate principal amount outstanding of 7.50% Debentures due 2025 issued by Smurfit Capital Funding plc and guaranteed by JSG, (iii) the Private Debt and (iv) the Existing Foreign Subsidiary Indebtedness, in each case, as converted into euros using the then applicable exchange rate.

     "Specified PIK Interest" means any non-cash interest payable (and paid in non-cash) and amortization of any original issue discount on the Notes.

     "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any of its Restricted Subsidiaries that are reasonably customary in an accounts receivable transaction.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the date on which Notes are originally issued under this Indenture or thereafter incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

     "Subsidiary" means, with respect to any specified Person:

     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and, in respect of the Company, Smurfit MBI; and

     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Subscription and Shareholders Agreement" means the Subscription and Shareholders Agreement, dated as of September 5, 2002, among certain investors in Parent.

     "Successor Company" shall have the meaning set forth in Section 5.1(a)(1).

     "Tax Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 9 of the Initial Notes and Paragraph 8 of the Exchange Notes.

     "Taxes" shall have the meaning set forth in Section 4.20(a).

     "Tender Offer" means the tender offer by MDCP Acquisitions I for the shares of JSG as contemplated by the Tender Offer Documentation.

     "Tender Offer Documentation" means the Offer to Purchase, dated as of July 5, 2002, by MDCP Acquisitions I for the shares of JSG in connection with the Tender Offer, and any accompanying documentation sent or communicated to shareholders of JSG in connection therewith.

     "Tender Offer Loan Notes" means the notes issued by MDCP Acquisitions I as consideration for the shares of JSG in connection with MDCP Acquisitions I's Tender Offer; provided that such loan notes are issued in accordance with Irish law, are not issued after the 14th day following the closing of the Tender Offer and are issued on terms consistent with those described in the Tender Offer Documentation (including, without limitation, with respect to rate of interest).

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as it may be amended from time to time.

     "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's most recent consolidated balance sheet.

     "Transaction Asset Purchaser" means each of Madison Dearborn Partners (Netherlands) B.V., Madison Global Holdings Limited and Arlonberg Limited (and collectively, the "Transaction Asset Purchasers").

     "Transaction Asset Sales" means the disposition of assets by JSG and/or one or more of its Subsidiaries to the Transaction Asset Purchasers, as contemplated in the Private Placement Memorandum as part of the Transactions among the afore-mentioned Persons in exchange for notes issued by the Transaction Asset Purchasers.

     "Transactions" has the meaning ascribed thereto under the heading "Summary--The Transactions" incorporated by reference in the Private Placement Memorandum.

     "Trust Officer" means any officer within Corporate Trust and Agency Services (or any successor group of the Trustee), including any director, managing director, vice president, assistant vice president, corporate trust officer, assistant corporate trust officer, secretary, assistant secretary, treasurer, assistant treasurer, associate or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers having direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Units" means the Euro Units and the Dollar Units.

     "Unrestricted Subsidiary" means any Subsidiary of the Company and its direct and indirect Subsidiaries that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only to the extent that such Subsidiary:

     (1)  has no Indebtedness other than Non-Recourse Debt;

     (2) by such designation does not cause the Company to be unable to incur EURO 1.00 of additional Indebtedness pursuant to Section 4.3(a);

     (3) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

     (4) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

     (5) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section
4.4. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such

Indebtedness is not permitted to be incurred as of such date under Section 4.3, the Company shall be in default of such Section. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.3 calculated on a PRO FORMA basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "U.S. Person" means a "U.S. person" as defined in Rule 902 under the Securities Act or any successor rule.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Warrant Certificate" means a certificate evidencing Warrants.

     "Warrants" shall have the meaning set forth in the preamble to this Indenture.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

     (2)  the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any specified Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary.

     "Wholly Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

     SECTION 1.2 INCORPORATION BY REFERENCE OF TIA. This Indenture is subject to the mandatory provisions of the TIA which as of the date hereof and thereafter as in effect are incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC;

     "indenture securities" means the Notes;

     "indenture security holder" means a Holder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the indenture securities means the Company or any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.3 RULES OF CONSTRUCTION. Unless the context otherwise requires:

     (a) a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with Irish GAAP;

     (c) "or" is not exclusive;

     (d) words in the singular include the plural, and words in the plural include the singular;

     (e) provisions apply to successive events and transactions; and

     (f) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II

                                    THE NOTES

     SECTION 2.1 FORM AND DATING. The Initial Notes and the notation relating to the Trustee's certificate of authentication thereof, shall be substantially in the form of Exhibits A or B, as applicable. The Exchange Notes, and the notation relating to the Trustee's certificate of authentication thereof, shall be substantially in the form of Exhibits C or D, as applicable. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

     The terms and provisions contained in the Notes, annexed hereto as Exhibits A, B, C, D shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Trustee and the Principal Paying Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Notes will initially be represented by the Initial Global Notes.

     The Global Notes shall be issuable only in bearer form and the Definitive Notes shall be issuable only in registered form. The Global Notes shall be deposited with the Book-Entry

Depositary or a custodian therefor in accordance with the Deposit Agreement. The Book-Entry Depositary will issue one certificated depositary interest representing the Regulation S Global Note, one certificated depositary interest representing the Rule 144A Global Note and, if and when issued, one certificated depositary interest representing the Exchange Global Note, in each case to the common depositary of Euroclear and Clearstream, or its nominee. The Book-Entry Depositary, acting as agent of the Company, shall maintain a book-entry system and shall record the common depositary of Euroclear and Clearstream, or its nominee, as the registered owner of a certificated depositary interest for each of the Global Notes representing a 100% interest in each of the Global Notes. Upon acceptance by the common depositary of Euroclear and Clearstream or its nominee of such certificated depositary interests, Euroclear and Clearstream will record beneficial interests in the Global Notes represented by such certificated depositary interests. Euroclear and Clearstream will credit, on their internal systems, the respective principal amounts of the individual book-entry interests in such Global Notes (the "BOOK-ENTRY INTERESTS") to the accounts of persons who have accounts with Euroclear and Clearstream, respectively. Ownership of Book-Entry Interests in the Global Notes will be limited to participants or persons who hold interests through participants in Euroclear or Clearstream. Ownership of Book-Entry Interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by Euroclear or Clearstream or their nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

     As long as the Notes are in global form, the Principal Paying Agent (in lieu of the Trustee) shall be responsible for:

     (i)  paying sums due on the Global Notes; and

     (ii) arranging on behalf of and at the expense of the Company for notices to be communicated to Holders in accordance with the terms of this Indenture.

Each reference in this Indenture to the performance of duties set forth in clauses (i) and (ii), above, by the Trustee includes performance of such duties by the Principal Paying Agent.

     Notes offered and sold in their initial distribution in reliance on Regulation S shall be initially issued in global form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein. Such Initial Global Note shall be referred to collectively herein as the "REGULATION S GLOBAL NOTE." The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as hereinafter provided (or by the issue of a further Regulation S Global Note), in connection with a corresponding decrease or increase in the aggregate principal amount of the Rule 144A Global Note or in consequence of the issue of Definitive Notes or additional Regulation S Notes, as hereinafter provided. The Regulation S Global Note and all other Initial Notes that are not Rule 144A Global Notes shall collectively be referred to herein as the "REGULATION S NOTES."

     Notes offered and sold in their initial distribution in reliance on Rule 144A shall be initially issued in global form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A, except as otherwise permitted herein. Such Initial Global Notes shall be referred to collectively herein as the "RULE 144A GLOBAL NOTE." The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as hereinafter provided (or by the issue of a further Rule 144A Global Note), in connection with a corresponding decrease or increase in the aggregate principal amount of the Regulation S Global Note or in consequence of the issue of Definitive Notes or additional Rule 144A Notes, as hereinafter provided. The Rule 144A Global Note and all other Initial Notes that are not Regulation S Global Notes shall collectively be referred to herein as the "RULE 144A NOTES."

     SECTION 2.2 EXECUTION AND AUTHENTICATION. Two Officers shall sign, or one Officer and one member of the Board of Directors shall sign, or two members of the Board of Directors shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

     If an Officer or member of the Board of Directors of the Company whose signature is on a Note was an Officer or member of the Board of Directors at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon receipt of a Company Order in the form of an Officers' Certificate, authenticate (i) Original Notes for original issue on the Closing Date in an aggregate principal amount of EURO 100,000,000, (ii) Additional Notes in payment of interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Original Notes and (iii) Exchange Notes from time to time for issue in principal amount for issuance in exchange for a like principal amount of Initial Notes pursuant to an exchange offer registration statement under the Securities Act upon receipt of a Company Order in the form of an Officers' Certificate. Additional Notes will be treated as the same series of Notes as the Original Notes for all purposes under this Indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase. Such Company Order shall specify the aggregate principal amount of Notes to be authenticated, the series and type of Notes, the date on which the Notes are to be authenticated, the issue price and the date from which interest on such Notes shall accrue, whether the Notes are to be Original Notes, Additional Notes or Exchange Notes, whether the Notes are to be issued as Definitive Notes or Global Notes and whether or not the Notes shall bear the Private Placement Legend, or such other information as the Trustee may reasonably request. Exchange Notes may have such distinctive series designation, and such changes in the form thereof, as are specified in the written order referred to in the preceding sentence. Upon receipt of a Company Order in the form of an Officer's Certificate, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company. The aggregate principal amount of Notes outstanding at any time under this Indenture may not exceed EURO 100,000,000, plus any Additional Notes issued in payment of interest, Additional Amounts, if any, and Liquidated Damages, if any.

     In authenticating the Notes and accepting the responsibilities under this Indenture in relation to the Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

     The Trustee may appoint an authenticating agent ("Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

     The Notes shall be issuable only in denominations of EURO 1,000 and any integral multiple thereof; provided, however, that Additional Notes issued in payment of interest, Additional Amounts, if any, and Liquidated Damages, if any, will be issued in denominations of EURO 1 and any integral multiple thereof.

     SECTION 2.3 REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Definitive Notes may be presented or surrendered for registration of transfer or for exchange (such office or agency, the "Registrar") (b) Global Notes (and Definitive Notes, if issued) may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands in respect of such Global Notes (and Definitive Notes, if issued) and this Indenture may be served. In the event that Definitive Notes are issued, (a) Definitive Notes may be presented or surrendered for registration of transfer or for exchange, (b) Definitive Notes may be presented or surrendered for payment and (c) notices and demands in respect of such Definitive Notes and this Indenture may be served at an office of the Registrar or Principal Paying Agent, as applicable, in London, England. In addition, in all instances, the Company shall ensure that a Paying Agent is maintained in London, England. The Registrar shall keep a register of the Definitive Notes and of their transfer and exchange. Notices and demands in respect of Global Notes shall be made by the Company by publication in a leading newspaper having general circulation in New York City (which is expected to be THE WALL STREET JOURNAL) and (if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require) published in a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT). If and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Company shall appoint Deutsche Bank Luxembourg S.A., or such other Person located in Luxembourg and reasonably acceptable to the Trustee, as an additional Paying Agent and transfer agent. The Company, upon written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Registrar" includes any co-Registrar and the term "Paying Agent" includes any additional Paying Agent. The Company initially appoints (i) Deutsche Bank Trust Company Americas, in the Borough of Manhattan, The City of New York, as Registrar and Paying Agent, (ii) Deutsche Bank AG London as Principal Paying Agent, and (iii) Deutsche Bank Luxembourg S.A. in Luxembourg as an additional Paying Agent and transfer agent, in each case until such time as either such entity has resigned or a successor has been appointed. In the event that a Paying Agent or transfer agent is replaced, the Company will (so long as the Notes are Global Notes) provide written notice thereof to the Trustee and will also provide notice thereof published in a leading newspaper having general circulation in New York City (which is expected to be THE WALL STREET JOURNAL) and (if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require) published in a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT) or (in the case of Definitive Notes) in addition to such publication, mailed by first-class mail to each Holder's registered address. The Company may change the Paying Agent or the Registrar without prior notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar in respect of the Notes; PROVIDED, HOWEVER, that if and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will publish notice of the change in Paying Agent and Registrar in a daily newspaper with general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT). The Company agrees that if and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company shall maintain a co-Registrar in Luxembourg and hereby initially appoints Deutsche Bank Luxembourg S.A. as a co-Registrar.

     Payment of principal will be made upon the surrender of Definitive Notes at the office of the Paying Agent, including, if any, the Paying Agent in Luxembourg. In the case of a transfer of a Definitive Note in part, upon surrender of the Definitive Note to be transferred, a Definitive Note shall be issued to the transferee in respect of the principal amount transferred and a Definitive Note shall be issued to the transferor in respect of the balance of the principal amount of the transferred Definitive Note at the office of any transfer agent, including, if any, the transfer agent in Luxembourg. In all circumstances, the Company shall ensure that the Paying Agent shall be located outside Ireland.

     In addition, the Company hereby undertakes that, if the conclusions of the ECOFIN Council meeting of 26-27 November 2000 are implemented, the Company will ensure that it maintains a paying agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to the Directive.

     For the avoidance of doubt, upon the issuance of Definitive Notes, Holders will be able to receive principal and interest on the Notes and will be able to transfer Definitive Notes at the Luxembourg office of such paying and transfer agent, subject to the right of the Company to mail payments in accordance with the terms of this Indenture.

     Claims against the Company for payment of principal, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes will become void unless presentment for payment is made (where so required herein) within, in the case of principal, Additional Amounts, if any, and Liquidated Damages, if any, a period of ten years or, in the case of interest, a period of five years, in each case from the applicable original payment date therefor.

     SECTION 2.4 PAYING AGENT TO HOLD ASSETS IN TRUST. The Company shall require each Paying Agent other than the Trustee and the Principal Paying Agent to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, Additional Amounts, if any, Liquidated Damages, if any, premium, if any, or interest on, the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

     SECTION 2.5 LIST OF HOLDERS. In the event that Definitive Notes are issued, the Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Notes. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders of Notes, which list may be conclusively relied upon by the Trustee.

     SECTION 2.6 BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES. (a) The Global Notes initially shall (i) be issued in bearer form, (ii) be delivered to the Book-Entry Depositary or its custodian as described in Section 2.1 and (iii) bear legends as set forth in Section 2.7(g).

     (b) Notwithstanding any other provisions of this Indenture, the Deposit Agreement will provide that Global Notes may not be transferred except (i) as a whole by the Book-Entry Depositary to a nominee or custodian of the Book-Entry Depositary or by a nominee or custodian of the Book-Entry Depositary to the Book-Entry Depositary or, in each case, to another successor of the Book-Entry Depositary or a nominee or custodian of such successor and (ii) in connection with transfers, exchanges and cancellations pursuant to Sections 2.7, 2.8 or
2.12 hereof or Section 2.03 of the Deposit Agreement. Transfer of all or any portion of the certificated depositary interests may only be made through the book-entry system maintained by the Book-Entry Depositary and, unless and until Book-Entry Interests are exchanged for Definitive Notes, the certificated depositary interests held by a Clearing Agency (through the Common Depositary) may not be transferred except as a whole by a Clearing Agency to a nominee of a Clearing Agency or by a nominee of a Clearing Agency to a Clearing Agency or another nominee of a Clearing Agency or by a Clearing Agency or any nominee to a successor of a Clearing Agency or a nominee of the successor. Book-Entry Interests in the Global Notes may be transferred or exchanged for Definitive Notes in accordance with the rules and procedures of the Clearing Agency and the provisions of this Section 2.6. All Global Notes shall be exchanged by the Company (with authentication by the Trustee upon receipt of a Company Order) for one or more Definitive Notes, if (a) any Clearing Agency notifies the Company at any time that it is unwilling or unable to continue as depositary for certificated depositary interest representing the Global Notes and a successor depositary is not appointed within 90 days of such notification, (b) the Book-Entry Depositary notifies the Company at any time that it is unwilling or unable to continue as book-entry depositary and a successor book-entry depositary is not appointed by issuer within 90 days, (c) any Clearing Agency so requests following an Event of Default hereunder or (d) in whole (but not in part) at any time if the Company in its sole discretion determines and notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes. If an Event of Default occurs and is continuing, the Company shall, at the written request delivered through a Clearing Agency of the Holder thereof or of the holder of an interest therein, exchange all or part of a Global Note for one or more Definitive Notes (with authentication by the Trustee upon receipt of a Company Order). Whenever all of a Global Note is exchanged for one or more

Definitive Notes, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a part of a Global Note is exchanged for one or more Definitive Notes, the Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A of such Global Note such that the principal amount of such Global Note will be equal to the portion of such Global Note not exchanged and shall thereafter return such Global Note to such Holder. Exchanges of Book-Entry Interests for Definitive Notes shall be made at no expense to holders of Book-Entry Interests. A Global Note may not be exchanged for a Definitive Note other than as provided in this
Section 2.6(b). Every Note authenticated and delivered in exchange for or in lieu of a Global Note, or any portion thereof, pursuant to Section 2.8, 2.11,
3.5 or 3.7 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note.

     (c) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.6, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and make available for delivery, to each beneficial owner in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Definitive Notes of authorized denominations.

     (d) Transfer and exchange of Global Notes shall be by delivery but each Global Note issued and authenticated hereunder shall be in bearer form and shall initially be delivered to the Book-Entry Depositary or its custodian and each such Global Note shall constitute a single note for all purposes of this Indenture. In all cases, Definitive Notes delivered in exchange for any certificated depositary interests representing Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the relevant Clearing Agency or its nominee in accordance with its customary procedures. In no event will Definitive Notes in bearer form be issued.

     (e) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.6(b) shall, except as otherwise provided by Section 2.8, bear the Private Placement Legend.

     SECTION 2.7 REGISTRATION OF TRANSFER AND EXCHANGE. (a) Notwithstanding any provision to the contrary herein, so long as a Note remains outstanding, transfers of beneficial interests in Global Notes or transfers of Definitive Notes, in whole or in part, shall be made only in accordance with this Section 2.7.

     (b) If a holder of a Book-Entry Interest in the Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Regulation S Global Note, such holder may, subject to the rules and procedures of the Clearing Agency, to the extent applicable, and subject to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent Book-Entry Interest in such Regulation S Global Note. Upon (1) written instructions given in accordance with the procedures of the Clearing Agency, to the extent applicable, from or on behalf of a holder of a Book-Entry Interest in the Rule 144A Global Note, directing the credit of a Book-Entry Interest in the Regulation S Global Note in an amount equal to the Book-Entry Interest in the Rule 144A Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of the Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account and (3) receipt by the Book-Entry Depositary of a certificate in the form of Exhibit E given by the holder of such Book-Entry Interest stating that the exchange or transfer of such interest has been made pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S or Rule 144 under the Securities Act, the Book-Entry Depositary shall present the Initial Global Notes to the Trustee or its agent to reduce the principal amount of the Rule 144A Global Note and to increase the principal amount of the Regulation S Global Note by the principal amount of the beneficial interest in the Rule 144A Global Note to be so transferred by annotation thereon (and an appropriate notation shall be made thereon by the Trustee). The Trustee or its agent shall then promptly deliver appropriate instructions to the Clearing Agency to reduce or reflect on its records a reduction of the Book-Entry Interests in the Rule 144A Global Note by the aggregate principal amount of the interest in such Rule 144A Global Note to be so exchanged or transferred from the relevant participant, and the Trustee shall promptly deliver appropriate instructions to the Clearing Agency concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of Book-Entry Interests in such Regulation S Global Note by the aggregate principal amount of the interests in such Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a Book-Entry Interest in such Regulation S Global Note equal to the reduction in the principal amount of such Book-Entry Interests in the Rule 144A Global Note.

     (c) If a holder of a Book-Entry Interest in the Regulation S Global Note wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the Rule 144A Global Note, or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Rule 144A Global Note, such holder may, subject to the rules and procedures of the Clearing Agency, to the extent applicable, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent Book-Entry Interest in such Rule 144A Global Note. Upon (l) written instructions given in accordance with the procedures of the Clearing Agency, to the extent applicable, from or on behalf of a holder of a Book-Entry Interest in the Regulation S Global Note directing the credit of a Book-Entry Interest in the Rule 144A Global Note in an amount equal to the Book-Entry Interest in the Regulation S Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of the Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account and (3) if prior to or on the 40th day after the later of the commencement of the offering of the Notes and the relevant Issue Date (the "RESTRICTED PERIOD"), receipt by the Book-Entry Depositary of a certificate in the form of Exhibit F given by the holder of such Book-Entry Interest and stating that the Person transferring such interest in such Regulation S Global Note reasonably believes that the Person acquiring such interest in such Rule 144A Global Note is a Qualified Institutional Buyer (as defined in Rule 144A) and is obtaining such Book-Entry Interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or any other jurisdiction, the Book-Entry Depositary shall present the Initial Global Notes to the Trustee or its agent to reduce the principal amount of the Regulation S Global Note and to increase the principal amount of the Rule 144A Global Note by the principal amount of the beneficial interest in the Regulation S Global Note to be so transferred by annotation thereon(and an appropriate notation shall be made thereon by the Trustee). The Trustee or its agent shall then promptly deliver appropriate instructions to the Clearing Agency to reduce or reflect on its records a reduction of the Book-Entry Interests in the Regulation S Global Note by the aggregate principal amount of the interest in such Regulation S Global Note to be exchanged or transferred, and the Trustee shall promptly deliver appropriate instructions to the Clearing Agency concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of Book-Entry Interests in such Rule 144A Global Note by the aggregate principal amount of the interest in such Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a Book-Entry Interest in such Rule 144A Global Note equal to the reduction in the principal amount of such Book-Entry Interests in the Regulation S Global Note. After the expiration of the Restricted Period, the certification requirement set forth in clause (3) of the second sentence of this Section 2.7(c) will no longer apply to such transfers.

     (d) Any Book-Entry Interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to Book-Entry Interests in such other Global Note for as long as it remains such an interest.

     (e) In the event that a Global Note is exchanged for Definitive Notes in registered form without interest coupons, pursuant to Section 2.6(b), or a Definitive Note in registered form without interest coupons is exchanged for another such Definitive Note in registered form without interest coupons, or a Definitive Note is exchanged for a Book-Entry Interest in a Global Note, such Notes may be exchanged or transferred for one another only in accordance with
(i) such procedures as are substantially consistent with the provisions of Sections 2.7(b) and (c) above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144, Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Company and the Trustee.

     (f) Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may only be exchanged or transferred in accordance with the certification requirements hereof.

     (g) Each Note issued hereunder shall, upon issuance, bear the legend set forth herein and such legend shall not be removed from such Note except as provided in the next sentence. The legend required for a Rule 144A Note may be removed from a Rule 144A Note if there is delivered to the Company and the Trustee such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may be reasonably required by the Company and the Trustee, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Note will not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee, upon receipt of a Company Order, shall authenticate and deliver in exchange for such Note another Note or Notes having an equal aggregate principal amount that does not bear such legend. If such a legend required for a Rule 144A Note has been removed from a Rule

144A Note as provided above, no other Note issued in exchange for all or any part of such Note shall bear such legend, unless the Company has reasonable cause to believe that such other Note is a "restricted security" within the meaning of Rule 144 and instructs the Trustee to cause a legend to appear thereon.

          The Initial Notes shall bear the following legend (the "PRIVATE PLACEMENT LEGEND") on the face thereof:

          THIS SECURITY OF MDP ACQUISITIONS PLC (THE "COMPANY") HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (WITHOUT PREJUDICE TO THE BEARER NATURE HEREOF) (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE U.S. SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE U.S. SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH

OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THAT AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE IS COMPLETED AND DELIVERED BY THE TRANSFEROR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE U.S. SECURITIES ACT."

     (h) By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

     Neither the Trustee nor the Principal Paying Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     The Registrar and the Book-Entry Depositary shall retain copies of all letters, notices and other written communications received pursuant to Section
2.6 or this Section 2.7. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     (i) Any Initial Notes which are presented to the Registrar for exchange pursuant to the Exchange Offer shall be exchanged for Exchange Notes of equal principal amount upon surrender to the Registrar of the Initial Notes to be exchanged; PROVIDED, HOWEVER, that the Initial Notes so surrendered for exchange shall be duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by the Holder thereof or his attorney who shall be duly authorized in writing to execute such document. Whenever any Initial Notes are so surrendered for exchange, the Company shall execute, and upon receipt of the Company Order provided for in Section 2.2, the Trustee shall authenticate and deliver to the Holder the same aggregate principal amount of Exchange Notes as those Initial Notes that have been surrendered.

     (j) Definitive Notes shall be transferable only upon the surrender of a Definitive Note for registration of transfer. When a Definitive Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements for such transfers are met. When Definitive Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Definitive Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate Definitive Notes at the Registrar's or co-registrar's request.

     (k) The Company shall not be required to make, and the Registrar need not register transfers or exchanges of, Definitive Notes (i) that have been selected for redemption (except, in the case of Definitive Notes to be redeemed in part, the portion thereof not to be redeemed) or (ii) for a period of 15 days prior to a selection of Definitive Notes to be redeemed.

     (l) Prior to the due presentation for registration of transfer of any Definitive Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Definitive Note is registered as the absolute owner of such Definitive Note for the purpose of receiving payment of principal, interest, Additional Amounts, if any, or Liquidated Damages, if any, on such Definitive Note and for all other purposes whatsoever, whether or not such Definitive Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

     (m) No service charge will be made for any registration or transfer or exchange of the Notes, but the Trustee and the Paying Agent and transfer agents in Luxembourg may require payment of a sum sufficient to pay all taxes or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.7 (other than in respect of an Exchange Offer, except as otherwise provided in a Registration Rights Agreement).

     (n) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

     (o) Holders of Initial Notes (or holders of interests therein) and prospective purchasers designated by such Holders (or holders of interests therein) will have the right to obtain from the Company upon request by such Holders (or holders of interests therein) or prospective purchasers, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, or is exempt from reporting pursuant to 12g3-2(b) under the Exchange Act, the information required by paragraph d(4)(i) of Rule 144A in connection with any transfer or proposed transfer of such Notes.

     SECTION 2.8 REPLACEMENT NOTES. If a mutilated Definitive Note is surrendered to the Registrar, if a mutilated Global Note is surrendered to the Company or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Company shall issue and, upon receipt of a Company Order, the Trustee shall authenticate a replacement Note in such form as the Note being replaced if the requirements of the Trustee, the Registrar and the Company are met. If required by the Trustee, the Registrar or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Company, the Guarantor, the Registrar and the Trustee, to protect the Company, the Guarantor, the Registrar, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Company. The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost, stolen or taken Notes.

     SECTION 2.9 OUTSTANDING NOTES. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, those reductions in the Global Note effected in accordance with the provisions hereof and those described in this Section as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

     If a Note is replaced pursuant to Section 2.8 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a BONA FIDE purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.8.

     If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest, Additional Amounts, if any and Liquidated Damages, if any, on it cease to accrue.

     If on a Redemption Date or the Maturity Date the Paying Agent holds cash in Euros sufficient to pay all of the principal, interest, Additional Amounts, if any, and Liquidated Damages, if any, due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest, Additional Amounts, if any, and Liquidated Damages, if any, on such Notes cease to accrue.

     SECTION 2.10 TREASURY NOTES. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

     The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes of the aggregate principal amount of such Notes so repurchased or otherwise acquired. The Trustee may require an Officers' Certificate listing Notes owned by the Company, a Subsidiary of the Company or an Affiliate of the Company.

     SECTION 2.11 TEMPORARY NOTES. Until permanent Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Definitive Notes upon receipt of a Company Order in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Definitive Notes to be authenticated and the date on which the temporary Definitive Notes are to be authenticated. Temporary Definitive Notes shall be substantially in the form of permanent Definitive Notes but may have variations that the Company considers appropriate for temporary Definitive Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a Company Order pursuant to Section 2.2 permanent Definitive Notes in exchange for temporary Definitive

Notes. Holders of temporary Definitive Notes shall be entitled to all of the benefits of this Indenture.

     SECTION 2.12 CANCELLATION. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of (subject to the record retention requirements of the Exchange
Act) all Notes surrendered for transfer, exchange, payment or cancellation; PROVIDED, HOWEVER, that the Trustee may, but shall not be required to, destroy such canceled Notes. Subject to Section 2.7, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

     SECTION 2.13 DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Holder thereof. If such default in payment of interest continues for 30 days, the Company shall (in the case of Definitive Notes) establish a subsequent special Record Date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest. If no special Record Date is required to be established pursuant to the immediately preceding sentence, (i) in the case of Definitive Notes, Holders of record on the original Record Date shall be entitled to such payment of defaulted interest and any such interest payable on the defaulted interest and (ii) in the case of Global Notes, Holders on the Default Interest Payment Date (as defined in the next sentence) shall be entitled to such defaulted interest and any such interest payable on the defaulted interest. The Company shall notify the Trustee and Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "DEFAULT INTEREST PAYMENT DATE"), and at the same time the Company shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this Section 2.13; PROVIDED, HOWEVER, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 10:00 a.m. London time on the Business Day immediately preceding the proposed Default Interest Payment Date with respect to defaulted interest to be paid on the Note. In the case of Definitive Notes, at least 15 days before the subsequent special Record Date, if applicable, the Company shall publish in a leading newspaper having a general circulation in New York (which is expected to be THE WALL STREET JOURNAL) and (if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require) a leading newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT) and, in addition to such publication, mail by first-class mail to each Holder's registered address, with a copy to the Trustee, a notice that states the subsequent special Record Date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. In the case of Global Notes, at least 15 days before the Default Interest Payment Date, the Company shall publish in a leading newspaper having a general circulation in New York (which is expected to be THE WALL STREET JOURNAL) and (if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require) a leading newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER
WORT), with a copy to the Trustee, a notice that states the Default Interest Payment Date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

     SECTION 2.14 CUSIP, ISIN AND COMMON CODE NUMBERS. The Company in issuing the Notes may use a "CUSIP", "ISIN" or "COMMON CODE" number, and if so, the Trustee shall use the CUSIP, ISIN and Common Code number in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN and Common Code number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in any CUSIP, ISIN or Common Code number.

     SECTION 2.15 DEPOSIT OF MONEYS. Prior to 10:00 a.m. London time on the Business Day immediately preceding each interest payment date and Maturity Date, the Company shall have deposited with the Trustee or its designated Paying Agent (which shall be the Principal Paying Agent unless otherwise notified to the Company by the Trustee) in immediately available funds money sufficient to make cash payments, if any, due on such interest payment date or Maturity Date, as the case may be, on all Notes then outstanding. Such payments shall be made by the Company in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The Company shall, prior to 10:00 a.m. London time on the second Business Day prior to the date on which the Principal Paying Agent receives payment, procure that the bank effecting payment for it confirms by tested telex or SWIFT MT100 message to the Principal Paying Agent that an irrevocable payment instruction has been given.

     SECTION 2.16 CERTAIN MATTERS RELATING TO GLOBAL NOTES. (a) Members of or participants in a Clearing Agency ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held by the Book-Entry Depositary or its custodian, or under the Global Note, and the Book-Entry Depositary or its custodian may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Book-Entry Depositary or impair, as between the Clearing Agency and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (b) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Euroclear and Clearstream Banking and their Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     SECTION 2.17 SEPARATION OF BOOK-ENTRY INTERESTS REPRESENTING THE NOTES AND WARRANTS. The Book-Entry Interests representing the Notes and the Warrants will not be separately transferable until the Separability Date. Separation of the Book-Entry Interests representing the Notes and the Warrants will not occur automatically, but at the request of a Holder on or after the Separability Date. Prior to their Separation, the Book-Entry Interests representing the Notes and the Warrants will be represented by the Euro Units.

     SECTION 2.18 INTEREST. Interest accrued on the Notes will be payable quarterly in arrears on January 1, April 1, July 1 and October 1, commencing January 1, 2003. In the case of Definitive Notes, which will be in registered form, the Company will make each interest payment to Holders of record on the immediately preceding December 15, March 15, June 15 and September 15. In the case of Global Notes, which will be in bearer form, the Company will make each interest payment to the bearer thereof on the interest payment date. Rights of holders of beneficial interests to receive such payments will be subject to applicable procedures of the Book-Entry Depositary, Euroclear and Clearstream, as applicable.

          Interest accrued on all Notes then outstanding will be payable in cash or Additional Notes, at the Company's option. Any payment of interest in Additional Notes shall be deemed to be payment in full to the same extent as if it were paid in cash.

          With respect to any payment of interest, Additional Amounts, if any, and Liquidated Damages, if any, on Notes in Additional Notes, the Company will deliver to the Trustee, no later than three Business Days prior to the relevant interest payment date, such Additional Notes accompanied by a Company Order in the form of an Officers' Certificate ordering the Trustee to authenticate such Additional Notes. Any Additional Notes issued in payment of interest, Additional Amounts, if any, and Liquidated Damages, if any, will, after being executed and authenticated pursuant to Section 2.2, be delivered by the Trustee to the Holders on the relevant interest payment date at such Holders' registered address.

                                   ARTICLE III

                                   REDEMPTION

     SECTION 3.1 OPTIONAL REDEMPTION. The Notes may be redeemed, as a whole or from time to time in part, upon the terms and at the redemption prices set forth in each of the Notes. Any redemption pursuant to this Section 3.1 shall be made pursuant to the provisions of this Article III.

     SECTION 3.2 NOTICES TO TRUSTEE. If the Company elects to redeem Initial Notes pursuant to Paragraphs 8 or 9 of such Notes or Exchange Notes pursuant to Paragraphs 7 or 8 thereof, it shall notify the Trustee and the Principal Paying Agent in writing of the Redemption Date and the principal amount of Notes to be redeemed at least 35 days but not more than 60 days before the Redemption Date (or such shorter period as the Trustee in its sole discretion shall determine). The Company shall give notice of redemption as required under the relevant paragraph of the Notes pursuant to which such Notes are being redeemed.

     SECTION 3.3 SELECTION OF NOTES TO BE REDEEMED. If less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which

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such Notes are listed, and/or in compliance with the requirements of each
Clearing Agency, or if such Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through a Clearing Agency or such Clearing Agency prescribes no method of selection, on a PRO RATA basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (and in such manner as complies with applicable legal and exchange requirements); PROVIDED, HOWEVER, that the Trustee may select for redemption potions of the principal amount of Notes that have denominations larger than EURO 1,000. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

     SECTION 3.4 NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a Redemption Date, the Company shall, so long as the Notes are in global form, publish in a leading newspaper having a general circulation in New York (which is expected to be THE WALL STREET JOURNAL) (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT)) or in the case of Definitive Notes, in addition to such publication, mail to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar. At the Company's request made at least 35 days before the Redemption Date (or such shorter period as the Trustee in its sole discretion shall determine), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that the Company shall deliver to the Trustee an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items. Each notice for redemption shall identify the Notes to be redeemed and shall state:

     (a) the Redemption Date;

     (b) the Redemption Prices and the amount of accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, to be paid (subject to the right of Holders of record of Definitive Notes on the relevant Record Date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, due on the relevant interest payment date);

     (c) the name and address of the Paying Agent;

     (d) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any;

     (e) that, unless the Company defaults in making the redemption payment, interest, Additional Amounts, if any, and Liquidated Damages, if any, on Notes called for redemption cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

     (f) (i) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, interest, Additional Amounts,

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

if any, and Liquidated Damages, if any, shall cease to accrue on the portion called for redemption, and upon surrender of such Global Note, the Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned and (ii) if any Definitive
Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the Redemption Date, upon surrender of such Definitive Note, a new Definitive Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof, upon cancellation of the original Note;

     (g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

     (h) the paragraph of the Notes pursuant to which the Notes are to be redeemed; and

     (i) the CUSIP, ISIN or Common Code number, and that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Notes.

     SECTION 3.5 EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is given in accordance with Section 3.4, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued and unpaid interest thereon, if any, Additional Amounts, if any, and Liquidated Damages, if any, to the Redemption Date), but (in the case of Definitive Notes) installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

     SECTION 3.6 DEPOSIT OF REDEMPTION PRICE. Prior to 10:00 a.m. London time on the Business Day immediately preceding the Redemption Date, the Company shall deposit with the Trustee or its designated Paying Agent (which shall be the Principal Paying Agent unless otherwise notified to the Company by the Trustee) cash in Euros sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, of all Notes to be redeemed on that date. The Paying Agent (including the Principal Paying Agent) shall promptly return to the Company any cash in Euros so deposited which is not required for that purpose upon the written request of the Company. The Company shall, prior to 10:00 a.m. London time on the second Business Day prior to the date on which the Principal Paying Agent receives payment, procure that the bank effecting payment for it confirms by tested telex or SWIFT MT100 message to the Principal Paying Agent that an irrevocable payment instruction has been given.

     If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, interest, Additional Amounts and Liquidated Damages on the Notes to be redeemed will cease to accrue on and after the applicable

Redemption Date, whether or not such Notes are presented for payment. With respect to Definitive Notes, if a Definitive Note is redeemed on or after an interest Record Date but on or prior to the related interest payment date, then any accrued and unpaid interest, Additional Amounts, if any, and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest, Additional Amounts, if any, and Liquidated Damages, if any, shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1.

     SECTION 3.7 NOTES REDEEMED IN PART. Upon surrender and cancellation of a Definitive Note that is redeemed in part, the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate for the Holder (at the Company's expense) a new Definitive Note equal in principal amount to the unredeemed portion of the Definitive Note surrendered and canceled; PROVIDED, HOWEVER, that each such Definitive Note shall be in a principal amount at maturity of EURO 1,000 or an integral multiple thereof. Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; PROVIDED, HOWEVER, that each such Global Note shall be in a principal amount at maturity of EURO 1,000 or an integral multiple thereof.

                                   ARTICLE IV

                                    COVENANTS

     SECTION 4.1 PAYMENT OF NOTES. (a) The Company shall pay the principal, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes in the manner provided in such Notes and this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (including the Principal Paying Agent) holds prior to 10:00 a.m. London time on that date money deposited by the Company in immediately available funds and designated for, and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture; PROVIDED that in the case of interest, Additional Amounts, if any, and Liquidated Damages, if any, paid in Additional Notes, such interest shall be considered paid if, as of such time, the Trustee holds Additional Notes in aggregate principal amount equal to the correct amount of interest.

     (b) The Company shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace periods), on any Additional Amounts, and on any Liquidated Damages, from time to time on demand at the rate borne by the Notes plus 1.5% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

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

     SECTION 4.2 MAINTENANCE OF OFFICE OR AGENCY. The Company shall maintain the office or agency (which office may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) required under Section 2.3 where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2. The Company hereby initially designates the office of National Registered Agents, Inc., located at 875 Avenue of the Americas, Suite 501, New York, New York, 10001, as its office or agency outside Ireland as required under Section 2.3 hereof. If the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will appoint Deutsche Bank Luxembourg S.A., or such other Person located in Luxembourg and reasonably acceptable to the Trustee, as an additional paying and transfer agent. The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company.

     SECTION 4.3 LIMITATION ON INDEBTEDNESS. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur," and "incurrence" shall have a correlative meaning) any Indebtedness (including Acquired Debt); and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any of the Company's Restricted Subsidiaries may incur Acquired Debt or Non-Public Indebtedness, if
(i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to l.0, determined on a PRO FORMA basis (including a PRO FORMA application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period and (ii) no Default or Event of Default will have occurred or be continuing or would occur as a consequence thereof.

     (b) Section 4.3(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

     (1) the incurrence by the Company or a Restricted Subsidiary of Indebtedness under Credit Facilities and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this Section 4.3(b)(1) (with letters of credit being deemed to have a principal amount equal to the face amount) not to exceed EURO 2.525 billion less the outstanding amount of Specified Existing Indebtedness (to the extent and for so long as such Specified Existing Indebtedness remains outstanding) and less the aggregate amount of all Net Proceeds of Asset Sales that have been applied by the Company or any of its Restricted Subsidiaries since the date of this Indenture to permanently repay Indebtedness under a Credit Facility pursuant to Section 4.14; PROVIDED that the amount of Indebtedness permitted to be incurred pursuant to Credit Facilities in accordance with this

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

     Section 4.3(b)(1) shall be in addition to any Indebtedness permitted to be incurred pursuant to Credit Facilities, in reliance on, and in accordance with, Sections 4.3(b)(4) and 4.3(b)(19) below or in Section 4.3(a);

     (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

     (3) the incurrence by the Company of Indebtedness represented by the Notes and the Exchange Notes to be issued pursuant to the Registration Rights Agreement;

     (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations, mortgage financings or purchase money obligations) incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount (which amount may, but need not be, incurred in whole or in part under Credit Facilities), including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, any Indebtedness incurred pursuant to this Section 4.3(b)(4), not to exceed the greater of 3.50% of Total Assets as of the date of incurrence and EURO
     50.0 million at any time outstanding;

     (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under Section 4.3(a), 4.3(b)(2) (other than Specified Existing Indebtedness), 4.3(b)(3) or 4.3(b)(19);

     (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and /or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that each of the following shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.2(b)(6):

               (i) any subsequent issuance or transfer of Equity Interests or any other event that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof; and

               (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof;

     and PROVIDED FURTHER that if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

     (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating or fixed rate Indebtedness that is permitted by the terms hereof to be outstanding and the incurrence of Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values or in the price of energy, commodities and raw materials in connection with the Company's or any of its Restricted Subsidiaries' operations so long as management of the Company or such Restricted Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are BONA FIDE hedging activities;

     (8) the guarantee by the Company or a Restricted Subsidiary of the Company of Indebtedness of a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.3;

     (9) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this Section 4.3(b)(9);

     (10) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms (including Specified PIK Interest), and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.3; PROVIDED, in each such case (other than in the case of Specified PIK Interest), that the amount thereof is included in Fixed Charges of the Company as accrued;

     (11) the incurrence of Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; PROVIDED, HOWEVER, that (a) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this Section 4.3(b)(11)(a)) and (b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

     (12) the incurrence of obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

     (13) the incurrence of Indebtedness consisting of guarantees of loans or other extensions of credit made to or on behalf of officers, directors, employees or consultants of the Company or a Restricted Subsidiary (other than officers, directors, employees or consultants of Madison Dearborn Partners, L.L.C., and its Affiliates (other than officers, directors or employees of the Company)) for the purpose of permitting such persons to purchase Equity Interests of Parent, in an amount not to exceed EURO 20 million at any one time outstanding;

     (14) the incurrence of Indebtedness under the Tender Offer Loan Notes;

     (15) the incurrence of Indebtedness by a Receivables Subsidiary in a Qualified Receivables Transaction that is not recourse to the Company or any of its Subsidiaries (except for Standard Securitization Undertakings); PROVIDED that the aggregate principal amount of Indebtedness outstanding under this Section 4.3(b)(15) and Section 4.3(b)(1) does not exceed
     EURO 2.525 billion less Specified Existing Indebtedness (to the extent and for so long as such Specified Existing Indebtedness remains outstanding) and less the aggregate amount of all Net Proceeds of Asset Sales that have been applied by the Company or any of its Restricted Subsidiaries since the date hereof to permanently repay Indebtedness under a Credit Facility pursuant to Section 4.14;

     (16) the incurrence of Indebtedness by any one or more Restricted Subsidiaries of the Company of Other Foreign Subsidiary Indebtedness not to exceed EURO 50.0 million in the aggregate at any one time outstanding;

     (17) the incurrence of Indebtedness in the ordinary course of business by any bank or financial institution permitted under the Senior Credit Facility (each, an "APPROVED BANK") to facilitate the operation of bank accounts of the Company and its Restricted Subsidiaries maintained with such Approved Bank on a net balance basis where such balances arise in connection with ordinary banking arrangements to manage cash balances of the Company and its Restricted Subsidiaries as a group and not for the purpose of obtaining net external financing;

     (18) Indebtedness of the Company or Non-Public Indebtedness of a Restricted Subsidiary incurred in connection with the acquisition of all of the Capital Stock or all or substantially all of the assets of a Permitted Business up to an amount equal to 100% of the net cash proceeds received by the Company (other than net cash proceeds received in connection with receipt of the Equity Balance) from the issuance or sale (other than to a Subsidiary) of its Capital Stock (other than Disqualified Stock) or otherwise contributed to the capital of the Company (other than Capital Stock owned by any Person (including a holding company) to the extent the purchase of such Capital Stock is financed directly or indirectly (including, in the case of a holding company, by financing the purchase price of such holding company's Capital Stock) with the proceeds of loans or advances from the Company or a Restricted Subsidiary until such loans or advances are repaid in cash), in each case, subsequent to the date hereof; PROVIDED, HOWEVER, that any such net cash proceeds that are so received or contributed (i) shall be excluded for purposes of making Restricted Payments under Section 4.4(a)(3)(b) and Section 4.4(b)(2) and (ii) shall not constitute an Excluded Contribution; and

     (19) the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) (which amount may, but need not be, incurred in whole or in part under the Credit Facilities) at any time outstanding, including all Permitted Refinancing Indebtedness incurred under Section 4.3(b)(5) to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, any Indebtedness incurred pursuant to this Section 4.3(b)(19), not to exceed EURO 150.0 million.

     (c) Neither the Company nor any Restricted Subsidiary will incur any Indebtedness under Section 4.3(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations.

     (d) For purposes of determining compliance with this Section 4.3, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Sections 4.3(b)(1) through
(19), or is entitled to be incurred pursuant to Section 4.3(a), the Company will be permitted to classify or later reclassify such item of Indebtedness in any manner that complies with this covenant; PROVIDED that Indebtedness under the Senior Credit Agreement shall be incurred only in reliance on the exception provided by Section 4.3(b)(1) of the definition of Permitted Debt. The amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

     (e) For purposes of determining compliance with any euro-denominated restriction on the incurrence of Indebtedness, the euro-equivalent principal amount of Indebtedness denominated in a non-euro currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness is incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; PROVIDED that if such Indebtedness is incurred to refinance other Indebtedness denominated in a non-euro currency, and such refinancing would cause the applicable euro-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such euro-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

     SECTION 4.4 LIMITATION ON RESTRICTED PAYMENTS (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable (A) in Equity Interests (other than Disqualified Stock) of the Company or (B) to the Company or a Restricted Subsidiary of the Company);
(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company that is by its terms expressly subordinated to the Notes, as applicable, except a payment of interest or principal at the Stated Maturity thereof; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (a)(i) through (a)(iv) being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment:

     (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

     (2) the Company would, at the time of such Restricted Payment and after giving PRO FORMA effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least EURO 1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.3(a); and

     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date hereof (excluding Restricted Payments permitted by Sections 4.4(b)(2), 4.4(b)(3), 4.4(b)(4), 4.4(b)(6), 4.4(b)(8) and
     4.4(b)(9)), is less than the sum, without duplication, of:

               (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date hereof to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

               (ii) 100% of the aggregate net cash proceeds received by the Company since the date hereof (other than net cash proceeds received in connection with receipt of the Equity Balance) as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that, in either case, have been converted into or exchanged for Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company or an employee stock ownership plan or similar trust or any other Person to the extent such sale to an employee stock ownership plan or similar trust or other Person is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination), together with the net cash proceeds received by the Company upon such conversion or exchange, if any, less the amount of cash or other property distributed by the Company upon any such conversion or exchange, if any; PROVIDED, HOWEVER, that any such net cash proceeds shall be excluded for purposes of incurring Indebtedness under Section 4.3(b)(18) and for purposes of making Restricted Payments under
               Section 4.4(b)(2) and shall not constitute an Excluded Contribution; plus

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               (iii)  to the extent that any Restricted Investment that was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment; PROVIDED, HOWEVER, that no amount will be included under this clause (iii) to the extent it is already included in Consolidated Net Income.

     (b) The provisions of Section 4.4(a) will not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

     (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company or to an employee stock ownership plan or similar trust or other Person to the extent such sale is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) of, Equity Interests of the Company (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded for purposes of incurring Indebtedness under Section 4.3(b)(18) and for purposes of making Restricted Payments under Section 4.4(a)(3)(ii) and shall not constitute an Excluded Contribution; and PROVIDED, FURTHER, that amounts received in connection with the Equity Balance shall not be permitted for such redemptions, repurchases, retirements, defeasances or other acquisitions under this clause (2);

     (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company with the net cash proceeds from an incurrence of subordinated Indebtedness of the Company that is Permitted Refinancing Indebtedness;

     (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a PRO RATA basis;

     (5) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value (or any dividend or distribution made to fund such repurchase, redemption or retirement for value) of any Equity Interests of the Company or any Restricted Subsidiary of the Company or Parent held by any current or former officers, directors or employees of the Company (or any of its Restricted Subsidiaries or of Parent) pursuant to any management equity subscription agreement, stock option agreement, stock plan or similar agreement other than any such agreement or plan with Madison Dearborn Partners, L.L.C., or its Affiliates or Persons who are officers, directors, employees or consultants of Madison Dearborn Partners, L.L.C., or its Affiliates (other than Persons who are officers, directors or employees of the Company); PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or

                                       57
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     retired Equity Interests shall not exceed EURO 5.0 million in any calendar year; PROVIDED FURTHER that (i) the Company may carry forward and make in a subsequent calendar year, in addition to the amounts permitted for such calendar year, the amount of such purchases, redemptions or other acquisitions or retirements for value permitted to have been made but not made in any preceding calendar year up to a maximum of EURO 20.0 million in any calendar year pursuant to this Section 4.4(b)(5), (ii) that such amount in any calendar year may be increased by the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the date of this Indenture less any amount previously applied to the payment of Restricted Payments pursuant to this Section 4.4(b)(5), and (iii) that cancellation of the Indebtedness owing to the Company from employees, officers, directors and consultants of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company from such Persons shall be permitted under this Section 4.4(b)(5) as if it were a repurchase, redemption, acquisition or retirement for value subject hereto;

     (6) repurchases of Equity Interests of the Company deemed to occur upon exercise of stock options to the extent Equity Interests represent a portion of the exercise price of such options;

     (7) cash payments, advances, loans or expense reimbursements made to Parent to permit Parent to pay (i) general operating expenses (other than management, consulting or similar fees payable to Affiliates of the Company), accounting, legal, corporate reporting and administrative expenses incurred in the ordinary course of its business in an amount not to exceed EURO 2.0 million in the aggregate in any fiscal year, (ii) any taxes, duties or similar governmental fees of Parent to the extent such tax obligations are directly attributable to its ownership of the Company and its Restricted Subsidiaries and (iii) fees and expenses incurred in connection with the Transactions not to exceed EURO 8.0 million;

     (8) the acquisition of, or payments made in respect of, any Equity Interests of JSG in connection with the Tender Offer (including Equity Interests acquired compulsorily under the procedures set out in Section 204 of the Irish Companies Act, 1963 and payments made in respect of outstanding options for Equity Interests of JSG);

     (9) Investments that are made with Excluded Contributions; PROVIDED that such Excluded Contribution shall not be used to make Restricted Payments pursuant to Section 4.4(a)(3)(ii) or Section 4.4(b)(2) nor shall it be used for purposes of incurring Indebtedness under Section 4.3(b)(18);

     (10) the acquisition or retirement of Disqualified Stock, either:

               (i) solely in exchange for shares of Disqualified Stock of the Company; or

               (ii) through the application of net proceeds of a substantially concurrent sale of shares of Disqualified Stock of the Company (other than Disqualified Stock issued or sold to a Subsidiary of the Company, or any management equity or an employee ownership plan or similar trust

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

               established by the Company or any of its Subsidiaries for the benefit of its or their employees or other Person to the extent such sale is financed by loans to such Person from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) ("REFINANCING DISQUALIFIED STOCK"); PROVIDED that:

                      (A) the Refinancing Disqualified Stock does not mature or become mandatorily redeemable or subject to purchase pursuant to a sinking fund obligation, upon the occurrence of certain events or otherwise earlier than the Disqualified Stock being acquired;

                      (B) the amount of all obligations with respect to the redemption, repayment or other repurchase of such Refinancing Disqualified Stock does not exceed the amount of all obligations with respect to the redemption, repayment or other repurchase of the Disqualified Stock being acquired (calculated in each case in accordance with the definition of "INDEBTEDNESS"); and

                      (C) if the Disqualified Stock being acquired or retired is issued by a Restricted Subsidiary, such Refinancing Disqualified Stock will be issued only by such Restricted Subsidiary;

     and PROVIDED, FURTHER, that the net cash proceeds from such sale will be excluded from Section 4.4(a)(3)(ii) to the extent utilized to acquire any Capital Stock or subordinated Indebtedness of the Company; and

     (11) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed EURO 35.0 million since the date of this Indenture.

     (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors of the Company whose resolution with respect thereto shall be conclusive. The determination by the Board of Directors of the Company must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of international standing if the fair market value exceeds EURO 40.0 million.

     SECTION 4.5 CORPORATE EXISTENCE. Except as otherwise permitted by Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability or other existence of each of the Company's Restricted Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of each such Person and the rights (charter and statutory) of the Company and each of the Company's Restricted Subsidiaries; PROVIDED, HOWEVER, that Company shall not be required to preserve any such right, or the

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corporate, partnership, limited liability or other existence of any of the
Company's Restricted Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

     SECTION 4.6 PAYMENT OF TAXES AND OTHER CLAIMS. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Restricted Subsidiaries or upon the income, profits or property of it or any of its Restricted Subsidiaries and (ii) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made in accordance with GAAP.

     SECTION 4.7 MAINTENANCE OF PROPERTIES AND INSURANCE. (a) The Company shall cause all material properties owned by or leased by it or any of its Restricted Subsidiaries useful and necessary to the conduct of its business or the business of any of its Restricted Subsidiaries to be improved or maintained and kept in normal condition, repair and working order and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; PROVIDED, HOWEVER, that nothing in this Section 4.7 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of any Restricted Subsidiary of the Company concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or any of its Restricted Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

     (b) To the extent available at commercially reasonable rates, the Company shall maintain, and shall cause its Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size.

     SECTION 4.8 LIMITATION ON LAYERING. The Company will not incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Debt unless such Indebtedness is Pari Passu Debt or is contractually subordinated in right of payment to Pari Passu Debt; PROVIDED, HOWEVER, that no Indebtedness of the Company shall be deemed to be subordinated or junior in ranking in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

     SECTION 4.9 COMPLIANCE WITH LAWS. The Company shall comply with all applicable statutes, rules, regulations, orders of the relevant jurisdiction in which they are incorporated or

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organized and/or in which they carry on business, all political subdivisions thereof, and of any relevant governmental regulatory authority, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

     SECTION 4.10 LIMITATION ON LIENS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) of any kind on any asset now owned or hereafter acquired securing any Pari Passu Debt or Subordinated Obligations unless contemporaneously with the incurrence of such Liens all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

     SECTION 4.11 WAIVER OF STAY; EXTENSION OR USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.12 LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

     (1) either (a) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in Section 4.3(a) or (b) the Net Proceeds of such sale and leaseback transaction are applied to repay outstanding Senior Debt and, if such Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; and

     (2) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the Net Proceeds of such transaction in compliance with, Section 4.14.

     SECTION 4.13 LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or

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

     participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

     (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

     (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

     (b) However, Section 4.13(a) will not apply to encumbrances or restrictions existing under or by reason of:

     (1)  Existing Indebtedness as in effect on the date hereof;

     (2)  this Indenture or the Notes;

     (3)  applicable law, rules or regulations;

     (4) any instrument governing Indebtedness (including Acquired Debt) or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

     (5) non-assignment provisions in leases, licenses or similar agreements entered into in the ordinary course of business and consistent with past practices;

     (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in Section 4.13(a)(3);

     (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

     (8) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

     (9) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

     (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

     (11) the Senior Credit Agreement as in effect on the date of this Indenture;

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     (12) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

     (13) encumbrances or restrictions existing under or arising pursuant to Credit Facilities entered into in accordance with this Indenture; PROVIDED that the encumbrances or restrictions in such Credit Facilities are not materially more restrictive to the borrower than those applicable to the borrower under the Senior Credit Agreement as in effect on the date of this Indenture (other than encumbrances or restrictions in Credit Facilities entered into by a Restricted Subsidiary of the Company to finance some or all of the purchase price of a Restricted Subsidiary and which only apply to the Restricted Subsidiary so acquired and such Restricted Subsidiary's assets);

     (14) any Purchase Money Note or other Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; PROVIDED that such restrictions apply only to such Receivables Subsidiary;

     (15) encumbrances or restrictions under Indebtedness incurred by the Restricted Subsidiaries owning the assets that comprise the Kildare Hotel and Country Club, which encumbrance or restriction is not applicable to any other Persons or the property or assets of any other Person; PROVIDED that such Indebtedness was permitted by the terms of this Indenture; and

     (16) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in Sections 4.13(b)(1) through (15); PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of the Company, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividends or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

     SECTION 4.14 LIMITATION ON ASSET SALES. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale which, taken as a whole, is at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

     (2) such fair market value is determined by the Board of Directors of the Company and evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee; and

     (3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents or Marketable Securities. For purposes of this provision, each of the following shall be deemed to be cash:

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               (i)    any liabilities (as shown on the Company's or such
               Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets;

               (ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted, sold or exchanged by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 90 days of the related Asset Sale (to the extent of the cash received in that conversion); or

               (iii) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received since the date of this Indenture pursuant to this Section 4.14(a)(3)(iii) that is at that time outstanding, not to exceed 10% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

     (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

     (1) to repay Senior Debt and, if such Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

     (2) to invest in or to acquire other properties, assets (whether through the purchase of Capital Stock of any Persons owning such assets or otherwise) to replace the properties or assets that were the subject of the Asset Sale or that will be used in businesses of the Company or its Restricted Subsidiaries, as the case may be, existing at the time such assets are sold; or

     (3) to make a capital expenditure or commit, or cause such Restricted Subsidiary to commit, to make a capital expenditure (such commitments to include amounts anticipated to be expended pursuant to the Company's capital investment plan as adopted by the Board of Directors of the Company) within 24 months of such Asset Sale.

Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

     (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.14(a) or (b) hereof will constitute "Excess Proceeds." On the 366th day after an Asset Sale, if the aggregate amount of Excess Proceeds exceeds EURO 25.0 million, the Company will make an offer (an "Asset Sale Offer") to all Holders of Notes and all holders of other Indebtedness that is

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PARI PASSU with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages and Additional Amounts, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other PARI PASSU Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other PARI PASSU Indebtedness to be purchased on a PRO RATA basis based on the principal amount of such Notes and such other PARI PASSU Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     (d) The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company will purchase the principal amount of Notes and Pari Passu Notes required to be purchased pursuant to this Section 4.14 (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been so validly tendered, all Notes and Pari Passu Notes validly tendered in response to the Asset Sale Offer.

     (e) In the case of Definitive Notes, if the date on which the Company purchases the principal amount of Notes as required by the foregoing provisions is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer; in the case of Global Notes, the Company will pay accrued and unpaid interest to the date on which the Company purchases the principal amount of Notes to the Holder on such date.

     (f) On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Asset Sale Offer Amount of Notes and Pari Passu Notes or portions thereof so validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes so validly tendered and not properly withdrawn. The Company will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.14 and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the applicable Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder of Notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Company, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof.

     (g) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions herein, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue of such conflict.

     (h) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

     (1) at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (2) the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company; and

     (3) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Swap which, taken as a whole, is at least equal to the fair market value of the assets disposed of in the Asset Swap.

     SECTION 4.15 LIMITATION ON AFFILIATE TRANSACTIONS. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "AFFILIATE TRANSACTION"), unless:

     (1) such Affiliate Transaction is on terms taken as a whole that are no less favorable in any material respect to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person who is not an Affiliate; and

     (2)  the Company delivers to the Trustee:

               (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of EURO 10.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this
               Section 4.15 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

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               (ii)   with respect to any Affiliate Transaction or series of
               related Affiliate Transactions involving aggregate consideration in excess of EURO 25.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal, investment banking or advisory firm of international standing.

     (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the foregoing Section 4.15(a):

     (1) any employment, consulting or similar agreement or other compensation arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary excluding any such agreement or arrangement with Madison Dearborn Partners, L.L.C., or its Affiliates or Persons who are officers, directors, employees or consultants of Madison Dearborn Partners, L.L.C., or its Affiliates (other than Persons who are officers, directors or employees of the Company);

     (2) transactions between or among the Company and/or its Restricted Subsidiaries;

     (3) transactions with a Person that is an Affiliate of the Company solely because the Company or a Restricted Subsidiary of the Company owns an Equity Interest in such Person or solely because the Company or a Restricted Subsidiary of the Company has the right to designate one or more members of the Board of Directors or similar governing body of such Person;

     (4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

     (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

     (6) so long as there is no Default or Event of Default that has occurred and is continuing, the payment of customary annual fees and related expenses to Madison Dearborn Partners, L.L.C., and its Affiliates; PROVIDED that such fees shall not, in the aggregate, exceed EURO 1.0 million (plus out-of-pocket expenses) in any twelve-month period commencing after the date of this Indenture;

     (7) the payment of customary transaction, management, consulting and advisory fees and related expenses to Madison Dearborn Partners, L.L.C., and its Affiliates made pursuant to financial advisory, financing, underwriting or placement agreements or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, in each case, which payments are (i) reasonably related to the services performed and (ii) approved by a majority of the members of the Board of Directors not affiliated with Madison Dearborn Partners, L.L.C., acting in good faith;

     (8)  Restricted Payments that are permitted by the provisions of Section
     4.4 and Permitted Investments;

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     (9)  transactions described in Section 4.3(b)(10) hereof;

     (10) reasonable fees and expenses and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company, Parent or any Subsidiary as determined in good faith by the Board of Directors of the Company or senior management;

     (11) payments made to Parent in accordance with Section 4.4(b)(7);

     (12) transactions in connection with a Qualified Receivables Transaction;

     (13) transactions with either of the Initial Purchasers or any of their respective Affiliates;

     (14) any agreement (and payments with respect thereto) as disclosed in the Private Placement Memorandum in effect on the date of this Indenture or any transaction contemplated thereby (including any such agreements in respect of the Transaction Asset Sales);

     (15) the payment of all fees, expenses, bonuses and awards in connection with, or as a result of, the Transactions as disclosed in the Private Placement Memorandum; and

     (16) any tax sharing agreement or arrangement and payments pursuant thereto between the Company and Parent not otherwise prohibited by this Indenture.

     SECTION 4.16 LIMITATION ON SALE, PREPAYMENT OR MODIFICATION OF THE INTERCOMPANY LOAN AGREEMENT AND THE PRIORITY AGREEMENT. (a) The Company will not, and will not permit any Restricted Subsidiary to:

     (1) amend, modify, supplement or waive any rights under the Intercompany Loan Agreement or the Priority Agreement in any manner that would adversely affect the rights of the Company or its creditors with respect to the Intercompany Loan Agreement or the Priority Agreement;

     (2) sell or otherwise dispose of or encumber the Intercompany Loan Agreement; or

     (3) in the case of Sections 4.16(a)(1) or (2), enter into any agreement that would have the same effect;

PROVIDED that the Intercompany Loan Agreement and the Priority Agreement may be amended, modified, supplemented or waived to cure any ambiguity, defect or inconsistency.

     (b) The Company will not, and will not permit any Restricted Subsidiary or any other Person that is an obligor with respect to the loans under the Intercompany Loan Agreement to prepay, repay, repurchase, redeem or otherwise acquire, reduce or retire the loan under the Intercompany Loan Agreement except
(i) in accordance with its terms or (ii) to accommodate or reflect a redemption or repurchase of outstanding Notes in a manner permitted by this Indenture.

     SECTION 4.17 SEC REPORTS. (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, for so long as any Notes

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are outstanding, the Company will provide the Trustee and the Holders of the
Notes with, (i) all annual and quarterly financial information that would be required to be filed on a Form 20-F and 10-Q (or any successor forms), respectively, as if the Company were required to file such forms and, with respect to the annual financial information, a report thereon by the Company's certified independent accountants and (ii) all information that would be required to be contained in current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports; PROVIDED, HOWEVER, that (A) quarterly financial information for the first and third fiscal quarters need not contain any reconciliation to generally accepted accounting principles in the United States but must be prepared in accordance with GAAP, (B) such quarterly information shall be furnished within 60 days of the end of the fiscal quarter of the Company and may be provided in a report on a Form 6-K, (C) such annual information shall be furnished within 120 days of the end of the fiscal year of the Company and (D) such information that would be required to be contained in a report of Form 8-K may be provided in a report on Form 6-K but must be submitted promptly (and in any event within the deadlines prescribed in the instructions to filing Forms 8-K). In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) beginning after the completion of the Exchange Offer and the Company will make such information available to securities analysts and prospective investors upon request. The Company will also furnish to the Holders of Notes, to prospective investors and to securities analysts, upon the requests of such Holders, prospective investors and securities analysts, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act by Persons not "affiliates" under the Securities Act.

     (b) If the Company has designated any of its Subsidiaries that would be considered either individually or taken together as a Significant Subsidiary as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 4.17(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

     (c) For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the information described above in this Section 4.17 also will be made available in Luxembourg through the offices of the Paying Agent in Luxembourg.

     SECTION 4.18 LIMITATION ON LINES OF BUSINESS. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

     SECTION 4.19 CHANGE OF CONTROL. (a) If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to EURO 1,000 or an integral multiple thereof) of that Holder's Notes pursuant to an offer (the "Change of Control Offer") on the terms set forth in this Indenture. In the Change of Control Offer, the Company will

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offer a payment (the "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of each of the Notes repurchased plus accrued and unpaid interest, Additional Amounts and Liquidated Damages, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder and to the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on a date (the "Change of Control Payment Date") specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. The Company will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.19 by virtue of such conflict.

     (b) On the Change of Control Payment Date, the Company will, to the extent lawful:

     (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all of the Notes or portions thereof so tendered; and

     (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

     (c) The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes and the Trustee, upon receipt of a Company Order, will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of EURO 1,000 or an integral multiple thereof.

     (d) In the case of Definitive Notes, if the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer; in the case of Global Notes, the Company will pay accrued and unpaid interest to the Change of Control Payment Date to the Holder on such date.

     (e) The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date; PROVIDED, that if and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will publish such public announcement in Luxembourg in a daily newspaper with general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT).

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     (f) This Section 4.19 will be applicable regardless of whether any other provisions of this Indenture are applicable.

     (g) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with this Section 4.19 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     SECTION 4.20 ADDITIONAL AMOUNTS. (a) At least 10 days prior to the first date on which payment of principal, premium, if any, or interest on the Notes is to be made, and at least 10 days prior to any subsequent such date if there has been any change with respect to the matters set forth in the Officers' Certificate described in this Section 4.20, the Company will furnish the Trustee and the Paying Agent, if other than the Trustee, with an Officers' Certificate instructing the Trustee and the Paying Agent whether such payment of principal, premium, if any, or interest on the Notes (whether or not in the form of Definitive Notes) shall be made to the Holders without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of (1) Luxembourg, the United States, Ireland or any political subdivision or governmental authority of any thereof or therein having power to tax, (2) any jurisdiction from or through which payment on the Notes is made, or any political subdivision or governmental authority thereof or therein having the power to tax or (3) any other jurisdiction in which the Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1), (2) and (3), a "Relevant Taxing Jurisdiction"), unless the withholding or deduction of Taxes is then required by law.

     (b) If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction will at any time be required from any payments made with respect to the Notes, including payments of principal, redemption price, interest, premium or Liquidated Damages, if any, the Payor will pay (together with such payments) such additional amounts pursuant to paragraph 3 of the Initial Notes and paragraph 2 of the Exchange Notes, as applicable (the "Additional Amounts").

     (c) The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to each Holder. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per EURO 1,000 principal amount of the Notes. Copies of such documentation will be available for inspection during ordinary business hours at the office of such Trustee by the Holders of the Notes upon request and will be made available at the offices of the Paying Agent located in Luxembourg if the Notes are then listed on the Luxembourg Stock Exchange.

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     (d) Wherever in this Indenture or the Notes there are mentioned, in any context, (i) the payment of principal, (ii) purchase prices in connection with a purchase of Notes, (iii) interest or (iv) any other amount payable on or with respect to any of the Notes, such reference shall be deemed to include payment of Additional Amounts as described under this Indenture and the Notes to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

     (e) The Company shall indemnify the Trustee and the Paying Agent for, and hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished to them pursuant to this Section 4.20.

     (f) Obligations under this Section 4.20 will survive any termination, defeasance or discharge of this Indenture.

     SECTION 4.21 PAYMENT OF NON-INCOME TAXES AND SIMILAR CHARGES. The Payor will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of any Notes or any other document or instrument referred to therein (other than a transfer of the Notes), or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside Luxembourg, Ireland, the United States or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

     SECTION 4.22 COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT. (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, the Company during such preceding fiscal year has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default occurred during such year and at the date of such certificate there is no Default which has occurred and is continuing or, if such signers do know of such Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, Additional Amounts, if any, or Liquidated Damages, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end. Upon becoming aware of, and as of such time that the Company should reasonably have become aware of, a Default or Event of Default, the Company also shall deliver to the Trustee, as soon as possible and in any event within five days thereafter, written notice of any events which would constitute a Default or Event of Default, their status and what

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action the Company is taking or proposes to take in respect thereof. The Company shall comply with TIA Section 314(a)(4).

     The annual financial statements delivered pursuant to Section 4.17 shall include, so long as not contrary to the then current recommendations of the Accounting Standards Board, a written report of the Company's independent accountants (who shall be a firm of established international reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Articles IV, V or VI of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     SECTION 4.23 LIMITATION ON DESIGNATION OF UNRESTRICTED SUBSIDIARIES. The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under the Section 4.4(a) or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as the Company shall determine. That designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

     SECTION 4.24 LIMITATION ON INVESTMENT COMPANY ACTIVITIES. The Company will not, nor will the Company permit any of its Restricted Subsidiaries or controlled Affiliates to, conduct its business in a fashion that would cause the Company to become subject to regulation under the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act"). For purposes of establishing the Company's compliance with this Section 4.24, any exemption which is or would become available under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act will be disregarded.

     SECTION 4.25 FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

     SECTION 5.1 CONSOLIDATION, MERGER, AND SALE OF ASSETS. (a) The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of

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all or substantially all of the properties or assets of the Company and its
Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

     (1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (the "SUCCESSOR COMPANY") is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia or any member of the European Union as of the date of this Indenture;

     (2) the Successor Company (if other than the Company) assumes all the obligations of the Company under the Notes, the Indenture, the Registration Rights Agreement and the Deposit Agreement pursuant to agreements reasonably satisfactory to the Trustee;

     (3) immediately after such transaction, no Default or Event of Default exists;

     (4) the Company or the Successor Company (if other than the Company) will, on the date of such transaction after giving PRO FORMA effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least EURO 1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.3(a) hereof or on the date of the transaction after giving PRO FORMA effect thereto and any related financing transaction, as if the same had occurred at the beginning of the applicable period, the PRO FORMA Fixed Charge Coverage Ratio of the Company or the Successor Company will exceed the actual Fixed Charge Coverage Ratio of the Company on such date; and

     (5) the Company has delivered to the Trustee opinions of tax counsel reasonably acceptable to the Trustee stating that (A) any payment of principal, redemption price or purchase price of, interest, premium, if any, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes by the Company or the Successor Company to a Holder of such Notes (or beneficial owner, if not a Holder) after the consolidation or merger, conveyance, transfer or lease of assets will be exempt from the Taxes and
     (B) no other taxes on income (including taxable capital gains) will be payable under the laws of the Relevant Taxing Jurisdiction by a Holder (or beneficial owner, if not a Holder) who is not and is not deemed to be a resident of the Relevant Taxing Jurisdiction and does not carry on a trade in the Relevant Taxing Jurisdiction through a branch, agency or permanent establishment to which the Notes of that Holder or beneficial owner are attributable (or, as the case may be, does not carry on any business activities through a branch, agency or permanent establishment in such Relevant Taxing Jurisdiction) in respect of the acquisition, ownership or disposition of Notes, including the receipt of principal, interest, premium, if any, Additional Amounts, if any, or Liquidated Damages, if any, pursuant to the Notes.

     (b) In addition, the Company may not, directly or indirectly, lease all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person.

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     (c) Notwithstanding Section 5.1(a)(4), (x) any Restricted Subsidiary of the
Company may consolidate or merge with or into or transfer all or part of its property and assets to the Company or a Wholly-Owned Restricted Subsidiary of the Company and (y) the Company may merge with an Affiliate owned 100% by Parent incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

     (d) For purposes of this Article V, the sale, assignment, transfer, conveyance, disposition or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     (e) In the event of an occurrence of any of the events described in this
Article V, the Company will inform the Luxembourg Stock Exchange of the occurrence of such event and provide a supplement to the Private Placement Memorandum setting forth reasonable details concerning the occurrence of such event. If and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will publish notice of the occurrence of any of the events described in this Article V in Luxembourg in a daily newspaper with general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT).

     SECTION 5.2 SUCCESSOR CORPORATION SUBSTITUTED. If any such consolidation, merger, sale, assignment, transfer, conveyance or disposition is consummated without causing an Event of Default, then the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Company had been named as the Company herein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Notes.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

     SECTION 6.1 EVENTS OF DEFAULT. Whenever used herein with respect to the Notes, "EVENT OF DEFAULT" means any one of the following events which shall have occurred and be continuing:

     (1) a default for 30 days in the payment when due of interest on, or Liquidated Damages or Additional Amounts with respect to, the Notes (whether or not prohibited by the subordination provisions set forth in Article X of this Indenture);

     (2) a default in payment when due of the principal of, or premium, if any, on the Notes (whether or not prohibited by the subordination provisions set forth in Article X of this Indenture);

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     (3)  a failure by the Company or any of its Restricted Subsidiaries to
     comply with the covenants contained in Section 4.14 or in Article V hereof;

     (4) a failure by the Company or any of its Restricted Subsidiaries for 30 days after notice by the Trustee or by the Holders of at least 25% in principal amount of the Notes to comply with any of the other agreements in this Indenture;

     (5) a default under any mortgage, indenture or instrument under which there is issued and outstanding any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

          (a) is caused by a failure to pay principal at the final stated maturity of such Indebtedness (after giving effect to any applicable grace period provided in the Indebtedness) (a "Payment Default"); or

          (b) results in the acceleration of such Indebtedness prior to its express maturity;

     and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates EURO 25.0 million or more;

     (6) failure by the Company or any of its Restricted Subsidiaries to pay final nonappealable judgments aggregating in excess of EURO 35.0 million, which judgments are not paid, discharged or stayed for a period of 90 days;

     (7) (A) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or (B) the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest

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     audited consolidated financial statements of the Company and its Restricted
     Subsidiaries), would constitute a Significant Subsidiary (i) commences a voluntary case (including taking any action for the purpose of winding up) under any applicable bankruptcy, insolvency, examination, court protection or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors.

     SECTION 6.2 ACCELERATION. In the case of an Event of Default arising under
Section 6.1(7) hereof, the principal of, premium, if any, accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, on all the Notes shall become will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee (upon request of Holders of at least 25% in principal amount of the Notes then outstanding) shall by notice in writing to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes may by notice in writing to the Company and the Trustee, declare all Notes to be due and payable, and any such notice shall specify the respective Event of Default and that such notice is a "notice of acceleration" (the "ACCELERATION NOTICE"), and the principal of, premium, if any, accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, on all the Notes shall become immediately due and payable. In the event of any Event of Default specified in Section 6.1(5) relating to Indebtedness under securities, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose, (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the creditors on such Indebtedness have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to such Event of Default or (z) if the default that is the basis for such Event of Default has been cured.

     SECTION 6.3 OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or, premium, if any, interest, Additional Amounts, if any, or Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     SECTION 6.4 THE TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto.

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     SECTION 6.5 RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

     SECTION 6.6 DELAY OR OMISSION NOT WAIVER. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes.

     SECTION 6.7 WAIVER OF PAST DEFAULTS. Subject to Sections 6.10 and 9.2, at any time after a declaration of acceleration with respect to the Notes as described in Section 6.2, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Trustee, may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default (except with respect to a continuing Default or Event of Default in the payment of principal, premium, interest, Additional Amounts, if any, Liquidated Damages, if any, and other monetary obligations on the Notes) and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, interest, Additional Amounts, if any, Liquidated Damages, if any, and other monetary obligations on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Such waiver shall not excuse a continuing Event of Default in the payment of interest, premium, if any, principal, Additional Amounts, if any, or Liquidated Damages, if any, on such Note held by a non-consenting Holder, or in respect of a covenant or a provision which cannot be amended or modified without the consent of all Holders. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders has consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

     SECTION 6.8 CONTROL BY MAJORITY. Subject to Section 2.10, the Holders of not less than a majority in principal amount of the outstanding Notes may, by written notice to the Trustee, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of another Holder of Notes, or that would involve the Trustee in liability or expense; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

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     SECTION 6.9 LIMITATION ON SUITS. Except to enforce the right to receive payment of principal, premium, if any, interest when due, Liquidated Damages, if any, and Additional Amounts, if any, no Holder may pursue any remedy with respect to this Indenture or the Notes, unless:

     (1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

     (2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy;

     (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

     (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

     (5) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

     SECTION 6.10 RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture (including, without limitation, Section 8.9 hereof), the right of any Holder to receive payment of principal of, premium, if any, interest, Additional Amounts, if any and Liquidated Damages, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.11 COLLECTION SUIT BY TRUSTEE. If an Event of Default in payment of principal, premium, if any, interest, Additional Amounts, if any or Liquidated Damages, if any, specified in clause (1) or clause (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, Additional Amounts, if any, and Liquidated Damages, if any, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

     SECTION 6.12 TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, accountants and experts) and the Holders allowed in any judicial proceedings relating to the Company, its creditors or its property or other obligor on the Notes, its creditors and its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any

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such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

     SECTION 6.13 PRIORITIES. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

     First: to the Trustee, the Agents and their agents and attorneys for amounts due under Section 7.7, including payment of all compensation, fees, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, respectively; and

     Third: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

     The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13; PROVIDED that the failure to give any such notice shall not affect the establishment of such record date or payment date for Holders pursuant to this Section 6.13.

     SECTION 6.14 RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder of any Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Notes shall continue as though no such proceeding had been instituted.

     SECTION 6.15 UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable

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costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.15 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.10, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

     SECTION 6.16 ADDITIONAL PAYMENTS. In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company in bad faith with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture or was required to repurchase the Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to October 1, 2005 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company in bad faith with the intention of avoiding the prohibition on redemption of the Notes prior to October 1, 2005, then the premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

                                   ARTICLE VII

                                     TRUSTEE

     SECTION 7.1 DUTIES OF TRUSTEE. (a) If an Event of Default actually known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the Holders of Notes, unless they shall have offered to the Trustee reasonable indemnity or security against any loss, liability or expense.

     (b) Except during the continuance of an Event of Default actually known to the Trustee:

     (1) The Trustee and the Agents will perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Agents.

     (2) In the absence of bad faith on their part, the Trustee and the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to them pursuant to Section
     11.4 furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are required to be furnished to the Trustee or the Agents, the Trustee or the Agents, as applicable, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

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     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

     (1)  This paragraph does not limit the effect of subsection (b) of this
     Section 7.1.

     (2) Neither the Trustee nor Agent shall be liable for any error of judgment made in good faith by a Trust Officer of such Trustee or Agent, unless it is proved that the Trustee or such Agent was negligent in ascertaining the pertinent facts.

     (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.8.

     (d) No provision of this Indenture shall require the Trustee or any Agent to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

     (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a),
(b), (c) and (d) of this Section 7.1.

     (f) Neither the Trustee nor the Agents shall be liable for interest on any money received by it except as the Trustee and any Agent may agree in writing with the Company. Money held in trust by the Trustee or any Agent need not be segregated from other funds except to the extent required by law.

     (g) Any provision hereof relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and, upon qualification of this Indenture under the TIA, the TIA.

     (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities it which it may serve, and to each Agent, custodian and other person employed to act hereunder.

     SECTION 7.2 RIGHTS OF TRUSTEE. Subject to Section 7.1:

     (a) The Trustee and each Agent may rely conclusively on and shall be protected from acting or refraining from acting based upon any document believed by them to be genuine and to have been signed or presented by the proper person. Neither the Trustee nor any Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Trustee or its Agent, as the case may be, in its discretion, may make reasonable further inquiry or investigation into such facts or matters stated in such document and if the Trustee or its Agent as the case may be, shall determine to make such further inquiry or investigation, it shall be entitled to examine the books,

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records and premises of the Company, at reasonable times during normal business hours, personally or by agent or attorney. The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation Defaults or Events of Default) unless a Trust Officer assigned to and working in the Trustee's Corporate Trust and Agency Services office has actual knowledge thereof or unless written notice thereof is received by the Trustee, attention:
Corporate Trust and Agency Services and such notice references the Notes generally, the Company or this Indenture;

     (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate or Company Order and any resolution of the Board of Directors of the Company, as the case may be, may be sufficiently evidenced by a Board Resolution;

     (c) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both, which shall conform to the provisions of Sections 11.4 and 11.5. Neither the Trustee nor any Agent shall be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

     (d) The Trustee and any Agent may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee or such Agent) appointed with due care.

     (e) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

     (f) The Trustee or any Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (g) Subject to Section 9.2, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required by the terms hereof, but shall not without the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of this Indenture, in each case, that shall have a material adverse effect on the interests of any Holder. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall have a material adverse effect on the interests of any Holder.

     SECTION 7.3 INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee or any Agent in its respective individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not the Trustee or an Agent. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC

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for permission to continue as trustee or resign. Any Agent may do the same with like rights. The Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.4 TRUSTEE'S DISCLAIMER. The Trustee and the Agents shall not be responsible for and make no representation as to the validity, effectiveness, correctness or adequacy of this Indenture, the offering materials related to the Indenture or the Notes; it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof; it shall not be responsible for the use or application of any money received by any Agent and it shall not be responsible for any statement or recital herein of the Company, or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication.

     SECTION 7.5 NOTICE OF DEFAULT. If an Event of Default occurs and is continuing and a Trust Officer of the Trustee receives actual notice of such event, the Trustee shall mail to each Holder, as their names and addresses appear on the list of Holders described in Section 2.5, notice of the uncured Default or Event of Default within 90 days after the Trustee receives such notice. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, interest, Additional Amounts, if any, or Liquidated Damages, if any, on any Note, including the failure to make payment on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the date required for payment pursuant to an Asset Sale Offer, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

     SECTION 7.6 REPORT BY TRUSTEE TO HOLDERS. This Section 7.6 shall not be operative as a part of this Indenture until this Indenture is qualified under the TIA, and, until such qualification, this Indenture shall be construed as if this Section 7.6 were not contained herein.

     Within 60 days after each September 30 beginning with September 30, 2003, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), 313(c) and 313(d).

     A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Notes are listed.

     The Company shall promptly notify the Trustee in writing if subsequent to the date hereof the Notes become listed on any securities exchange or of any delisting thereof.

     SECTION 7.7 COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee and Agents from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee's and the Agents' compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and Agent upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of

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counsel) incurred or made by it in addition to the compensation for their services, except any such disbursements, expenses and advances as may be attributable to the Trustee's or any Agent's gross negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's and Agents' accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.4 hereof.

     The Company agrees to pay the reasonable fees and expenses of the Trustee's legal counsel, Moses & Singer LLP, no later than the Closing Date in connection with its review, preparation and delivery of this Indenture and related documentation.

     The Company shall indemnify each of the Trustee, any predecessor Trustee and the Agents (which, for purposes of this paragraph, include such Trustee's and Agents' affiliates, officers, directors, employees and agents) and in any other capacity the Trustee may serve hereunder for, and hold them harmless against, any and all loss, damage, claim, expense or liability including taxes (other than taxes based on the income of the Trustee) incurred by the Trustee or an Agent without negligence, willful misconduct or bad faith on its part, as determined by a court of competent jurisdiction in a final non-appealable decision in connection with acceptance of administration of this trust and performance of its duties under this Indenture, including the reasonable expenses and attorneys' fees and expenses of defending itself against any claim of liability arising hereunder. The Trustee and the Agents shall notify the Company promptly of any claim asserted against the Trustee or such Agent for which it may seek indemnity. However, the failure by the Trustee or the Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee or such Agent shall cooperate in the defense (and may employ its own counsel reasonably satisfactory to the Trustee) at the Company's expense. The Trustee or such Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

     To secure the Company's payment obligations in this Section 7.7, the Trustee and the Agents shall have a senior Lien prior to the Notes against all money or property held or collected by the Trustee and the Agents, in its capacity as Trustee or Agent, except money or property held in trust to pay principal or premium, if any, Additional Amounts, if any, Liquidated Damages, if any, or interest on particular Notes.

     When the Trustee or an Agent incurs expenses or renders services after the occurrence of an Event of Default specified in clause (7) of Section 6.1, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this Section 7.7 and any claim arising hereunder shall survive the termination of this Indenture, the resignation or removal of any Trustee or Agent, the discharge of the Company's obligations pursuant to Article VIII and any rejection or termination under any Bankruptcy Law.

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     SECTION 7.8 REPLACEMENT OF TRUSTEE. The Trustee and any Agent may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee or Agent by so notifying the Company and the Trustee or such Agent, as the case may be, in writing and may appoint a successor trustee or agent with the Company's consent. A resignation or removal of the Trustee or any Agent and appointment of a successor Trustee or Agent, as the case may be, shall become effective only upon the successor Trustee's or Agent's acceptance of appointment, as the case may be, as provided in this section. The Company may remove the Trustee or an Agent if:

     (1) the Trustee of Agent, as the case may be, fails to comply with Section 7.10;

     (2) the Trustee or Agent, as the case may be, is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee or Agent, as the case may be, under any Bankruptcy Law;

     (3) a receiver or other public officer takes charge of the Trustee or Agent, as the case may be, or its respective property; or

     (4) the Trustee or Agent, as the case may be, becomes incapable of acting with respect to its duties hereunder.

     If the Trustee or an Agent resigns or is removed or if a vacancy exists in the office of Trustee or Agent for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee or Agent, as the case may be. Within one year after the successor Trustee or Agent takes office, the Holders of a majority in principal amount of the then outstanding Notes may, with the Company's consent, appoint a successor Trustee or Agent, as the case may be, to replace the successor Trustee or Agent appointed by the Company.

     A successor Trustee or Agent, as the case may be, shall deliver a written acceptance of its appointment to the retiring Trustee or Agent and to the Company. Immediately after that, the retiring Trustee or Agent, as the case may be, shall transfer, after payment of all sums then owing to the Trustee or Agent, as the case may be, pursuant to Section 7.7, all property held by it as Trustee or Agent to the successor Trustee or Agent, subject to the Lien provided in Section 7.7, the resignation or removal of the retiring Trustee or Agent, as the case may be, shall become effective, and the successor Trustee or Agent, as the case may be, shall have all the rights, powers and duties of the Trustee or Agent under this Indenture. A successor Trustee or Agent shall mail notice of its succession to each Holder.

     If a successor Trustee or Agent does not take office within 60 days after the retiring Trustee or Agent resigns or is removed, the retiring Trustee or Agent (as the case may be), the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or Agent.

     If the Trustee or Agent after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee or Agent, as the case may be, and the appointment of a successor thereto.

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     Notwithstanding replacement of the Trustee or Agent pursuant to this
Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee or Agent, as the case may be, and the Company shall pay to any replaced or removed Trustee or Agent all amounts owed under
Section 7.7 upon such replacement or removal.

     SECTION 7.9 SUCCESSOR TRUSTEE BY MERGER, ETC. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by consolidation, merger or conversion to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

     SECTION 7.10 CORPORATE TRUSTEE REQUIRED; ELIGIBILITY. There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under the TIA and shall have a combined capital and surplus of at least U.S.$50,000,000 and have its Corporate Trust Office in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a federal, State or District of Columbia supervising or examining authority within the United States of America, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     The Trustee under this Indenture shall always satisfy the requirements of TIA Sections 310(a)(1), (2) and (5). The Trustee shall comply with Section 310(b) of the TIA; PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     SECTION 7.11 DISQUALIFICATION; CONFLICTING INTERESTS. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

     SECTION 7.12 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee, in its capacity as Trustee hereunder, shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

     SECTION 7.13 FORCE MAJEURE. In no event shall the Trustee, in each of its capacities hereunder, be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God,

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flood, war (whether declared or undeclared), terrorism, fire, riot, embargo and government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services or the obligations contemplated by this Indenture.

                                  ARTICLE VIII

                     SATISFACTION AND DISCHARGE OF INDENTURE

     SECTION 8.1 OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE. The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Notes, elect to have either Section 8.2 or 8.3 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

     SECTION 8.2 LEGAL DEFEASANCE AND DISCHARGE. Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged all the obligations relating to the outstanding Notes and the Notes shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.6, Section 8.8 and the other Sections of this Indenture referred to below in this Section 8.2, and to have satisfied all of their other obligations under such Notes and this Indenture and cured all then existing Events of Default (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

     (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on such Notes on such Notes when such payments are due (including on a Redemption Date) from the trust created pursuant to this Indenture;

     (2) the Company's obligations with respect to Notes concerning issuing temporary Notes, or, where relevant, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith set forth in Article VII hereof; and

     (4)  this Article VIII and the obligations set forth in Section 8.6 hereof.

Subject to compliance with this Article VIII, the Company may exercise its option under Section 8.2 notwithstanding the prior exercise of its option under
Section 8.3 with respect to the Notes. If the Company exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

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     SECTION 8.3 COVENANT DEFEASANCE. Upon the Company's exercise under Section
8.1 of the option applicable to this Section 8.3, the Company shall be released from any obligations under the covenants contained in Sections 4.3, 4.4, (if the Company has made the election pursuant to the last sentence of this paragraph) 4.8, 4.10, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.23 and 4.26 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE") and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).

     For the purposes hereof, such Covenant Defeasance means that, (i) with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and (ii) payment on the Notes may not be accelerated because of an Event of Default specified in clause (3) (insofar as it relates to Section 4.14 hereof), (4) (insofar as it relates to Sections 4.3, 4.4, (if the Company has made the election pursuant to the last sentence of the immediately preceding paragraph) 4.8, 4.10, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.23 and 4.26 hereof), (5), (6) and (if the
Company has made the election pursuant to the last sentence of the immediately preceding paragraph) (7) of Section 6.1 hereof.

     SECTION 8.4 CONDITIONS TO LEGAL OR COVENANT DEFEASANCE. The following shall be the conditions to the application of either Section 8.2 or Section 8.3 to the outstanding Notes:

     (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in euro in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, interest, premium, Liquidated Damages, if any, and Additional Amounts, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

     (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee (x) an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that (A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; and (y) an Opinion of Counsel in Ireland reasonably acceptable to the Trustee to the effect that (A) the Holders of the outstanding Notes will not recognize income, gain or loss for Irish income tax purposes as a result of such Legal Defeasance and will be subject to Irish income tax on the

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     same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and (B) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of Ireland or any political subdivision thereof or therein having the power to tax;

     (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee (x) an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and (y) an Opinion of Counsel in Ireland reasonably acceptable to the Trustee to the effect that (A) the Holders of the outstanding Notes will not recognize income, gain or loss for Irish income tax purposes as a result of such Covenant Defeasance and will be subject to Irish income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and (B) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of Ireland or any political subdivision thereof or therein having the power to tax;

     (4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the later of (A) the 91st day after the date of deposit or (B) the day immediately following the last day on which payment of or the deposit with respect to any such Note may be set aside as a preferential payment under applicable law;

     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture but in any event including the Senior Credit Agreement) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (6) the Company must have delivered to the Trustee an Opinion of Counsel in each applicable jurisdiction to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit or, if longer, the day immediately following the last day on which the deposit may be set aside as a preferential payment under applicable law, and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after such day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such

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     Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

     (8) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

     SECTION 8.5 SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder when:

     (1) either (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, and cash in euro in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Notes not delivered to the Trustee for cancellation for principal, premium, Liquidated Damages, if any, and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;

     (2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any other instrument to which the Company is a party or by which the Company is bound;

     (3) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

     (4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be.

     SECTION 8.6 SURVIVAL OF CERTAIN OBLIGATIONS. Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in
Section 8.1, 8.2, 8.3, 8.4 or 8.5, the respective obligations of the Company and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11,
2.12, 2.13, 2.14, 4.1, 4.2, 4.5, 4.6, 4.7, 4.9, 4.11, 4.20, 4.21, 4.22, 4.24,
6.10, Article VII, Article VIII and Section 11.12 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Articles VII and VIII shall survive. Nothing contained in this
Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

     SECTION 8.7 ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE. Subject to Section 8.10, after (i) the conditions of Section 8.4 or 8.5 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this

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Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of all of the Company's obligations under this Indenture except for those surviving obligations specified in this Article VIII.

     SECTION 8.8 APPLICATION OF TRUST MONEYS. All cash in Euro deposited with the Trustee pursuant to Section 8.4 or 8.5 in respect of Notes shall be held in trust and applied by it, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon for principal, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash deposited pursuant to
Section 8.4 or 8.5 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

     SECTION 8.9 REPAYMENT TO THE COMPANY; UNCLAIMED MONEY. The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company Order any cash held by them at any time that are not required for the payment of the principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes for which cash has been deposited pursuant to Section 8.4 or 8.5.

     Any money held by the Trustee or any Paying Agent under this Article, in trust for the payment of the principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, has become due and payable shall be paid to the Company upon Company Order or if then held by the Company shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company give notice to the Holders or cause to be published notice once, in a leading newspaper having a general circulation in New York (which is expected to be THE WALL STREET JOURNAL) (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT)) or in the case of Definitive Notes, in addition to such publication, mail to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, publish in a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT)), that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Company.

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     SECTION 8.10 REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any cash in accordance with Section 8.2, 8.3, 8.4 or 8.5 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3, 8.4 or 8.5 until such time as the Trustee or Paying Agent is permitted to apply all such cash in accordance with Section 8.2, 8.3, 8.4 or 8.5; PROVIDED, HOWEVER, that if the Company has made any payment of interest on, premium, if any, principal, Additional Amounts, if any, and Liquidated Damages, if any, of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 9.1 WITHOUT CONSENT OF HOLDERS OF NOTES. Notwithstanding Section
9.2 hereof, the Company, the Trustee and the Principal Paying Agent together may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note to:

     (1)  to cure any ambiguity, defect, error or inconsistency;

     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes (PROVIDED that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

     (3) to provide for the assumption of the Company's obligations to Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

     (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of any such Holder; or

     (5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

     Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which adversely affects its own rights, duties or immunities hereunder or otherwise.

     The Company will inform the Luxembourg Stock Exchange of any of the foregoing amendments, supplements and waivers and provide, if necessary, a supplement to the Private

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Placement Memorandum setting forth reasonable details in connection with any such amendments, supplements or waivers.

     SECTION 9.2 WITH CONSENT OF HOLDERS OF NOTES. The Company and the Trustee may amend or supplement this Indenture, the Notes or any amended or supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.7 and 6.10, any existing Default or Event of Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes):

     (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants in Sections 4.14 and 4.19 hereof, in which case any amendment or waiver with respect thereto may be effected with the consent of Holders of 66 2/3% or greater principal amount of the Notes then outstanding);

     (3) reduce the rate of or change the time for payment of interest on any Note;

     (4) waive a Default or Event of Default in the payment of principal of, or interest, premium, Liquidated Damages, if any, or Additional Amounts, if any, on the Notes (except a rescission of acceleration of such Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration);

     (5)  make any Note payable in money other than that stated in the Notes;

     (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of such Notes to receive payments of principal of, interest, premium, Liquidated Damages, if any, or Additional Amounts, if any, on such Notes or the rights of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

     (7)  waive a redemption payment with respect to any Note;

     (8)  make any change in the provisions of this Indenture described in
     Section 4.20 hereof that adversely affects the rights of any Holder of such Notes or amends the terms of such Notes in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Payor agrees to pay Additional Amounts, if any, in respect thereof;

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     (9)  make any changes in the subordination provisions of the Intercompany
     Loan Agreement or the Priority Agreement that would adversely affect the Holders of Notes; or

     (10) make any change in the preceding amendment and waiver provisions.

Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee's own rights, duties or immunities hereunder or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture. It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

     After an amendment, supplement or waiver under the foregoing paragraph becomes effective, the Company shall, in the case of Definitive Notes, mail to the Holders of the Notes a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not in any way impair or affect the validity of such amended or supplemented indenture or waiver. In addition, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will publish notice of any amendment, supplement and waiver in Luxembourg in a daily newspaper with general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT).

     SECTION 9.3 COMPLIANCE WITH TIA. From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

     SECTION 9.4 REVOCATION AND EFFECT OF CONSENTS. (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

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     (b) The Company may fix a record date for determining which Holders of the
Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to
Section 2.5 or (ii) such other date as the Company shall designate.

     SECTION 9.5 NOTATION ON OR EXCHANGE OF NOTES. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

     SECTION 9.6 TRUSTEE TO SIGN AMENDMENTS, ETC. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; PROVIDED, HOWEVER, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel shall not be an expense of the Trustee.

                                    ARTICLE X

                                  SUBORDINATION

     SECTION 10.1 AGREEMENT TO SUBORDINATE. The Company agrees, and each holder of Notes by accepting a Note agrees, that the indebtedness evidenced by the Note is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or payment satisfactory to holders of Senior Debt of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

     SECTION 10.2 LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any distribution to creditors of the Company in a liquidation, dissolution or winding up of the Company or in a bankruptcy, administration, reorganization, examination, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

          (1) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) in cash or other payment satisfactory to the holders of the Senior Debt before holders of Notes shall be entitled to receive any payment with respect to the Notes; and

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          (2) until all Senior Debt is paid in full in cash or other payment satisfactory to the holders of the Senior Debt, any distribution to which holders of Notes would be entitled but for this Article X shall be made to holders of Senior Debt, as their interests may appear.

     SECTION 10.3 DEFAULT ON SENIOR DEBT AND/OR DESIGNATED SENIOR DEBT. Anything contained in this Indenture to the contrary notwithstanding, no payment on account of principal of or premium, if any, or interest on, or other amounts due on the Notes, and no redemption, repurchase, or other acquisition of the Notes, shall be made by or on behalf of the Company unless:

     (a) full payment of all amounts then due for principal of and interest on, and of all other amounts then due on, all Senior Debt of the Company has been made pursuant to the terms of the instruments governing such Senior Debt; and

     (b) at the time for, and immediately after giving effect to, such payment, redemption, repurchase or other acquisition, there shall not exist under any Senior Debt of the Company, or any agreement pursuant to which any Senior Debt of the Company is issued, any default which shall not have been cured or waived and which default shall have resulted in the full amount of such Senior Debt being declared due and payable.

     In addition, if the Trustee shall receive written notice from the holders of Designated Senior Debt or their Representative (a "Blockage Notice") that there has occurred and is continuing under such Designated Senior Debt, or any agreement pursuant to which such Designated Senior Debt is issued, any default, which default shall not have been cured or waived, giving the holders of such Designated Senior Debt the right to declare such Designated Senior Debt immediately due and payable, then, anything contained in this Indenture to the contrary notwithstanding, no payment on account of the principal of or premium, if any, or interest on or any other amounts due on the Notes, other than payments of interest in the form of Additional Notes, and no redemption, repurchase or other acquisition of the Notes, shall be made by or on behalf of the Company during the period (the "Payment Blockage Period") commencing on the date of receipt of the Blockage Notice and ending 179 days thereafter, or earlier if such Payment Blockage Period is terminated by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage
Notice:

     (i) because the default giving rise to such Blockage Notice is no longer continuing; or

     (ii) because such Designated Senior Debt has been repaid in full.

     The Company may resume payments on the Notes after the end of the Payment Blockage Period, unless the holders of such Designated Senior Debt or the Representative of such holders have accelerated the maturity of such Designated Senior Debt. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Debt during such period.

     In the event of:

     (1) a total or partial liquidation or a dissolution of the Company;

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     (2) a reorganization, bankruptcy, insolvency, receivership of or similar proceeding relating to the Company or its property; or

     (3) an assignment for the benefit of creditors or marshaling of the Company's assets and liabilities,

then the holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents in respect of Senior Debt (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Debt, whether or not a claim for such interest would be allowed) before the holders of the Notes will be entitled to receive any payment or distribution, in the event of any payment or distribution of the assets or securities of the Company. In addition, until the Senior Debt is paid in full in cash or Cash Equivalents, any payment or distribution to which holders of the Notes would be entitled but for this Article X will be made to holders of the Senior Debt as their interests may appear. If a payment or distribution is made to holders of the Notes that, due to this Article X, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Debt and pay it over to them as their interests may appear.

     SECTION 10.4 ACCELERATION OF NOTES. If payment of the Notes is accelerated because of an Event of Default (other than an Event of Default with respect to the Company specified in clause (7) of Section 6.1) the Company shall promptly notify holders of Designated Senior Debt or the Representative of the Designated Senior Debt of the acceleration. The Company may not pay the Notes until five Business Days after such holders of Designated Senior Debt or the Representative of the Designated Senior Debt receives notice of such acceleration and, thereafter, may pay the Notes only if the provisions of this Article X otherwise permit payment at that time.

     SECTION 10.5 WHEN DISTRIBUTION MUST BE PAID OVER. In the event that the Trustee, any holder of Notes or any other person receives any payment or distribution of assets of the Company of any kind with respect to the Notes in contravention of any terms contained in this Indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, then such payment or distribution shall be held by the recipient in trust for the benefit of holders of Senior Debt, and shall be immediately paid over and delivered to the holders of Senior Debt or their representative(s), to the extent necessary to make payment in full in cash or other payment satisfactory to such holders of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor, to or for the holders of Senior Debt; PROVIDED, that the foregoing shall apply to the Trustee only if a Trust Officer of the Trustee has actual knowledge (as determined in accordance with Section 10.11) that such payment or distribution is prohibited by this Indenture.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of holders of Notes or the Company or any other person money or

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assets to which any holders of Senior Debt shall be entitled by virtue of this
Article X, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

     SECTION 10.6 NOTICE BY COMPANY. The Company shall promptly notify the Trustee of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes or the purchase of any Notes by the Company to violate this Article X, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this
Article X.

     SECTION 10.7 SUBROGATION. After all Senior Debt is paid in full and until the Notes are paid in full, holders of Notes shall be subrogated (equally and ratably with all other indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article X to holders of Senior Debt that otherwise would have been made to holders of Notes is not, as between the Company and holders of Notes, a payment by the Company on the Notes.

     SECTION 10.8 RELATIVE RIGHTS. This Article defines the relative rights of holders of Notes and holders of Senior Debt. Nothing contained in this Indenture shall:

          (1) impair, as between the Company and holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of or premium, if any, and interest on the Notes in accordance with their terms;

          (2) affect the relative rights of holders of Notes and creditors (other than with respect to Senior Debt) of the Company, other than their rights in relation to holders of Senior Debt; or

          (3) prevent the Trustee or any holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the notice requirements of Section 6.2 and to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to holders of Notes.

     If the Company fails because of this Article to pay principal of, premium, if any, or interest on a Note on the due date, the failure is still a Default or Event of Default.

     SECTION 10.9 SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

     No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any holder of Notes or by the failure of the Company or any such holder to comply with this Indenture.

     SECTION 10.10 DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative(s).

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     Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee and the holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders of Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

     SECTION 10.11 RIGHTS OF TRUSTEE AND PAYING AGENT. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee (other than pursuant to Section 10.4), and the Trustee may continue to make payments on the Notes, unless a Trust Officer shall have received at least two business days prior to the date of such payment or distribution written notice of facts that would cause such payment or distribution with respect to the Notes to violate this Article X. Only the Company or a Representative may give the notice.

     Nothing contained in this Article X shall impair or extend to the claims of, or payments or distributions to, the Trustee under or pursuant to Section
7.7 hereof.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

     The Trustee shall not be liable to any holder of Senior Debt in the event that the Trustee, acting in good faith, shall pay over or distribute to the Holders, the Company, or any other Person, any payment or property to which any holders of Senior Debt are entitled by virtue of this Article X or otherwise. Nothing contained in this paragraph shall affect the obligation to hold such payment for the benefit of, and to pay such payment over to the holders of Senior Debt.

     SECTION 10.12 AUTHORIZATION TO EFFECT SUBORDINATION. Each holder of a Note by the holder's acceptance thereof authorizes and directs the Trustee on the holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article X, and appoints the Trustee to act as the holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.12 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Debt or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Notes.

     SECTION 10.13 ARTICLE APPLICABLE TO PAYING AGENTS. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article

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in addition to or in place of the Trustee; PROVIDED, HOWEVER, that the second and third paragraphs of Section 10.11 shall not apply to the Company or any subsidiary of the Company if it or such subsidiary acts as Paying Agent.

     SECTION 10.14 SENIOR DEBT ENTITLED TO RELY. The holders of Senior Debt shall have the right to rely upon this Article X, and no amendment or modification of the provisions contained herein shall diminish or adversely affect the rights of such holders unless such holders shall have agreed in writing thereto.

     SECTION 10.15 PERMITTED PAYMENTS. Notwithstanding anything to the contrary contained in this Article X, the holders of Notes may receive and retain at any time on or prior to the Maturity Date (i) securities that are subordinated to at least the same extent as the Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) payments and other distributions made from any trust created pursuant to Article VIII hereof; PROVIDED, HOWEVER, that no amounts shall be deposited with the Trustee in trust pursuant to Article VIII hereof if all Designated Senior Debt has not been paid in full in cash.

     SECTION 10.16 NO WAIVER OF SUBORDINATED PROVISIONS

     No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Notes, without incurring responsibility to the holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the holders of the Notes to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other person.

                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 11.1 TIA CONTROLS. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that can be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

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     SECTION 11.2 NOTICES. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or first-class mail, postage prepaid, addressed as follows:

   if to the Company:

     Attention: Bradwell Limited
     MDP Acquisitions plc
     Arthur Cox Building
     Earlsfort Centre
     Earlsfort Terrace
     Dublin 2
     Ireland
     Facsimile: +353 1 618 0618

     with a copy to:

     Attention: Mr. Dennis M. Myers
     Kirkland & Ellis
     200 East Randolph Drive
     Chicago, Illinois
     United States
     Facsimile: +1-312-861-2200

   if to the Trustee:

     Attention: Susan Johnson
     Deutsche Bank Trust Company Americas
     Corporate Trust and Agency Services
     100 Plaza One - MSJCY03-0603
     Jersey City, NJ 07311
     Telecopier: +1-201-593-6443
     Telephone: +1-212-593-6348

   if to the Principal Paying Agent:

     Attention: Corporate Trust and Agency Services
     Deutsche Bank AG London as Principal Paying Agent and Transfer Agent Winchester House
     1 Great Winchester Street
     London EC2N 2DB
     England
     Telecopier: +44-207-547-6149

     Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company and the Trustee shall be deemed to have been given or made as

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of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by first class mail, postage prepaid (except that a notice of change of address and a Notice to the Trustee shall not be deemed to have been given until actually received by the addressee).

     Notices regarding the Notes will be published in a leading newspaper having a general circulation in New York (which is expected to be THE WALL STREET JOURNAL). In the case of Definitive Notes, all notices to Holders of Notes will be validly given if mailed to them at their respective addresses in the register of the Holders of such Notes, if any, maintained by the Registrar. And, so long as any of the Notes are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT) or, if in the opinion of the Trustee such publication is not practicable, in an English language newspaper having general circulation in Europe. Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; PROVIDED that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. For so long as any Notes are represented by Global Notes, all notices to Holders of the Notes will be delivered to Euroclear and Clearstream, each of which will give notice of such notice to the holders of the Book-Entry Interests. Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to him if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 11.3 COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other person shall have the protection of Section 312(c) of the TIA.

     SECTION 11.4 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee or an Agent to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

     (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5), stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied or complied with; and

     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or such Agent (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied or complied with.

     In any case where several matters are required to be certified by, or covered by an Opinion of Counsel of, any specified Person, it is not necessary that all such matters be certified

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by, or covered by the Opinion of Counsel of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an Opinion of Counsel with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an Opinion of Counsel as to such matters in one or several documents.

     Any certificate of an Officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which his certificate is based are erroneous. Any Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 11.5 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

     SECTION 11.6 RULES BY TRUSTEE, PAYING AGENT (INCLUDING PRINCIPAL PAYING AGENT), REGISTRAR. The Trustee, Paying Agent (including the Principal Paying Agent) or Registrar may make reasonable rules for its functions.

     SECTION 11.7 LEGAL HOLIDAYS. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

     SECTION 11.8 GOVERNING LAW. THIS INDENTURE AND THE NOTES, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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     SECTION 11.9 SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE.
To the fullest extent permitted by applicable law, the Company irrevocably submits to the non-exclusive jurisdiction of and venue in any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising out of or under or in connection with this Indenture or any of the transactions contemplated hereby, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints National Registered Agents, Inc. (the "AUTHORIZED AGENT"), as its authorized agent upon whom process may be served in any such suit or proceeding. The Company represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs its Authorized Agent to accept such service. The Company further agrees that service of process upon its Authorized Agent and written notice of said service to the Company, mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Company agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. Notwithstanding the foregoing, any action against the Company arising out of or based on this Indenture or the transactions contemplated hereby may also be instituted in any competent court in Ireland and the Company expressly accepts the jurisdiction of any such court in any such action. The Company hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Notes or the transactions contemplated hereby. The provisions of this
Section 11.9 are intended to be effective upon the execution of this Indenture and the Notes without any further action by the Company or the Trustee and the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters

     SECTION 11.10 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 11.11 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS OR STOCKHOLDERS. No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     SECTION 11.12 CURRENCY INDEMNITY. The Euro is the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than euro (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any Holder of a Note or the Trustee in respect of any sum expressed to be due to it from the Company will only constitute a discharge to the Company to the extent of the euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that euro amount is less than the euro amount expressed to be due to the recipient under any Note or the Trustee, the Company will indemnify them against any loss sustained by them as a result. In any event, the Company will indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 11.12, it will be sufficient for the Holder of a Note or the Trustee to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of euro been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of euro on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Company's other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any Holder of a Note or the Trustee and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or the Trustee.

     SECTION 11.13 CURRENCY CALCULATION. Except as otherwise expressly set forth herein, for purposes of determining compliance with any euro-denominated restriction herein, the euro-equivalent amount for purposes hereof that is denominated in a non-euro currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-euro amount is incurred or made, as the case may be.

     SECTION 11.14 INFORMATION. For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, copies of this Indenture and the Registration Rights Agreement will be made available in Luxembourg through the offices of the Paying Agent in Luxembourg.

     SECTION 11.15 SUCCESSORS. All agreements of the Company in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 11.16 COUNTERPART ORIGINALS. All parties hereto may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent one and the same agreement.

     SECTION 11.17 SEVERABILITY. In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     SECTION 11.18 TABLE OF CONTENTS, HEADINGS, ETC. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first written above.

                                       MDP ACQUISITIONS PLC


                                       PRESENT when the Common Seal of MDP
                                       Acquisitions plc was affixed hereto:-


                                       By: /s/ IAN J. CURLEY
                                          ------------------------
                                       Name: Ian J. Curley
                                       Title: Director


                                       By: /s/ DECLAN HAYES
                                          ------------------------
                                       Name: Declan Hayes
                                       Title: Secretary
                                         -------------------------
                                         For and on behalf of
                                         BRADWELL LIMITED, SECRETARY.

                                       DEUTSCHE BANK TRUST COMPANY
                                       AMERICAS, as Trustee, Registrar and
                                       Paying Agent


                                       By: /s/ WANDA CAMACHO
                                          ------------------------
                                       Name:
                                       Title:

                                       DEUTSCHE BANK LUXEMBOURG S.A.,
                                       as Paying Agent and Transfer Agent


                                       By:    /s/ C.A. MORRIS   /s/ K. WARWICKER
                                            ------------------------------------
                                       Name:  C.A. Morris       K. Warwicker
                                       Title: Attorney          Attorney

                                       DEUTSCHE BANK AG LONDON, as
                                       Principal Paying Agent


                                       By:    /s/ C.A. MORRIS   /s/ SUZIE SMITH
                                            ------------------------------------
                                       Name:  C.A. Morris       Suzie Smith
                                       Title: Vice President    Vice President

                                                                       EXHIBIT A
                                                                TO THE INDENTURE


                      [FORM OF FACE OF INITIAL GLOBAL NOTE]

          THIS BEARER NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS INITIALLY ISSUED TO THE BOOK-ENTRY DEPOSITARY OR ITS CUSTODIAN PURSUANT TO THE DEPOSIT AGREEMENT REFERRED TO IN THE INDENTURE. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART.

          THIS NOTE OF MDP ACQUISITIONS PLC (THE "COMPANY") HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.

          THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (WITHOUT PREJUDICE TO THE BEARER NATURE HEREOF) (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) OR
(B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT,
(2) AGREES THAT IT WILL NOT, PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE U.S. SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE U.S. SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF

THE U.S. SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THAT AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE IS COMPLETED AND DELIVERED BY THE TRANSFEROR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE U.S. SECURITIES ACT.

                              MDP ACQUISITIONS PLC

                        15.5% Subordinated Note due 2013

                                                       Common Code No.: ________

                                                              ISIN No.: ________

[If Regulation S Security - CINS Number _________]

No.____

          MDP ACQUISITIONS PLC, a public limited company incorporated under the laws of Ireland and having its registered office at Arthur Cox Building, Earlsfort Center, Earlsfort Terrace, Dublin 2, Ireland (the "Company", which term includes any successor corporation), for value received promises to pay to the bearer hereof upon surrender hereof the principal sum indicated on Schedule A hereof, on October 1, 2013.

          Interest Payment Dates: January 1, April 1, July 1 and October 1, commencing January 1, 2003

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized Officers.

Dated:________________

                                       MDP ACQUISITIONS PLC


                                       By:
                                          ------------------------
                                       Name:
                                       Title:


                                       By:
                                          ------------------------
                                       Name:
                                       Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee


By:
      ---------------------
Name:
Title:


Dated:________________

                                [FORM OF REVERSE]

                              MDP ACQUISITIONS PLC

                        15.5% Subordinated Note due 2013

          1. INTEREST. MDP ACQUISITIONS PLC, a public limited company incorporated under the laws of Ireland and having its registered office at Arthur Cox Building, Earlsfort Center, Earlsfort Terrace, Dublin 2, Ireland (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on each of the Notes will be payable quarterly in arrears on January 1, April 1, July 1 and October 1, commencing on January 1, 2003. The Company will make each interest payment to the bearer thereof on the interest payment date. Rights of holders of beneficial interests to receive such payments will be subject to applicable procedures of the Book-Entry Depositary and DTC. Interest on the Notes will accrue at the rate of 15.5% per annum. Interest accruing on all Notes then outstanding will be payable in cash or in the form of Additional Notes, at the Company's option. Any payment of interest in the form of Additional Notes shall be deemed to be payment in full to the same extent as if it were paid in cash. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods), on any Additional Amounts, and on any Liquidated Damages, from time to time on demand at the rate borne by the Notes plus 1.5% per annum to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

          2. LIQUIDATED DAMAGES. Pursuant to a Registration Rights Agreement between the Company and the Initial Purchasers on behalf of Holders of the Initial Notes, the Company has agreed to use its reasonable best efforts to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 15.5% Subordinated Notes due 2013 (the "Exchange Notes"), which have then been registered under the Securities Act, in like principal amount and having substantially identical terms in all material respects as the Initial Notes. The Holders shall be entitled to receive payment of additional interest ("Liquidated Damages") in the event such exchange offer is not consummated and in certain other events, subject, in each case, to certain conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. Liquidated Damages which may be payable pursuant to the Registration Rights Agreement shall be payable in the same manner as set forth herein with respect to the stated interest. The provisions of the Registration Rights Agreement relating to such Liquidated Damages are incorporated herein by reference and made a part hereof as if set forth herein in full. The Company shall provide written notice to the Trustee of the accrual and amount of Liquidated Damages, if any, not less than ten (10) Business Days prior to each interest payment date. Absent such notice, the Trustee shall be conclusively entitled to presume that no Liquidated Damages have accrued and are owing.

          3. ADDITIONAL AMOUNTS. All payments made by the Company on the Notes (whether or not in the form of Definitive Notes) will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of (1) Luxembourg, the United States, Ireland or any political subdivision or governmental authority of any thereof or therein having power to tax, (2) any jurisdiction from or through which payment on the Notes is made, or any political subdivision or governmental authority thereof or therein having the power to tax or (3) any other jurisdiction in which the Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1), (2) and (3), a "Relevant Taxing Jurisdiction"), unless the withholding or deduction of Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction shall at any time be required from any payments made with respect to the Notes, including payments of principal, Redemption Price, interest, premium or Liquidated Damages, if any, the Payor will pay (together with such payments) such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of Notes or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments on the Notes in the absence of such withholding or deduction; PROVIDED, HOWEVER, that no such Additional Amounts will be payable with respect to:

     (1) any payments to a Holder or beneficial owner who is liable for such Taxes in respect of such Note by reason of the Holder's or beneficial owner's having any present or former connection with the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

     (2) any Taxes that are imposed or withheld where such withholding or imposition is by reason of the failure of the Holder or beneficial owner of the Note to comply with any reasonable and timely request by the Payor to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any certification, information or other reporting requirement relating to such matters, which is required or imposed by a statute, treaty, regulation, protocol, or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

     (3) except in the case of the winding up of the Payor, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Payor's actions, presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes been presented elsewhere);

     (4) any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

     (5) any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes;

     (6) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

     (7) a Tax imposed on a payment to an individual and required to be made pursuant to any European Union Directive (a "Directive") on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

     (8) a Tax imposed in connection with a Note presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Note to another paying agent in a member state of the European Union.

     Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (8) inclusive above.

     Upon request, the Company will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

          4. METHOD OF PAYMENT. The Company shall pay interest on the Notes to the bearer hereof. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay all principal and premium, if any, owing hereunder in Euros and all interest, Additional Amounts, if any, and Liquidated Damages, if any, owing hereunder in Euros or in the form of Additional Notes, at the Company's option. Immediately available funds or Additional Notes, as the case may be, for the payment of the principal of (and premium, if any), interest, Additional Amounts, if any, and Liquidated Damages, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds or Additional Notes, as the case may be, to the Holders on such respective dates. All amounts payable hereunder will be made available to the bearer hereof through one or more Paying Agents located outside Ireland.

          5. PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas will act as Paying Agent and Registrar and Deutsche Bank AG London will act as Principal Paying Agent. In the event that a Paying Agent or transfer agent is replaced, the Company will provide notice thereof as set forth in the Indenture. The Company may change any Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

          6. INDENTURE. The Company issued the Notes under a Euro Indenture, dated as of October 2, 2002 (the "Indenture"), among the Company, Deutsche Bank Trust Company Americas, as Trustee, Registrar and Paying Agent, Deutsche Bank Luxembourg S.A., as Paying Agent and transfer agent and Deutsche Bank AG London, as Principal Paying Agent and transfer agent. This Note is one of a duly authorized issue of Notes (as defined in the Indenture) of the Company designated as its 15.5% Subordinated Notes due 2013 (the "Initial Notes"). The Notes include the Initial Notes and the Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general obligations of the Company. The aggregate principal amount of Notes outstanding at any time under this Indenture may not exceed EURO 100,000,000, plus any Additional Notes issued in payment of interest, Additional Amounts, if any, and Liquidated Damages, if any. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          7. RANKING. The Notes will be general, unsecured subordinated obligations of the Company and will rank junior in right of payment to all existing and future Senior Debt of the Company.

          8. OPTIONAL REDEMPTION. On or after October 1, 2005, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, and Additional Amounts and Liquidated Damages, if any, thereon (each, a "Redemption Price") to the date fixed by the Company for redemption (a "Redemption Date") (subject to the right of Holders of record of Definitive Notes on the relevant Record Date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, due on the relevant interest payment date), if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

     YEAR                                                    REDEMPTION PRICE
     2005 ........................................................108.000%
     2006 ........................................................108.000%
     2007 ........................................................108.000%
     2008 ........................................................105.667%
     2009 ........................................................102.667%
     2010 and thereafter .........................................100.000%

          In the event that the Company effects an optional redemption of the Notes, the Company will inform the Luxembourg Stock Exchange of such optional redemption and confirm the aggregate principal amount of the Notes that will remain outstanding following such redemption.

          At least 30 days but not more than 60 days before a redemption date, the Company shall publish notice thereof in a leading newspaper having general circulation in New York (which is expected to be THE WALL STREET JOURNAL) (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT)).

          In addition, at any time prior to October 1, 2005, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net cash proceeds of one or more offerings of Capital Stock of the Company or a capital contribution to the Company's common equity made with the net cash proceeds of an offering of Capital Stock of the Company's direct or indirect parent (other than, in each case, net cash proceeds received in connection with receipt of the Equity Balance) at a redemption price of 115.5% of the principal amount thereof, plus accrued and unpaid interest, Additional Amounts and Liquidated Damages, if any (each a "Redemption Price"), to the date fixed by the Company for redemption (a "Redemption Date") (subject to the right of Holders of record of Definitive Notes on the relevant Record Date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, due on the relevant interest payment date); provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remain outstanding immediately after the occurrence of any such redemption (excluding Notes, as applicable, held by the Company and its Subsidiaries); and (2) the redemption must occur within 60 days of the date of the closing of such offering or the making of such capital contribution.

          9. SPECIAL TAX REDEMPTION. The Company may, at its option, redeem the Notes in whole, but not in part, at any time upon giving not less than 30 nor more than 60 days' notice to the Holders of the Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a "Tax Redemption Date") (subject to the right of holders of record of Definitive Notes on the relevant record date to receive interest due on the relevant interest payment date), all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, and Liquidated Damages thereon, if any (a "Redemption Price"), if a Payor determines that, as a result of (1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation or (2) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses
(1) and (2), a "Change in Tax Law"), the Payor is, or on the next interest payment date in respect of the Notes would be, required to pay more than DE MINIMIS Additional Amounts, and the Payor cannot avoid such obligation by taking reasonable measures available to it. In the case of the Company, the Change in Tax Law must become effective on or after the date of the Indenture. In the case of a Successor Company, the Change in Tax Law must become effective after the date that such entity first makes payment on the Notes. Notice of redemption for taxation reasons will be published in accordance with the procedures set forth in the Indenture. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment or withholding if a payment in respect of such Notes were then due. Prior to the publication or mailing of any notice of redemption of Notes pursuant to the foregoing, the Payor will deliver to the Trustee an opinion of an independent tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee will accept such opinion as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders of the Notes.

          10. NOTICE OF REDEMPTION. Notice of redemption will be given at least 30 days but not more than 60 days before the Redemption Date or Tax Redemption Date, as the case may be. Notices regarding the Notes will be published in a leading newspaper having a general circulation in New York (which is expected to be THE WALL STREET JOURNAL). And, so long as any of the Notes are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT) or, if in the opinion of the Trustee such publication is not practicable, in an English language newspaper having general circulation in Europe. All such notices in respect of Global Notes will be delivered to Euroclear and Clearstream, each of which will give notice of such notice to the holders of the Book-Entry Interests. Notes in denominations of EURO 1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to EURO 1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than EURO 1,000.

     Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest, Additional Amounts, if any, or Liquidated Damages, if any, and the only right of the Holders of such Notes will be to receive payment of the Redemption Price. Notices of redemption may not be conditional.

          11. CHANGE OF CONTROL OFFER. Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase all or any part (equal to EURO 1,000 in principal amount and integral multiples thereof) of the Notes on the Change of Control Payment Date at a purchase price in cash equal to the Change of Control Payment (subject to the right of Holders of record of Definitive Notes on the relevant Record Date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, on the relevant interest payment date). Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          12. LIMITATION ON DISPOSITION OF ASSETS. On the 366th day after an Asset Sale, if the aggregate amount of Excess Proceeds exceeds EURO 25.0 million, the Company will make an offer (an "Asset Sale Offer") to all Holders of Notes and all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages and Additional Amounts, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other PARI PASSU Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other PARI PASSU Indebtedness to be purchased on a PRO RATA basis based on the principal amount of such Notes and such other PARI

PASSU Indebtedness tendered. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          13. DENOMINATIONS; FORM. The Global Notes are in bearer global form, without coupons, in denominations of EURO 1,000 and integral multiples of EURO 1,000; provided, however, that Additional Notes issued in payment of interest, Additional Amounts, if any, and Liquidated Damages, if any, will be issued in denominations of EURO 1 and any integral multiple thereof.

          14. PERSONS DEEMED OWNERS. The bearer of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

          15. UNCLAIMED FUNDS. If funds for the payment of principal, interest, premium, Additional Amounts or Liquidated Damages remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

          16. LEGAL DEFEASANCE AND COVENANT DEFEASANCE. The Company may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture, in each case upon satisfaction of certain conditions specified in the Indenture.

          17. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

          18. RESTRICTIVE COVENANTS. The Indenture imposes certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, pay dividends or make other distributions or investments, repurchase its Capital Stock or make certain other Restricted Payments, enter into certain consolidations or mergers or enter into certain transactions with Affiliates and consummate certain mergers and consolidations or sales of all or substantially all assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          19. SUCCESSORS. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

          20. DEFAULTS AND REMEDIES. Subject to certain restrictions, if an Event of Default (other than an Event of Default specified in clause (7) of Section 6.1 of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest, Additional Amounts, if any, and Liquidated Damages, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

          21. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          22. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture herein or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          23. AUTHENTICATION. This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

          24. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

          25. CUSIP, ISIN AND COMMON CODE NUMBERS. The Company may cause CUSIP, ISIN and Common Code numbers to be printed on the Notes immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          26. GOVERNING LAW. THE INDENTURE AND THE NOTES, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

          The initial principal amount at maturity of this Note shall be EURO__________. The following decreases/increases in the principal amount at maturity of this Note have been made:

                                           Total Principal
                                           Amount at          Notation
             Decrease in    Increase in    Maturity           Made by
Date of      Principal      Principal      Following such     or on
Decrease/    Amount at      Amount at      Decrease/          Behalf of
Increase     Maturity       Maturity       Increase           Trustee
--------     --------       --------       --------           -------

-----------  -------------  -------------  -----------------  ------------

-----------  -------------  -------------  -----------------  ------------

-----------  -------------  -------------  -----------------  ------------

-----------  -------------  -------------  -----------------  ------------

-----------  -------------  -------------  -----------------  ------------

-----------  -------------  -------------  -----------------  ------------

-----------  -------------  -------------  -----------------  ------------

-----------  -------------  -------------  -----------------  ------------

-----------  -------------  -------------  -----------------  ------------

-----------  -------------  -------------  -----------------  ------------

-----------  -------------  -------------  -----------------  ------------

-----------  -------------  -------------  -----------------  ------------

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.19 of the Indenture, check the appropriate box:

Section 4.14 / / Section 4.19 / /

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.19 of the Indenture, state the amount: EURO

Date:
     -----------------------


Your Signature:
               -----------------------
(Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:
                     -----------------------------------
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B
                                                                TO THE INDENTURE

                    [FORM OF FACE OF INITIAL DEFINITIVE NOTE]

          THIS NOTE IS A DEFINITIVE NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

          THIS NOTE OF MDP ACQUISITIONS PLC (THE "COMPANY") HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.

          THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE U.S. SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE U.S. SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS
NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE

40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THAT AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE IS COMPLETED AND DELIVERED BY THE TRANSFEROR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE U.S. SECURITIES ACT.

                              MDP ACQUISITIONS PLC

                        15.5% Subordinated Note due 2013

                                                     Common Code No.: ________

                                                            ISIN No.: ________

[If Regulation S Security - CINS Number _________]

No._______                   EURO___________

          MDP ACQUISITIONS PLC, a public limited company incorporated under the laws of Ireland and having its registered office at Arthur Cox Building, Earlsfort Center, Earlsfort Terrace, Dublin 2, Ireland (the "Company", which term includes any successor corporation), for value received promises to pay [BT Globenet Nominees] or registered assigns upon surrender hereof the principal sum of __________ Euros (EURO _________), on October 1, 2013.

          Interest Payment Dates: January 1, April 1, July 1 and October 1, commencing January 1, 2003

          Record Dates: December 15, March 15, June 15 and September 15

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized Officers.

Dated:________________

                                       MDP ACQUISITIONS PLC


                                       By:
                                          ------------------------
                                       Name:
                                       Title:


                                       By:
                                          ------------------------
                                       Name:
                                       Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee


By:
      ---------------------
Name:
Title:


Dated:________________

                                [FORM OF REVERSE]


                              MDP ACQUISITIONS PLC

                        15.5% Subordinated Note due 2013

          1. INTEREST. MDP ACQUISITIONS PLC, a public limited company incorporated under the laws of Ireland and having its registered office at Arthur Cox Building, Earlsfort Center, Earlsfort Terrace, Dublin 2, Ireland (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on each of the Notes will be payable quarterly in arrears on January 1, April 1, July 1 and October 1, commencing on January 1, 2003. The Company will make each interest payment to the Holders of record on the immediately preceding December 15, March 15, June 15 and September 15. Rights of holders of beneficial interests to receive such payments will be subject to applicable procedures of the Book-Entry Depositary and DTC. Interest on the Notes will accrue at the rate of 15.5% per annum. Interest accruing on all Notes then outstanding will be payable in cash or in the form of Additional Notes, at the Company's option. Any payment of interest in the form of Additional Notes shall be deemed to be payment in full to the same extent as if it were paid in cash. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods), on any Additional Amounts, and on any Liquidated Damages, from time to time on demand at the rate borne by the Notes plus 1.5% per annum to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

          2. LIQUIDATED DAMAGES. Pursuant to a Registration Rights Agreement between the Company and the Initial Purchasers on behalf of Holders of the Initial Notes, the Company has agreed to use its reasonable best efforts to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 15.5% Subordinated Notes due 2013 (the "Exchange Notes"), which have then been registered under the Securities Act, in like principal amount and having substantially identical terms in all material respects as the Initial Notes. The Holders shall be entitled to receive payment of additional interest ("Liquidated Damages") in the event such exchange offer is not consummated and in certain other events, subject, in each case, to certain conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. Liquidated Damages which may be payable pursuant to the Registration Rights Agreement shall be payable in the same manner as set forth herein with respect to the stated interest. The provisions of the Registration Rights Agreement relating to such Liquidated Damages are incorporated herein by reference and made a part hereof as if set forth herein in full. The Company shall provide written notice to the Trustee of the accrual and amount of Liquidated Damages, if any, not less than ten (10) Business

Days prior to each interest payment date. Absent such notice, the Trustee shall be conclusively entitled to presume that no Liquidated Damages have accrued and are owing.

          3. ADDITIONAL AMOUNTS. All payments made by the Company on the Notes (whether or not in the form of Definitive Notes) will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of (1) Luxembourg, the United States, Ireland or any political subdivision or governmental authority of any thereof or therein having power to tax, (2) any jurisdiction from or through which payment on the Notes is made, or any political subdivision or governmental authority thereof or therein having the power to tax or (3) any other jurisdiction in which the Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1), (2) and (3), a "Relevant Taxing Jurisdiction"), unless the withholding or deduction of Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction shall at any time be required from any payments made with respect to the Notes, including payments of principal, Redemption Price, interest, premium or Liquidated Damages, if any, the Payor will pay (together with such payments) such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of Notes or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments on the Notes in the absence of such withholding or deduction; PROVIDED, HOWEVER, that no such Additional Amounts will be payable with respect to:

     (1) any payments to a Holder or beneficial owner who is liable for such Taxes in respect of such Note by reason of the Holder's or beneficial owner's having any present or former connection with the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

     (2) any Taxes that are imposed or withheld where such withholding or imposition is by reason of the failure of the Holder or beneficial owner of the Note to comply with any reasonable and timely request by the Payor to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any certification, information or other reporting requirement relating to such matters, which is required or imposed by a statute, treaty, regulation, protocol, or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

     (3) except in the case of the winding up of the Payor, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Payor's actions, presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes been presented elsewhere);

     (4) any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

     (5) any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes;

     (6) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

     (7) a Tax imposed on a payment to an individual and required to be made pursuant to any European Union Directive (a "Directive") on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

     (8) a Tax imposed in connection with a Note presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Note to another paying agent in a member state of the European Union.

          Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (8) inclusive above.

          Upon request, the Company will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

          4. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the interest payment date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay all principal and premium, if any, owing hereunder in Euros and all interest, Additional Amounts, if any, and Liquidated Damages, if any, owing hereunder in Euros or in the form of Additional Notes, at the Company's option. With respect to payments in Euros, if
(i) a Holder of at least EURO 1.0 million in aggregate principal amount of Notes has given wire transfer instructions to the Company and the Paying Agent in writing, (ii) the Paying Agent has received such written wire transfer instruction at least 15 days prior to the date of the relevant payment and (iii) for so long as the Notes are listed on the Luxembourg Stock Exchange, such holder has also provided such notice to the paying agent in Luxembourg, then the Company will pay all interest, premium, Liquidated Damages, if any, and Additional Amounts, if any, on that Holder's Notes in accordance with those instructions by wire transfer of same day funds to the Paying Agent who in turn will wire such funds to the Holder hereof or to such other Person as the Holder hereof may in writing to the Paying Agent direct. In all other cases, the Company may elect to make payments of interest, premium, Liquidated Damages, if any, and Additional Amounts, if any, on a Holder's Notes by check mailed to the Holders at their addresses set forth in the register of Holders. Payments on Notes will be made through the office or agency of the Paying Agent and Registrar for the Notes unless the Company elects to make interest payments by check as previously described. If payments are made through the Paying Agent, immediately available funds for the payment of the principal of (and premium, if any), interest, Additional Amounts, if any, and Liquidated Damages, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

          5. PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas and will act as Paying Agent and Registrar and Deutsche Bank AG London will act as Principal Paying Agent. In the event that a Paying Agent or transfer agent is replaced, the Company will provide notice thereof as set forth in the Indenture. The Company may change any Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

          6. INDENTURE. The Company issued the Notes under a Euro Indenture, dated as of October 2, 2002 (the "Indenture"), among the Company, Deutsche Bank Trust Company Americas, as Trustee, Registrar and Paying Agent, Deutsche Bank Luxembourg S.A., as Paying Agent and transfer agent and Deutsche Bank AG London, as Principal Paying Agent and transfer agent. This Note is one of a duly authorized issue of Notes (as defined in the Indenture) of the Company designated as its 15.5% Subordinate Notes due 2013 (the "Initial Notes"). The Notes include the Initial Notes and the Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general obligations of the Company. The aggregate principal amount of Notes outstanding at any time under this Indenture may not exceed EURO 100,000,000, plus any Additional Notes issued in payment of interest, Additional Amounts, if any, and Liquidated Damages, if any. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          7. RANKING. The Notes will be general, unsecured subordinated obligations of the Company and will rank junior in right of payment to all existing and future Senior Debt of the Company.

          8. OPTIONAL REDEMPTION. On or after October 1, 2005, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, and Additional Amounts and Liquidated Damages, if any, thereon (each, a "Redemption Price") to the date fixed by the Company for redemption (a "Redemption Date") (subject to the right of Holders of record of Definitive Notes on the relevant Record Date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, due on the relevant interest payment date), if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

     YEAR                                                     REDEMPTION PRICE
     2005 ........................................................108.000%
     2006 ........................................................108.000%
     2007 ........................................................108.000%
     2008 ........................................................105.667%
     2009 ........................................................102.667%
     2010 and thereafter .........................................100.000%

          In the event that the Company effects an optional redemption of the Notes, the Company will inform the Luxembourg Stock Exchange of such optional redemption and confirm the aggregate principal amount of the Notes that will remain outstanding following such redemption.

          At least 30 days but not more than 60 days before a redemption date, the Company shall publish notice thereof in a leading newspaper having general circulation in New York (which is expected to be THE WALL STREET JOURNAL) (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT)) and, in addition to such publication, mail such notice to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar.

          In addition, at any time prior to October 1, 2005, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net cash proceeds of one or more offerings of Capital Stock of the Company or a capital contribution to the Company's common equity made with the net cash proceeds of an offering of Capital Stock of the Company's direct or indirect parent (other than, in each case, net cash proceeds received in connection with receipt of the Equity Balance) at a redemption price of 115.5% of the principal amount thereof, plus accrued and unpaid interest, Additional Amounts and Liquidated Damages, if any (each a "Redemption Price"), to the date fixed by the Company for redemption (a "Redemption Date") (subject to the right of Holders of record of Definitive Notes on the relevant Record Date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, due on the relevant interest payment date); provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remain outstanding immediately after the occurrence of any such redemption (excluding Notes, as applicable, held by the Company and its Subsidiaries); and (2) the redemption must occur within 60 days of the date of the closing of such offering or the making of such capital contribution.

          9. SPECIAL TAX REDEMPTION. The Company may, at its option, redeem the Notes in whole, but not in part, at any time upon giving not less than 30 nor more than 60 days' notice to the Holders of the Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a "Tax Redemption Date") (subject to the right of holders of record of Definitive Notes on the relevant record date to receive interest due on the relevant interest payment date), all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, and Liquidated Damages thereon, if any (a "Redemption Price"), if a Payor determines that, as a result of (1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation or (2) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a "Change in Tax Law"), the Payor is, or on the next interest payment date in respect of the Notes would be, required to pay more than DE MINIMIS Additional Amounts, and the Payor cannot avoid such obligation by taking reasonable measures available to it. In the case of the Company, the Change in Tax Law must become effective on or after the date of the Indenture. In the case of a Successor Company, the Change in Tax Law must become effective after the date that such entity first makes payment on the Notes. Notice of redemption for taxation reasons will be published in accordance with the procedures set forth in the Indenture. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment or withholding if a payment in respect of such Notes were then due. Prior to the publication or mailing of any notice of redemption of Notes pursuant to the foregoing, the Payor will deliver to the Trustee an opinion of an independent tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee will accept such opinion as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders of the Notes.

          10. NOTICE OF REDEMPTION. Notice of redemption will be given at least 30 days but not more than 60 days before the Redemption Date or Tax Redemption Date, as the case may be. Notices regarding the Notes will be published in a leading newspaper having a general circulation in New York (which is expected to be THE WALL STREET JOURNAL). All notices to Holders of Notes will be validly given if mailed to them at their respective addresses in the register of the Holders of such Notes maintained by the Registrar. And, so long as any of the Notes are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT) or, if in the opinion of the Trustee such publication is not practicable, in an English language newspaper having general circulation in Europe. Notes in denominations of EURO 1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to EURO 1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than EURO 1,000.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest, Additional Amounts, if any, or Liquidated Damages, if any, and the only right of the Holders of such Notes will be to receive payment of the Redemption Price. Notices of redemption may not be conditional.

          11. CHANGE OF CONTROL OFFER. Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase all or any part (equal to EURO 1,000 in principal amount and integral multiples thereof) of the Notes on the Change of Control Payment Date at a purchase price in cash equal to the Change of Control Payment (subject to the right of Holders of record of Definitive Notes on the relevant Record Date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, on the relevant interest payment date).

Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          12. LIMITATION ON DISPOSITION OF ASSETS. On the 366th day after an Asset Sale, if the aggregate amount of Excess Proceeds exceeds EURO 25.0 million, the Company will make an offer (an "Asset Sale Offer") to all Holders of Notes and all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages and Additional Amounts, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other PARI PASSU Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other PARI PASSU Indebtedness to be purchased on a PRO RATA basis based on the principal amount of such Notes and such other PARI PASSU Indebtedness tendered. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          13. DENOMINATIONS; FORM. The Definitive Notes are in registered form, without coupons, in denominations of EURO 1,000 and integral multiples of EURO 1,000; provided, however, that Additional Notes issued in payment of interest, Additional Amounts, if any, and Liquidated Damages, if any, will be issued in denominations of EURO 1 and any integral multiple thereof.

          14. PERSONS DEEMED OWNERS. The registered Holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

          15. UNCLAIMED FUNDS. If funds for the payment of principal, interest, premium, Additional Amounts or Liquidated Damages remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

          16. LEGAL DEFEASANCE AND COVENANT DEFEASANCE. The Company may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture, in each case upon satisfaction of certain conditions specified in the Indenture.

          17. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

          18. RESTRICTIVE COVENANTS. The Indenture imposes certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, pay dividends or make other distributions or investments, repurchase its Capital Stock or make certain other Restricted Payments, enter into certain consolidations or mergers or enter into certain transactions with Affiliates and consummate certain mergers and consolidations or sales of all or substantially all assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          19. SUCCESSORS. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

          20. DEFAULTS AND REMEDIES. Subject to certain restrictions, if an Event of Default (other than an Event of Default specified in clause (7) of Section 6.1 of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest, Additional Amounts, if any, and Liquidated Damages, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

          21. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          22. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture herein or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          23. AUTHENTICATION. This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

          24. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

          25. CUSIP, ISIN AND COMMON CODE NUMBERS. The Company will cause CUSIP, ISIN and Common Code numbers to be printed on the Notes immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          26. GOVERNING LAW. THE INDENTURE AND THE NOTES, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                 ASSIGNMENT FORM

To assign this Note fill in the form below:

I or we assign and transfer this Note to


     (Print or type assignee's name, address and zip code)

     (Insert assignee's social security or tax I.D. No.)


and irrevocably appoint                  agent to transfer this Note on the
books of the Company. The agent may substitute another to act for him.


Date:             Your Signature:
     ------------                -------------------


--------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.19 of the Indenture, check the appropriate box:

Section 4.14 / / Section 4.19 / /

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.19 of the Indenture, state the amount: EURO

Date:_____________


Your Signature:
               ----------------------
(Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:
                     -------------------------------------
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT C
                                                                TO THE INDENTURE

                     [FORM OF FACE OF EXCHANGE GLOBAL NOTE]

           THIS BEARER NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE
        INDENTURE HEREINAFTER REFERRED TO AND IS INITIALLY ISSUED TO THE
         BOOK-ENTRY DEPOSITARY OR ITS CUSTODIAN PURSUANT TO THE DEPOSIT
        AGREEMENT REFERRED TO IN THE INDENTURE. TRANSFERS OF THIS GLOBAL
          NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART.


                              MDP ACQUISITIONS PLC

                        15.5% Subordinated Note due 2013

                                                      Common Code No.:_________

                                                             ISIN No.:_________

[If Regulation S Security - CINS Number _________]

No.___

          MDP ACQUISITIONS PLC, a public limited company incorporated under the laws of Ireland and having its registered office at Arthur Cox Building, Earlsfort Center, Earlsfort Terrace, Dublin 2, Ireland (the "Company", which term includes any successor corporation), for value received promises to pay to the bearer hereof upon surrender hereof the principal sum indicated on Schedule A hereof, on October 1, 2013.

          Interest Payment Dates: January 1, April 1, July 1 and October 1, commencing January 1, 2003

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized Officers.

Dated:________________
                                       MDP ACQUISITIONS PLC


                                       By:
                                          ------------------------
                                       Name:
                                       Title:


                                       By:
                                          ------------------------
                                       Name:
                                       Title:


This is one of the Notes referred to
in the within-mentioned Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee


By:
       --------------------
Name:
Title:


Dated:
      ---------------------

                                [FORM of REVERSE]

                              MDP Acquisitions plc

                        15.5% Subordinated Note due 2013

          1. INTEREST. MDP ACQUISITIONS PLC, a public limited company incorporated under the laws of Ireland and having its registered office at Arthur Cox Building, Earlsfort Center, Earlsfort Terrace, Dublin 2, Ireland (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on each of the Notes will be payable quarterly in arrears on January 1, April 1, July 1 and October 1, commencing on January 1, 2003. The Company will make each interest payment to the bearer thereof on the interest payment date. Rights of holders of beneficial interests to receive such payments will be subject to applicable procedures of the Book-Entry Depositary and DTC. Interest on the Notes will accrue at the rate of 15.5% per annum. Interest accruing on all Notes then outstanding will be payable in cash or in the form of Additional Notes, at the Company's option. Any payment of interest in the form of Additional Notes shall be deemed to be payment in full to the same extent as if it were paid in cash. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          The Company shall pay interest on overdue principal, overdue installments of interest (without regard to any applicable grace periods) and any Additional Amounts from time to time on demand at the rate borne by the Notes plus 1.5% per annum to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

          2. ADDITIONAL AMOUNTS. All payments made by the Company on the Notes (whether or not in the form of Definitive Notes) will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of (1) Luxembourg, the United States, Ireland or any political subdivision or governmental authority of any thereof or therein having power to tax, (2) any jurisdiction from or through which payment on the Notes is made, or any political subdivision or governmental authority thereof or therein having the power to tax or (3) any other jurisdiction in which the Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1), (2) and (3), a "Relevant Taxing Jurisdiction"), unless the withholding or deduction of Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction shall at any time be required from any payments made with respect to the Notes, including payments of principal, Redemption Price, interest or premium, if any, the Payor will pay (together with such payments) such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of Notes or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments on the

Notes in the absence of such withholding or deduction; PROVIDED, HOWEVER, that no such Additional Amounts will be payable with respect to:

     (1) any payments to a Holder or beneficial owner who is liable for such Taxes in respect of such Note by reason of the Holder's or beneficial owner's having any present or former connection with the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

     (2) any Taxes that are imposed or withheld where such withholding or imposition is by reason of the failure of the Holder or beneficial owner of the Note to comply with any reasonable and timely request by the Payor to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any certification, information or other reporting requirement relating to such matters, which is required or imposed by a statute, treaty, regulation, protocol, or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

     (3) except in the case of the winding up of the Payor, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Payor's actions, presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes been presented elsewhere);

     (4) any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

     (5) any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest on the Notes;

     (6) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

     (7) a Tax imposed on a payment to an individual and required to be made pursuant to any European Union Directive (a "Directive") on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

     (8) a Tax imposed in connection with a Note presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Note to another paying agent in a member state of the European Union.

          Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (8) inclusive above.

          Upon request, the Company will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

          3. METHOD OF PAYMENT. The Company shall pay interest on the Notes to the bearer hereof. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay all principal and premium, if any, owing hereunder in Euros and all interest, Additional Amounts, if any, and all Liquidated Damages, if any, owing hereunder in Euros or in the form of Additional Notes, at the Company's option. Immediately available funds or Additional Notes, as the case may be, for the payment of the principal of (and premium, if any), interest, and Additional Amounts, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds or Additional Notes, as the case may be, to the Holders on such respective dates. All amounts payable hereunder will be made available to the bearer hereof through one or more Paying Agents located outside Ireland.

          4. PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas will act as Paying Agent and Registrar and Deutsche Bank AG London will act as Principal Paying Agent. In the event that a Paying Agent or transfer agent is replaced, the Company will provide notice thereof as set forth in the Indenture. The Company may change any Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

          5. INDENTURE. The Company issued the Notes under a Euro Indenture, dated as of October 2, 2002 (the "Indenture"), among the Company, Deutsche Bank Trust Company Americas, as Trustee, Registrar and Paying Agent, Deutsche Bank Luxembourg S.A., as Paying Agent and transfer agent, and Deutsche Bank AG London, as Principal Paying Agent and transfer agent. This Note is one of a duly authorized issue of Exchange Notes of the Company designated as its 15.5% Subordinated Notes due 2013. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general obligations of the Company. The Notes are general obligations of the Company. The aggregate principal amount of Notes outstanding at any time under this Indenture may not exceed EURO 100,000,000, plus any Additional Notes issued in payment of interest, Additional Amounts, if any, and Liquidated Damages, if any. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          6. RANKING. The Notes will be general, unsecured subordinated obligations of the Company and will rank junior in right of payment to all existing and future Senior Debt of the Company.

          7. OPTIONAL REDEMPTION. On or after October 1, 2005, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, and Additional Amounts and Liquidated Damages, if any, thereon (each, a "Redemption Price") to the date fixed by the Company for redemption (a "Redemption Date") (subject to the right of Holders of record of Definitive Notes on the relevant Record Date to receive interest, and Additional Amounts, if any, due on the relevant interest payment date), if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

     YEAR                                                    REDEMPTION PRICE
     2005 ........................................................108.000%
     2006 ........................................................108.000%
     2007 ........................................................108.000%
     2008 ........................................................105.667%
     2009 ........................................................102.667%
     2010 and thereafter .........................................100.000%

          In the event that the Company effects an optional redemption of the Notes, the Company will inform the Luxembourg Stock Exchange of such optional redemption and confirm the aggregate principal amount of the Notes that will remain outstanding following such redemption.

          At least 30 days but not more than 60 days before a redemption date, the Company shall publish notice thereof in a leading newspaper having general circulation in New York (which is expected to be THE WALL STREET JOURNAL) (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT)).

          In addition, at any time prior to October 1, 2005, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net cash proceeds of one or more offerings of Capital Stock of the Company or a capital contribution to the Company's common equity made with the net cash proceeds of an offering of Capital Stock of the Company's direct or indirect parent (other than, in each case, net cash proceeds received in connection with receipt of the Equity Balance) at a redemption price of 115.5% of the principal amount thereof, plus accrued and unpaid interest, Additional Amounts and Liquidated Damages, if any (each a "Redemption Price"), to the date fixed by the Company for redemption (a "Redemption Date") (subject to the right of Holders of record of Definitive Notes on the relevant Record Date to receive interest, and Additional Amounts, if any, due on the relevant interest payment date); provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remain outstanding immediately after the occurrence of any such redemption (excluding Notes, as applicable, held by the Company and its Subsidiaries); and (2) the redemption must occur within 60 days of the date of the closing of such offering or the making of such capital contribution.

          8. SPECIAL TAX REDEMPTION. The Company may, at its option, redeem the Notes in whole, but not in part, at any time upon giving not less than 30 nor more than 60 days' notice to the Holders of the Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a "Tax Redemption Date") (subject to the right of holders of record of Definitive Notes on the relevant record date to receive interest due on the relevant interest payment date), all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (a "Redemption Price"), if a Payor determines that, as a result of (1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation or (2) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a "Change in Tax Law"), the Payor is, or on the next interest payment date in respect of the Notes would be, required to pay more than DE MINIMIS Additional Amounts, and the Payor cannot avoid such obligation by taking reasonable measures available to it. In the case of the Company, the Change in Tax Law must become effective on or after the date of the Indenture. In the case of a Successor Company, the Change in Tax Law must become effective after the date that such entity first makes payment on the Notes. Notice of redemption for taxation reasons will be published in accordance with the procedures set forth in the Indenture. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment or withholding if a payment in respect of such Notes were then due. Prior to the publication or mailing of any notice of redemption of Notes pursuant to the foregoing, the Payor will deliver to the Trustee an opinion of an independent tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee will accept such opinion as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders of the Notes.

          9. NOTICE OF REDEMPTION. Notice of redemption will be given at least 30 days but not more than 60 days before the Redemption Date or Tax Redemption Date, as the case may be. Notices regarding the Notes will be published in a leading newspaper having a general circulation in New York (which is expected to be THE WALL STREET JOURNAL). And, so long as any of the Notes are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT) or, if in the opinion of the Trustee such publication is not practicable, in an English language newspaper having general circulation in Europe. All such notices in respect of Global Notes will be delivered to Euroclear and Clearstream, each of which will give notice of such notice to the holders of the Book-Entry Interests. Notes in denominations of EURO 1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to EURO 1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than EURO 1,000.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest, Additional Amounts, if any, and the only right of the Holders of such Notes will be to receive payment of the Redemption Price. Notices of redemption may not be conditional.

          10. CHANGE OF CONTROL OFFER. Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase all or any part (equal to EURO 1,000 in principal amount and integral multiples thereof) of the Notes on the Change of Control Payment Date at a purchase price in cash equal to the Change of Control Payment (subject to the right of Holders of record of Definitive Notes on the relevant Record Date to receive interest, and Additional Amounts, if any, on the relevant interest payment date). Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          11. LIMITATION ON DISPOSITION OF ASSETS. On the 366th day after an Asset Sale, if the aggregate amount of Excess Proceeds exceeds EURO 25.0 million, the Company will make an offer (an "Asset Sale Offer") to all Holders of Notes and all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other PARI PASSU Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other PARI PASSU Indebtedness to be purchased on a PRO RATA basis based on the principal amount of such Notes and such other PARI PASSU Indebtedness tendered. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          12. DENOMINATIONS; FORM. The Global Notes are in bearer global form, without coupons, in denominations of EURO 1,000 and integral multiples of EURO 1,000; provided, however, that Additional Notes issued in payment of interest, Additional Amounts, if any, and Liquidated Damages, if any, will be issued in denominations of EURO 1 and any integral multiple thereof..

          13. PERSONS DEEMED OWNERS. The bearer of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

          14. UNCLAIMED FUNDS. If funds for the payment of principal, interest, premium or Additional Amounts remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

          15. LEGAL DEFEASANCE AND COVENANT DEFEASANCE. The Company may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture, in each case upon satisfaction of certain conditions specified in the Indenture.

          16. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

          17. RESTRICTIVE COVENANTS. The Indenture imposes certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, pay dividends or make other distributions or investments, repurchase Capital Stock or make certain other Restricted Payments, enter into certain consolidations or mergers or enter into certain transactions with Affiliates and consummate certain mergers and consolidations or sales of all or substantially all assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          18. SUCCESSORS. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

          19. DEFAULTS AND REMEDIES. Subject to certain restrictions, if an Event of Default (other than an Event of Default specified in clause (7) of Section 6.1 of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest and Additional Amounts, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

          20. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          21. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          22. AUTHENTICATION. This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

          23. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

          24. CUSIP, ISIN AND COMMON CODE NUMBERS. The Company will cause CUSIP, ISIN and Common Code numbers to be printed on the Notes immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          25. GOVERNING LAW. THE INDENTURE AND THE NOTES, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

          The initial principal amount at maturity of this Note shall be EURO __________. The following decreases/increases in the principal amount at maturity of this Note have been made:

                                                   Total Principal
                                                   Amount at           Notation
                 Decrease in      Increase in      Maturity            Made by
Date of          Principal        Principal        Following such      or on
Decrease/        Amount at        Amount at        Decrease/           Behalf of
Increase         Maturity         Maturity         Increase            Trustee
--------         --------         --------         --------            -------

--------------   --------------   --------------   -----------------   ---------

--------------   --------------   --------------   -----------------   ---------

--------------   --------------   --------------   -----------------   ---------

--------------   --------------   --------------   -----------------   ---------

--------------   --------------   --------------   -----------------   ---------

--------------   --------------   --------------   -----------------   ---------

--------------   --------------   --------------   -----------------   ---------

--------------   --------------   --------------   -----------------   ---------

--------------   --------------   --------------   -----------------   ---------

--------------   --------------   --------------   -----------------   ---------

--------------   --------------   --------------   -----------------   ---------

--------------   --------------   --------------   -----------------   ---------

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.19 of the Indenture, check the appropriate box:

Section 4.14 / / Section 4.19 / /

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.19 of the Indenture, state the amount: EURO

Date:_____________

Your Signature:
               ----------------------
(Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:
                     ---------------------------------------
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT D
                                                                TO THE INDENTURE

                   [FORM OF FACE OF EXCHANGE DEFINITIVE NOTE]


       THIS NOTE IS A DEFINITIVE NOTE WITHIN THE MEANING OF THE INDENTURE
                            HEREINAFTER REFERRED TO.

                              MDP ACQUISITIONS PLC

                        15.5% Subordinated Note due 2013

                                                       Common Code No.:_________

                                                              ISIN No.:_________

[If Regulation S Security - CINS Number _________]

No.____

          MDP ACQUISITIONS PLC, a public limited company incorporated under the laws of Ireland and having its registered office at Arthur Cox Building, Earlsfort Center, Earlsfort Terrace, Dublin 2, Ireland (the "Company", which term includes any successor corporation), for value received promises to pay [BT Globenet Nominees] or registered assigns upon surrender hereof the principal sum of _________ Euros (EURO _______), on October 1, 2013.

          Interest Payment Dates: January 1, April 1, July 1 and October 1, commencing January 1, 2003

          Record Dates: December 15, March 15, June 15 and September 15

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized Officers.

Dated:________________
                                       MDP ACQUISITIONS PLC


                                       By:
                                          ------------------------
                                       Name:
                                       Title:


                                       By:
                                          ------------------------
                                       Name:
                                       Title:


This is one of the Notes referred to
in the within-mentioned Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee


By:
      ---------------------
Name:
Title:


Dated:
      --------------------

                                [FORM OF REVERSE]

                              MDP ACQUISITIONS PLC

                        15.5% Subordinated Note due 2013

          1. INTEREST. MDP ACQUISITIONS PLC, a public limited company incorporated under the laws of Ireland and having its registered office at Arthur Cox Building, Earlsfort Center, Earlsfort Terrace, Dublin 2, Ireland (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on each of the Notes will be payable quarterly in arrears on January 1, April 1, July 1 and October 1, commencing on January 1, 2003. The Company will make each interest payment to the Holders of record on the immediately preceding December 15, March 15, June 15 and September 15. Rights of holders of beneficial interests to receive such payments will be subject to applicable procedures of the Book-Entry Depositary and DTC. Interest on the Notes will accrue at the rate of 15.5% per annum. Interest accruing on all Notes then outstanding will be payable in cash or in the form of Additional Notes, at the Company's option. Any payment of interest in the form of Additional Notes shall be deemed to be payment in full to the same extent as if it were paid in cash. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods), and on any Additional Amounts, from time to time on demand at the rate borne by the Notes plus 1.5% per annum to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

          2. ADDITIONAL AMOUNTS. All payments made by the Company on the Notes (whether or not in the form of Definitive Notes) will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of (1) Luxembourg, the United States, Ireland or any political subdivision or governmental authority of any thereof or therein having power to tax, (2) any jurisdiction from or through which payment on the Notes is made, or any political subdivision or governmental authority thereof or therein having the power to tax or (3) any other jurisdiction in which the Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1), (2) and (3), a "Relevant Taxing Jurisdiction"), unless the withholding or deduction of Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction shall at any time be required from any payments made with respect to the Notes, including payments of principal, Redemption Price, interest or premium, the Payor will pay (together with such payments) such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of Notes or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments on the

Notes in the absence of such withholding or deduction; PROVIDED, HOWEVER, that no such Additional Amounts will be payable with respect to:

     (1) any payments to a Holder or beneficial owner who is liable for such Taxes in respect of such Note by reason of the Holder's or beneficial owner's having any present or former connection with the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

     (2) any Taxes that are imposed or withheld where such withholding or imposition is by reason of the failure of the Holder or beneficial owner of the Note to comply with any reasonable and timely request by the Payor to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any certification, information or other reporting requirement relating to such matters, which is required or imposed by a statute, treaty, regulation, protocol, or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

     (3) except in the case of the winding up of the Payor, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Payor's actions, presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes been presented elsewhere);

     (4) any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

     (5) any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest on the Notes;

     (6) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

     (7) a Tax imposed on a payment to an individual and required to be made pursuant to any European Union Directive (a "Directive") on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

     (8) a Tax imposed in connection with a Note presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Note to another paying agent in a member state of the European Union.

          Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (8) inclusive above.

          Upon request, the Company will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

          3. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the interest payment date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay all principal and premium, if any, owing hereunder in Euros and all interest, Additional Amounts, if any, and Liquidated Damages, if any, owing hereunder in Euros or in the form of Additional Notes, at the Company's option. With respect to payments in Euros, if
(i) a Holder of at least EURO 1.0 million in aggregate principal amount of Notes has given wire transfer instructions to the Company and the Paying Agent in writing, (ii) the Paying Agent has received such written wire transfer instruction at least 15 days prior to the date of the relevant payment and (iii) for so long as the Notes are listed on the Luxembourg Stock Exchange, such holder has also provided such notice to the paying agent in Luxembourg, then the Company will pay all interest, premium if any, and Additional Amounts, if any, on that Holder's Notes in accordance with those instructions by wire transfer of same day funds to the Paying Agent who in turn will wire such funds to the Holder hereof or to such other Person as the Holder hereof may in writing to the Paying Agent direct. In all other cases, the Company may elect to make payments of interest, premium and Additional Amounts, if any, on a Holder's Notes by check mailed to the Holders at their addresses set forth in the register of Holders. Payments on Notes will be made through the office or agency of the Paying Agent and Registrar for the Notes unless the Company elects to make interest payments by check as previously described. If payments are made through the Paying Agent, immediately available funds for the payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

          4. PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas and will act as Paying Agent and Registrar and Deutsche Bank AG London will act as Principal Paying Agent. In the event that a Paying Agent or transfer agent is replaced, the Company will provide notice thereof as set forth in the Indenture. The Company may change any Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

          5. INDENTURE. The Company issued the Notes under a Euro Indenture, dated as of October 2, 2002 (the "Indenture"), among the Company, Deutsche Bank Trust Company Americas, as Trustee, Registrar and Paying Agent, Deutsche Bank Luxembourg S.A., as Paying Agent and transfer agent, and Deutsche Bank AG London, as Principal Paying Agent and transfer agent. This Note is one of a duly authorized issue of Exchange Notes of the Company designated as its 15.5% Subordinated Notes due 2013. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture

Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general obligations of the Company. The aggregate principal amount of Notes outstanding at any time under this Indenture may not exceed EURO 100,000,000. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          6. RANKING. The Notes will be general, unsecured subordinated obligations of the Company and will rank junior in right of payment to all existing and future Senior Debt of the Company.

          7. OPTIONAL REDEMPTION. On or after October 1, 2005, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, and Additional Amounts and Liquidated Damages, if any, thereon (each, a "Redemption Price") to the date fixed by the Company for redemption (a "Redemption Date") (subject to the right of Holders of record of Definitive Notes on the relevant Record Date to receive interest, and Additional Amounts, if any, due on the relevant interest payment date), if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

     YEAR                                                     REDEMPTION PRICE
     2005 ........................................................108.000%
     2006 ........................................................108.000%
     2007 ........................................................108.000%
     2008 ........................................................105.667%
     2009 ........................................................102.667%
     2010 and thereafter .........................................100.000%

          In the event that the Company effects an optional redemption of the Notes, the Company will inform the Luxembourg Stock Exchange of such optional redemption and confirm the aggregate principal amount of the Notes that will remain outstanding following such redemption.

          At least 30 days but not more than 60 days before a redemption date, the Company shall publish notice thereof in a leading newspaper having general circulation in New York (which is expected to be THE WALL STREET JOURNAL) (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT)) and, in addition to such publication, mail such notice to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar.

          In addition, at any time prior to October 1, 2005, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net cash proceeds of one or more offerings of Capital Stock of the Company or a capital contribution to the Company's common equity made with the net cash proceeds of an offering of Capital Stock of the Company's direct or indirect parent (other than, in each case, net cash proceeds received in connection with receipt of the Equity Balance) at a redemption price of 115.5% of the principal amount thereof, plus accrued and unpaid interest, Additional Amounts and Liquidated Damages, if any (each a "Redemption Price"), to the date fixed by the Company for redemption (a "Redemption Date") (subject to the right of Holders of record of Definitive Notes on the relevant Record Date to receive interest, and Additional Amounts, if any, due on the relevant interest payment date); provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remain outstanding immediately after the occurrence of any such redemption (excluding Notes, as applicable, held by the Company and its Subsidiaries); and (2) the redemption must occur within 60 days of the date of the closing of such offering or the making of such capital contribution.

          8. SPECIAL TAX REDEMPTION. The Company may, at its option, redeem the Notes in whole, but not in part, at any time upon giving not less than 30 nor more than 60 days' notice to the Holders of the Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a "Tax Redemption Date") (subject to the right of holders of record of Definitive Notes on the relevant record date to receive interest due on the relevant interest payment date), all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (a "Redemption Price"), if a Payor determines that, as a result of (1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation or (2) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a "Change in Tax Law"), the Payor is, or on the next interest payment date in respect of the Notes would be, required to pay more than DE MINIMIS Additional Amounts, and the Payor cannot avoid such obligation by taking reasonable measures available to it. In the case of the Company, the Change in Tax Law must become effective on or after the date of the Indenture. In the case of a Successor Company, the Change in Tax Law must become effective after the date that such entity first makes payment on the Notes. Notice of redemption for taxation reasons will be published in accordance with the procedures set forth in the Indenture. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment or withholding if a payment in respect of such Notes were then due. Prior to the publication or mailing of any notice of redemption of Notes pursuant to the foregoing, the Payor will deliver to the Trustee an opinion of an independent tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee will accept such opinion as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders of the Notes.

          9. NOTICE OF REDEMPTION. Notice of redemption will be given at least 30 days but not more than 60 days before the Redemption Date or Tax Redemption Date, as the case may be. Notices regarding the Notes will be published in a leading newspaper having a general circulation in New York (which is expected to be THE WALL STREET JOURNAL). All notices to Holders of Notes will be validly given if mailed to them at their respective addresses in the register of the Holders of such Notes maintained by the Registrar. And, so long as any of the Notes are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT) or, if in the opinion of the Trustee such publication is not practicable, in an English language newspaper having general circulation in Europe. Notes in denominations of EURO 1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to EURO 1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than EURO 1,000.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest, Additional Amounts, if any, and the only right of the Holders of such Notes will be to receive payment of the Redemption Price. Notices of redemption may not be conditional.

          10. CHANGE OF CONTROL OFFER. Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase all or any part (equal to EURO 1,000 in principal amount and integral multiples thereof) of the Notes on the Change of Control Payment Date at a purchase price in cash equal to the Change of Control Payment (subject to the right of Holders of record of Definitive Notes on the relevant Record Date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, on the relevant interest payment date). Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          11. LIMITATION ON DISPOSITION OF ASSETS. On the 366th day after an Asset Sale, if the aggregate amount of Excess Proceeds exceeds EURO 25.0 million, the Company will make an offer (an "Asset Sale Offer") to all Holders of Notes and all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other PARI PASSU Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other PARI PASSU Indebtedness to be purchased on a PRO RATA basis based on the principal amount of such Notes and such other PARI PASSU Indebtedness tendered. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          12. DENOMINATIONS; FORM. The Definitive Notes are in registered form, without coupons, in denominations of EURO 1,000 and integral multiples of EURO 1,000; provided, however, that Additional Notes issued in payment of interest, Additional Amounts, if any, and Liquidated Damages, if any, will be issued in denominations of EURO 1 and any integral multiple thereof.

          13. PERSONS DEEMED OWNERS. The registered Holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

          14. UNCLAIMED FUNDS. If funds for the payment of principal, interest, premium or Additional Amounts remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

          15. LEGAL DEFEASANCE AND COVENANT DEFEASANCE. The Company may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture, in each case upon satisfaction of certain conditions specified in the Indenture.

          16. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

          17. RESTRICTIVE COVENANTS. The Indenture imposes certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, pay dividends or make other distributions or investments, repurchase Capital Stock or make certain other Restricted Payments, enter into certain consolidations or mergers or enter into certain transactions with Affiliates and consummate certain mergers and consolidations or sales of all or substantially all assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          18. SUCCESSORS. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

          19. DEFAULTS AND REMEDIES. Subject to certain restrictions, if an Event of Default (other than an Event of Default specified in clause (7) of Section 6.1 of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest and Additional Amounts, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

          20. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          21. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture herein or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          22. AUTHENTICATION. This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

          23. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

          24. CUSIP, ISIN AND COMMON CODE NUMBERS. The Company will cause CUSIP, ISIN and Common Code numbers to be printed on the Notes immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          25. GOVERNING LAW. THE INDENTURE AND THE NOTES, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to


     (Print or type assignee's name, address and zip code)

     (Insert assignee's social security or tax I.D. No.)


and irrevocably appoint               agent to transfer this Note on the books
of the Company.  The agent may substitute another to act for him.


Date             Your Signature:
    ------------                ----------------------------


------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.19 of the Indenture, check the appropriate box:

Section 4.14 / / Section 4.19 / /

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.19 of the Indenture, state the amount: EURO

Date:
      -----------------


Your Signature:
                ------------------------------------------------
(Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:
                    -------------------------------------------
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT E
                                                                TO THE INDENTURE

                 FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM
                RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE
             (Transfers pursuant to Section 2.7(b) of the Indenture)

MDP Acquisitions plc
c/o Deutsche Bank AG London, as Book-Entry Depositary
Attention: Corporate Trust and Agency Services
Deutsche Bank AG London as Principal Paying Agent and Transfer Agent Winchester House
1 Great Winchester Street
London EC2N 2DB
England

     RE:  15.5% Subordinated Note due 2013 (the "Notes") of MDP Acquisitions plc

          Reference is hereby made to the Indenture dated as of October 2, 2002 (the "Indenture") among MDP Acquisitions plc, Deutsche Bank Trust Company Americas, as Trustee, Registrar and Paying Agent, Deutsche Bank Luxembourg S.A., as Paying Agent and transfer agent and Deutsche Bank AG London as Principal Paying Agent and transfer agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

          This letter relates to EURO _________ (being any integral multiple of EURO 1,000) principal amount of Notes which are evidenced by Rule 144A Global Notes (ISIN No. XS0155406308; Common Code No. 015540630) and held by you on behalf of the Common Depositary who in turn is holding an interest therein on behalf of the undersigned (the "Transferor"). The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the Rule 144A Global Note be transferred or exchanged for an interest in the Regulation S Global Note (ISIN No. XS0155406050; Common Code No. 015540605) in the form of an equal aggregate principal amount of Notes. If this is a partial transfer, a minimum amount of EURO 1,000 and any integral multiple of EURO 1,000 in excess thereof of the Rule 144A Global Note will remain outstanding.

          In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the Securities Act, and accordingly the Transferor further certifies that:

     (A)  (1) the offer of the Notes was not made to a person in the United
          States;

          (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was prearranged with a buyer in the United States,

          (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     OR

     (B) such transfer is being made in accordance with Rule 144 under the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:________________

                                       [Name of Transferor]


                                       By:
                                          ------------------------
                                       Name:
                                       Title:
                                       Telephone No.:


Please print name and address (including zip code number)
                                                          ---------------------

                                                          ---------------------

                                                          ---------------------

                                                                       EXHIBIT F
                                                                TO THE INDENTURE

                 FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM
                REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE
             (Transfers pursuant to Section 2.7(c) of the Indenture)


MDP Acquisitions plc
c/o Deutsche Bank AG London, as Book-Entry Depositary
Attention: Corporate Trust and Agency Services
Deutsche Bank AG London as Principal Paying Agent and Transfer Agent Winchester House
1 Great Winchester Street
London EC2N 2DB
England

     RE:  15.5% Subordinated Note due 2013 (the "Notes") of MDP Acquisitions plc

          Reference is hereby made to the Indenture dated as of October 2, 2002 (the "Indenture") among MDP Acquisitions plc, Deutsche Bank Trust Company Americas, as Trustee, Registrar and Paying Agent, Deutsche Bank Luxembourg S.A., as Paying Agent and transfer agent and Deutsche Bank AG London as Principal Paying Agent and transfer agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

          This letter relates to EURO _________ (being any integral multiple of EURO 1,000) principal amount of Notes which are evidenced by Regulation S Global Notes (ISIN No. XS0155406050; Common Code No. 015540605) and held by you on behalf of the Common Depositary who in turn is holding an interest therein on behalf of the undersigned (the "Transferor"). The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the Regulation S Global Note be transferred or exchanged for an interest in the Rule 144A Global Note (ISIN No. XS0155406308; Common Code No. 015540630) in the form of an equal aggregate principal amount of Notes. If this is a partial transfer, a minimum amount of EURO 1,000 and any integral multiple of EURO 1,000 in excess thereof of the Regulation S Global Note will remain outstanding.

          In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act to a transferee that the Transfer or reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:________________

                                       [Name of Transferor]


                                       By:
                                          ------------------------
                                       Name:
                                       Title:
                                       Telephone No.:


Please print name and address (including zip code number)
                                                          --------------------

                                                          --------------------

                                                          --------------------